An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

MXY HOLDINGS INC.

3355 E. Spring Street, Suite 300, Long Beach, CA 90806

562-912-4430

82-3892239

www.enjoymoxie.com

UP TO 75,000,000 SHARES OF VOTING COMMON STOCK

We are offering up to $75,000,000 in shares of voting Common Stock.  There is no minimum number of shares that must be sold in this offering and the Company will have immediate access to the net proceeds from the sale of any shares sold in this offering.

	Price to Public	Discounts and Commissions (1)	Proceeds to Issuer (2)
Per Share	$$1.00	$0.01	$0.99
Total Maximum	$$75,000,000	$750,000	$74,250,000

_______________________

(1)

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution” at 85 for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer. These one-time fees are included in offering expenses estimate at Note 2 below.

(2)

Does not reflect deduction of expenses of the Offering. The Company estimates that it will incur up to approximately $175,000 in offering expenses. This total does not include the Dalmore Group commission described above. All offering expenses will be paid by the Company. See “Estimated Use of Proceeds” at 48.

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This is an initial public offering of shares of our voting common stock (the “Common Stock” or “Shares”). We are offering on a best efforts basis up to 75,000,000 Shares (the “Offered Shares”), at a purchase price of $1.00 per Share, with a minimum investment amount of 420 shares (the “Minimum Investment Amount”).

This offering is being made pursuant to Tier 2 of Regulation A (Regulation A+), following the disclosure format of Form S-1. The Company intends to subsequently file a Form 8-A in order to register the Company’s Common Stock with the United States Securities and Exchange Commission (the “SEC”) and, following the conclusion of this offering, may seek to trade the common stock publicly on the OTCQX over-the-counter exchange operated by the OTC Market Group, Inc.

We expect to commence the Offering on or within two (2) calendar days after the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC.  The Offering will terminate on the earlier of (i) the date on which all of the Shares offered have been issued or (ii) the close of business on the date one (1) year from the date the Offering Statement is qualified by the SEC, unless sooner terminated by the Company (collectively, the “Termination Date”).

As the Company receives and accepts subscriptions for the Offered Shares, the Company will close on such accepted subscriptions (the “Initial Closing”) and, until the Termination Date, may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the maximum number of Offered Shares. Until the Initial Closing, the proceeds for the offering will be kept in an escrow account described below.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THE OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO VISIT TO WWW.INVESTOR.GOV.

THE SHARES ARE SPECULATIVE SECURITIES. INVESTING IN THEM INVOLVES SIGNIFICANT RISKS. YOU SHOULD INVEST IN THEM ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 9.

This Offering Circular is following the Regulation A disclosure format of S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of Shares. Neither the delivery of this Offering Circular, nor any sale or delivery of Shares shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, (i) references to “we,” “us,” “our,” “Company,” and “MXY” refer to MXY Holdings Inc., and (ii) references to “investor” or “you” refer to a purchaser or recipient of the Shares pursuant to the Offering.

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STATEMENTS REGARDING FORWARD LOOKING INFORMATION

We make statements in this Offering Circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this Offering Circular or in the information incorporated by reference into this Offering Circular.

The forward-looking statements included in this Offering Circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements.

Summary of Key Risk Factors

Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to the following.  See “Risk Factors” beginning on page 9 for important additional information.

●

The Company is not profitable. Our independent registered public accounting firm has issued an unqualified opinion that contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.  If we are unable to raise sufficient capital or renegotiate terms with lenders, you could lose your investment.

●

The Company has outstanding convertible debentures in the aggregate principal amount of $35,609,000 under the May 2019 Debt Facility (as herein defined) and is currently a defendant in a legal proceeding in connection with such debentures. The Company owns 29.2% of the entity holding the debentures.

●	Cannabis currently remains illegal under Federal law and the prospect of becoming Federally legal is speculative notwithstanding the change in administration.
●	Enforcement of existing federal or state regulations concerning the cannabis industry or adoption of new regulations that could have a material adverse effect on our business.
●	The Company’s performance also will depend on our ability to execute our business plan in a competitive emerging marketplace and heavily regulated industry.
●	If the Company loses or is unable to attract key personnel, our business may materially suffer.
●	Investors will not have material influence over the business and affairs of the Company.
●	The Company has issued preferred stock which has liquidation preferences that are senior to the Common Stock. The Company has no plans to declare a dividend on the Common Stock.
●	The Common Stock is illiquid. There is currently no market for the Shares, and one may not develop.
●	Other risks and uncertainties referred to under “Risk Factors.”

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Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update our forward-looking statements beyond the date of this Offering Circular.

OVERVIEW

This overview highlights material information regarding our business and the Offering. Because it is a summary, it may not contain all of the information that is important to you. To understand the Offering fully, you should read the entire Offering Circular carefully, including the “Risk Factors” section before making a decision to invest in our Shares.

Issuer

MXY Holdings Inc., a Delaware corporation

The Company cultivates and processes cannabis and produces cannabis flower, concentrates, vape cartridges, edibles and related products across multiple markets, including California, Missouri, and Utah through owned licenses and agreements with third-party license holders.  Its products are distributed in more than 250 dispensaries across the United States.

The Company operates (and has operated during its history) through numerous subsidiaries which are and have been consolidated for accounting purposes, including, but not limited to: Anacapa CA, LLC; Anacapa NV, LLC; Pure CA, LLC; Sapphire Enterprises; PurePenn LLC; Pioneer Leasing Company LLC; Seven Ten Holdings, LLC; Pure UT, LLC; Pure UT Processing, LLC; Anacapa MO, LLC.  Except where expressly indicated, the use of “Company” herein shall include MXY Holdings Inc. and all such current consolidated subsidiaries.

Securities Offered	MXY Voting Common Stock (the “Shares”)

Offering Amount	75,000,000 Shares $75,000,000 Maximum Offering No Minimum Offering

Price per Share	$1.00

Offering Type	Regulation A, Tier 2 (See “Plan of Distribution” on page 85)

Minimum Investment	420 Shares ($420), which Minimum Investment amount may be waived at the discretion of the Company.

Closings

After Qualification of this Offering Statement by the SEC, we will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. We will hold additional closings until the Termination Date. There is no escrow or aggregate minimum requirement for the Offering. Subject to applicable securities laws, we will begin applying the proceeds from the Offering towards our business strategy as more specifically set forth in this Offering Circular upon each closing.  Subscriptions may be revoked until the Offering Statement is qualified by the SEC and the subscription has been accepted by the Company.

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Limitations on Your Investment Amount

Non-Accredited Investors

Generally, no sale may be made to you in the Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d) (2)(i)(C) of Regulation A, which states:

“In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1)	Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or
(2)	Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.”

Accredited Investors

There is no limit to the amount of investment made by accredited investors. To be an accredited investor, an investor must meet one of the following:
(1)

An individual who had income in excess of $200,000 in each of the two most recent years (or joint income with his or her spouse or spousal equivalent in excess of $300,000 in each of those years) and has a reasonable expectation of reaching the same income level in the coming year;

(2)	An individual who has a net worth (or joint net worth with his or her spouse) in excess of $1,000,000 (excluding the value of such individual’s primary residence);
(3)

An individual who possesses certain professional certifications, designations or credentials or other credentials issued by an accredited educational institution, which the Securities Exchange Commission has designated as qualifying credentials, including Series 7, Series 65, and Series 82 licenses.

(4)	An individual retirement account (“IRA”) or revocable trust and the individual who established the IRA or each grantor of the trust is an accredited investor based on (1) or (2) above;
(5)

A self-directed pension plan and the participant who directed that assets of his or her account be invested in the Company is an accredited investor on the basis of (1) or (2) above and such participant is the only participant whose account is being invested in the Company;

(6)	A pension plan which is not a self-directed plan and which has total assets in excess of $5,000,000;
(7)

An irrevocable trust which consists of a single trust (i) with total assets in excess of $5,000,000, (ii) which was not formed for the specific purpose of investing in the Company and (iii) whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risk of the prospective investment;

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(8)

A corporation, partnership, a Massachusetts or similar business trust, or limited liability company that was not formed for the specific purpose of acquiring an interest in the Company, with total assets in excess of $5,000,000;

(9)	An entity in which all of the equity owners are accredited investors.
(10)

Any “family office” as defined under the Investment Advisers Act of 1940 (i) with assets under management in excess of $5,000,000 (ii) that was not formed for the specific purpose of investing in the Company and (iii) whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risk of the prospective investment, and any “family client” (as defined under the Investment Advisors Act) thereof; or

(11)

Any entity, including Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that own “investments,” as defined under the Investment Company Act, in excess of $5 million and that was not formed for the specific purpose of investing in the Company.

For general information on investing, we encourage you to visit www.investor.gov.

Offering Proceeds

The Company will incur certain expenses in connection with this Offering. The term “net proceeds” refers to proceeds available to the Company after paying such Offering expenses. See “Estimated Use of Proceeds” at 48 for details on the Company’s expected use of net proceeds.

Transferability

The Shares are not restricted stock and may be transferred or sold without a holding period, subject to any restrictions imposed by applicable securities laws or regulations and the terms of the Subscription Agreement, which provide for a lock up period on the occurrence of certain events.

Capitalization

The Company’s capitalization under its Certificate of Incorporation consists of 300,000,000 shares of its capital stock.  Of the authorized shares, 293,142,999 are shares of common stock (the “Common Stock”), and 6,857,001 are shares of preferred stock (the “Preferred Stock”).  Of the authorized shares of Preferred Stock, (i) 3,550,000 shares are designated “Series A Preferred Stock”; (ii) 1,425,000 shares are designated “Series B Preferred Stock”; (iii) 884,642 shares are designated “Series C-1 Preferred Stock”; (iv) 345,242 shares are designated “Series C Preferred Stock”; (v) 440,846 shares are designated “Series P-1 Stock”; and (vi) 211,271 shares are designated “Series P-2 Stock”. Prior to the Offering, and as of December 31, 2021, the issued and outstanding capital stock of the Company consisted of (a) 166,012,988 shares of Common Stock; (b) 3,550,000 shares of Series A Preferred Stock; (c) 1,425,000 shares of Series B Preferred Stock; (d) 884,642 shares of Series C-1 Preferred Stock; (e) 345,242 shares of Series C Preferred Stock; (f) 440,846 shares of Series P-1 Stock; and (g) 211,271 shares of Series P-2 Stock. Each share of Preferred Stock is convertible, at the election of the holder, into shares of voting Common Stock, as provided in the Certificate of Incorporation. In addition, as of December 31, 2021, there are options outstanding representing the right to purchase an aggregate of 15,630,575 shares of Common Stock.

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Voting Rights

The Common Stock is voting stock, and the holders of Common Stock shall be entitled to receive notice of and attend meetings of the stockholders, and to cast votes on matters coming before a vote of the stockholders. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder. Each holder of Preferred Stock is entitled to one vote for each share of Preferred Stock held by such holder, subject to the terms of a stockholders’ agreement (the “Stockholders’ Agreement”).

Board of Directors

The Board of Directors of the Corporation (the “Board”) presently consists of two (2) directors.  Pursuant to the Stockholders’ Agreement, both directors are elected by the holders of a majority of the Series A Preferred Stock, voting as a separate class. Board actions are required to be approved by a majority of the Board.  However, pursuant to the Stockholders’ Agreement, in addition to such majority approval, certain board actions specified therein may not be authorized without the approval of a majority of the Series C Preferred Stockholders.

Stockholders’ Agreement

In addition to the rights described above with respect to the Board, pursuant to the Stockholders’ Agreement, (i) the Corporation has granted certain stockholders certain demand and piggyback registration rights; (ii) the Corporation first, and such stockholders second, will have a right of first refusal to acquire the stock of any other stockholder party to the Stockholders’ Agreement if such stockholder desires to sell or transfer any portion of their stock; (iii) such stockholders have certain pre-emptive rights with respect to additional issuances of the Corporation’s capital stock; and (iv) certain stockholders have the right to receive consolidated financial reports of the Corporation.

Drag Along

The Shares sold in this Offering are subject to a drag-along right as provided in our Certificate of Incorporation. The drag-along right may be exercised if a sale is approved by the Board of Directors and the holders of a majority of the issued and outstanding Series A Preferred Stock.

Risk Factors

Our Shares are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” at 9 for a discussion of factors you should carefully consider before deciding whether to invest.

Offering Termination

The Offering will terminate on the first of: (i) the date on which all of the Shares offered are sold; or (ii) the close of business one (1) year after the date that this Offering Circular is deemed qualified by the SEC, unless sooner terminated by the Company (collectively, the “Termination Date”).

How to Subscribe

To subscribe to purchase Shares, complete and execute the Subscription Agreement accompanying this Offering Circular and deliver it to MXY Holdings before the Termination Date, together with full payment. Your payment will be held by our escrow agent, and your subscription may be revoked, until the Offering Statement is qualified by the SEC.

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RISK FACTORS

Prospective investors should carefully consider the risks and uncertainties described below and the other information in this Memorandum before deciding whether to invest in the Shares the Company is offering.  The risks described below are not the only ones the Company will face.  Additional risks not presently known to the Company or that the Company currently deems immaterial may also impair the financial performance and business operations of the Company.  If any of these risks actually occur, the business and financial condition or results of operation of the Company may be adversely affected in a material manner.

AN INVESTMENT IN THE SHARES IS SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS WHO ARE ABLE TO ASSUME THE RISK OF LOSING THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS OF SHARES SHOULD CAREFULLY READ THE ENTIRE MEMORANDUM. BECAUSE THE COMPANY HAS LIMITED SIGNIFICANT OPERATING HISTORY, PAST RESULTS ARE NO GUARANTEE OF FUTURE PERFORMANCE AND THE BUSINESS PLAN INVOLVES SUBSTANTIAL RISKS, AN INVESTMENT IN THE SHARES SHOULD BE MADE ONLY AFTER CONSULTING WITH INDEPENDENT QUALIFIED SOURCES OF INVESTMENT AND TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS, AMONG OTHERS, BEFORE PURCHASING THE SHARES.

I. Risks Related to the Company

Limited Substantial Operating History

The Company’s predecessor was formed as a limited liability company on January 2, 2018 and began development of its business plan. The Company converted to a corporation on November 30, 2021. The Company has limited revenue history and those historical results are not a guarantee of future performance. Further, most of the products that the Company sells or intends to sell are based upon cannabis-related products, and may be subject to further development by the Company and approval and oversight of state and federal governmental regulators. Investors are encouraged to review the Company’s records and plans and to have discussions with management and employees, and to engage their own professional advisors to evaluate the Company, its plans, and prospects.

Convertible Notes and Derivative Affiliate Lawsuit

The Company issued convertible notes in a principal amount of $35,934,000 on or about May 17, 2019 with an interest rate 8.0% per annum and a maturity date of May 17, 2021 (“May 2019 Debt Facility”, and such instruments, the “May 2019 Notes”) to a related entity lender, MXY D, Inc., which in turn issued its shares to non-U.S. individuals in exchange for cash payments that constituted the loan to the Company. The May 2019 Notes provide for repayment or conversion into shares of the Company’s Common Stock upon the occurrence of certain events, which would in turn be distributed to the shareholders of MXY D, Inc. The Company initially defaulted on the May 2019 notes after being unable to successfully negotiate an extension with certain of the shareholders of MXY D, Inc.; however, on November 29, 2021, MXY D, Inc. agreed to waive the default and extend the maturity date to May 17, 2023 in exchange for an increased interest rate of 10.0% per annum. On July 19, 2021, certain of the shareholders of MXY D, Inc., representing an aggregate of 56% of the capital invested in the May 2019 Debt Facility (collectively, the “Moving MXY D Shareholders”) filed a complaint in the Superior Court of the State of California, County of Los Angeles, South District against the Company, directors Jordan Lams and Kevin Marrone, and MXY D as a nominal defendant, alleging direct claims and derivative claims on behalf of MXY D for breach of contract, breach of fiduciary duty, intentional interference with contractual relations, and intentional interference with prospective economic advantage, all in relation to the May 2019 Notes (the “California Action”) As of the date of this Offering Circular, the court granted the Company’s motion to compel arbitration and the California Action is stayed pending arbitration (see “Legal Matters” at 83). The Company has reached settlements with non-suing shareholders of MXY D, Inc. indirectly representing 29.2% of the principal amount of the May 2019 Notes, whereby the Company agreed to provide the shareholders with a pro rata portion of the Company’s interest in Trulieve Cannabis Corp., a publicly traded company (“Trulieve”), including any earn-out payments due to the Company and its corporate affiliates acquired as a result of the Company’s sale of its minority equity interest in subsidiaries PurePenn LLC and Pioneer Leasing Company to Trulieve in November 2020 (see “History and Material Transactions” at 53).  The Company is currently in negotiations with some of the other shareholders of MXY D, Inc. attempting to reach a similar arrangement. Each such successful arrangement with the shareholders of MXY D, Inc. reduces the Company’s equity holdings in Trulieve, which is a valuable asset of the Company.  If the Company is unable to prevail in the California Action or reach a satisfactory settlement with the shareholders of MXY D, Inc., the claim could have a material adverse impact on investors. In addition, the Company may need to use a substantial portion of the proceeds of the Offering to pay such settlement or other related costs associated with the May 2019 Notes and California Action (provided, however, that as of the date of this Offering Circular, the Company has reached its retention amount with respect to its insurance policy and this litigation), and the California Action may result in negative press and other adverse effects to the Company, which could impact investors’ returns.

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Governmental Approvals and Licensing Requirements

Currently, the Company has cannabis licenses/permits from several states, including permits allowing the Company to grow, process, sell, and deliver cannabis products.  While the Company intends for its business to be conducted only within states pursuant to applicable licenses, registration and/or permits, certain non-cannabis products from outside those states may be purchased by the Company which could implicate federal regulation and, depending upon the positions taken by federal authorities, could have a negative impact on the Company’s business. Only by securing additional registrations, licenses and permits, as well as obtaining the requisite zoning, building and construction permits will the Company be in a position to conduct its business as contemplated. There are significant risks associated with an investment in the Company and investors should understand and be able to bear those risks.

As for any license, permit or registration received from a state to grow, process and dispense cannabis products/medicines, such licenses, permits or registrations expire after a certain period of time.  The Company will have to renew or reapply for such license, permit or registration pursuant to the applicable laws in each state. The Company’s current expectation is that renewals will be granted upon payment of applicable fees if the business is in compliance with the applicable rules and regulations.  However, there is no guarantee that any such license or registration will be renewed.

Lynwood Facility Mortgage

On November 15, 2021, the Company’s subsidiary, 2990 MLK Jr. LLC, took out a three-year term loan in the amount of $3,000,000 at an interest rate of 9.99% (the “Lynwood Mortgage”). The Lynwood Mortgage is secured by the real property underlying the Lynwood Facility and guaranteed by the Company. The Company obtained the Lynwood Mortgage as a source of capital to improve cash flow and anticipates that the Company will be able to repay the loan on or prior to the maturity date. However, if for some reason the Company is unable to repay the Lynwood Mortgage, the Lynwood Facility could be seized by the lender, which would have a detrimental impact on the Company’s ability to produce revenue-generating products, and by extension, the Company’s profitability.

Failure to Obtain or Maintain Licenses, Permits and Registrations Would Adversely Affect the Company

As a participant in the heavily-regulated cannabis industry, the Company is regulated by various state and local governmental authorities in the states in which it operates. The applicable state regulations have strict requirements for dispensary, processing and cultivation activities which mandate where within the applicable state that such activities shall be carried out. The Company is required to have obtained required cannabis licenses/permits in the states in which it operates. The Company’s failure to comply with requirements associated with its current licenses/permits could cause a regulatory body to take disciplinary, corrective or punitive measures in the form of warnings, sanctions, withdrawal of approvals, denial of renewal requests, permit/license revocation and/or restrictions of operations. If the Company does not meet the requirements of license, permit and registration requirements in other states, the Company may not be granted such licenses, permits and registrations in additional states. The Company’s projections and future profitability rely on the Company’s ability to continue to receive the regulatory approvals required to open new cultivation, processing and/or dispensary facilities.  Such actions taken with respect to current licenses, permits and registrations and/or failure to obtain additional licenses and registrations could adversely affect the Company’s business and future profitability. The Company cannot assure that it will be able to obtain and/or maintain such licenses and registrations necessary for the operation of its business.

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Lack of Profit and Uncertain Profit Outlook

Currently, the Company’s prospective patients and customers have limited ways to evaluate the products the Company intends to offer. The products have only recently been available in the states in which the Company operates, and the Company faces many uncertainties including, without limitation, the following:

•	The total number of qualifying customers within any state is unknown;
•	The number of states that will approve recreational and/or medical marijuana use and the timing of such approval is unpredictable;
•	The prospect of cannabis reform on the Federal level is uncertain notwithstanding the possibility that the Biden Administration may be more receptive to do so;
•	There has been limited experience in growing cannabis in the states in which the Company operates;
•	There has been limited experience in producing cannabis products in the states in which the Company operates;
•	The product yields may be lower than expected;
•	Acceptance of the products by customers may be slow;
•	Wholesale and retail pricing models developed in one state may be inapplicable to the Company’s business in another state;
•	There is an absence of comprehensive market and customer usage data upon which to base the Company’s business and operational plans;
•	The Company may experience difficulty in constructing and opening facilities;
•	Federal 280E tax implications may adversely impact the Company’s cash position;
•	The customer demand assumptions used by the Company in developing its projections may prove to be incorrect and actual customer demand is not indicative of future demand, which, in addition to other problems, can result in over-production of raw materials or any or all of the Company’s finished products and which the Company may eventually have to sell at a significant discount or loss, or destroy;
•	The Company may experience crop failures or lower than projected yields in the production of cannabis;
•	The Company may experience organic supply or wholesale supply constraints and be unable to maintain adequate product supply to third party dispensaries; and
•	Products that the Company sells may be subject to recall and the substantial costs that may be associated with such a recall.

Given these and other factors, the Company cannot predict with certainty its short or long-term performance, profitability, and net cash position. In addition, even if the Company achieves profitability, given these many factors, the Company may not be able to maintain profitability in the future. The Company’s prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered in this context.

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Cash Needs

The Company’s business plan is based on several critical assumptions including the current number and growth in number of certified patients in those markets where only medical cannabis is allowed, the growth in number of customers in adult-use markets, the Company’s respective market share, and the average spend per month per patient or customer, all of which may not be reflective of actual results. The Company has hired employees and engaged contractors and is incurring recurring expenses, and plans to increase staffing and expense levels in anticipation of continued growth and expansion.  In the event that revenues grow more slowly than projected, the Company will need to dramatically reduce costs and raise additional cash, or face potentially running out of cash to operate its business. If the Company is unable to satisfy its cash needs, it could have a serious adverse effect on the Company’s ability to survive. The Company may also evaluate other opportunities to expand or to acquire by merger or otherwise other appropriately licensed companies in this industry. Any such expansions or acquisitions may affect the cash position of the Company and create needs for future capital.

Security Risks.

The business premises of our operating locations may be targets for theft or vandalism. While the Company has implemented substantial security measures at each location that we believe are effective and continue to monitor and improve such security measures, our cultivation, processing and dispensary facilities could be subject to break-ins, robberies and other breaches of security. If there is a breach in security and the Company falls victim to a robbery or theft, the loss of cannabis plants, cannabis-derived products, or cultivation and processing equipment could have a material adverse impact on our business, prospects, revenue, results of operation and financial condition.

As our business involves the movement and transfer of cash, which is collected from dispensaries or patients/customers and deposited into our banks, there is a risk of theft or robbery during the transport of cash. The Company’s transport, distribution, and delivery of finished cannabis goods inventory, including but not limited to wholesale delivery of finished products to retail customers and delivery of finished goods to end consumers and other intermediaries, also is subject to risks of theft and robbery. We have engaged security firms to provide security in the transport and movement of large amounts of cash and products. Employees sometimes transport cash and/or products and, if requested, may be escorted by armed guards. While the Company has taken robust steps to prevent theft or robbery of cash during transport, there can be no assurance that there will not be a security breach during the transport and the movement of cash or cannabis products.

Additionally, the Company stores certain personally identifiable information and other confidential information of our customers on our systems. We may experience attempts by third parties to obtain unauthorized access to the personally identifiable information and other confidential information of our customers. This information could also be otherwise exposed through human error or malfeasance. The unauthorized access or compromise of this personally identifiable information and other confidential information could have a material adverse impact on our business, financial condition and results of operation.

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Exposure to fraudulent or illegal activity by our employees, contractors and consultants.

The Company faces exposure to the risk that employees, independent contractors or consultants may engage in fraudulent or other illegal activities. Misconduct by these parties could be intentional, reckless and/or negligent conduct. There may be disclosure of unauthorized activities that violate government regulations, manufacturing standards, healthcare laws, abuse laws and other financial reporting laws. Further, it may not always be possible for the Company to identify and deter misconduct by our employees and other third parties, and the precautions we take to detect and prevent these activities may not always be effective. As a result, the Company could face potential penalties and litigation. Because the Company is subject to strict government regulation, any fraudulent or illegal activity by our employees, contractors and consultants, no matter how minor, could have an outsized impact on our ability to grow, process, and dispense cannabis and cannabis products.

Acts of Business Partners.

In some markets, the Company depends on third-party vendors and trade partners to furnish goods, services and materials, including cannabis, to us, as well as to timely receive and ship intermediate and finished goods from us to the retail market. Products purchased from our suppliers and resold to our customers could fail to be produced to our specifications or quality standards, and may not be delivered on a timely basis. Any changes in our suppliers’ abilities to resolve production issues or product availability could impact our ability to fulfill orders and could disrupt our business due to delays in finding new suppliers.

Restricted Access to Financial Institutions

Cannabis-related businesses have historically faced considerable difficulty accessing banking services, including credit card processing services, compared to other industries.  Despite guidance from the Financial Crimes Enforcement Network of the Department of Treasury (“FinCEN”) and the possibility of the SAFE Banking Act becoming law under the Biden Administration, many larger financial institutions remain reluctant to engage with the industry out of concern that federal enforcement of current laws could implicate money laundering prosecutions.  The Company has traditionally relied upon smaller banks and credit unions, though the appetite for risk expressed by these institutions can change depending on the prevailing political climate.  The Company also currently relies on a vendor to provide certain electronic funds transfer services, which the Company or vendor can terminate in certain circumstances.  The bank who services this vendor could also terminate its banking relationship with that vendor and thus terminate the processing services that the vendor currently provides to the Company.  The Company has had, and may have going forward, accounts terminated by banks that no longer wish to serve the cannabis industry.  Restricted access to traditional banking services also creates a risk of misappropriation or theft where the Company engages in large numbers of cash transactions.

The Company May Issue Additional Securities

The Company has broad discretion regarding the issuance of additional securities and additional classes of securities.  Such additional issuances of securities may include without limitation, issuances under a Company incentive plan for its employees or for Company acquisitions.  Such additional issuances would likely occur and will likely be on terms as determined by the Board of Directors in its discretion.  Any such issuance will likely cause voting and/or economic dilution to the then existing holders of Company equity securities.

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Current and Future Transactions Including Acquisitions and Sales

From time to time, the Company may undertake other acquisitions and/or sales of its current operations. There is no guarantee that such transactions will integrate, provide a return on investment, or be completed in a timely manner. Acquisitions, dispositions and other strategic transactions involve a number of risks, including, but not limited to: (i) potential disruption of the Company’s business; (ii) distraction of management and key employees; (iii) increased debt of the Company; (iv) anticipated benefits and cost savings of transactions may not be realized fully or at all or may take longer to realize than expected; (v) an increase in the scope and complexity of the Company’s operations; (vi) loss or reduction of control over certain of the Company’s assets; (vii) approvals of various regulatory bodies which may not be able to be obtained; and (viii) subsequent regulatory and oversight review and reporting.  Additionally, the Company may issue additional securities in connection with such transactions, which would dilute the value of existing equity holders. In the event the Company acquires other companies, the presence of one or more material liabilities of an acquired company that are unknown to the Company at the time of acquisition could have a material adverse effect on the business, results of operations, prospects and financial condition of the Company.  Further, a strategic transaction may result in a significant change in the nature of the Company’s business, operations and strategy. In addition, the Company may encounter unforeseen obstacles or costs in implementing a strategic transaction or integrating any acquired business into the Company’s operations.  There is no assurance that the Company will be able to consummate any proposed acquisition or identify additional suitable acquisition targets, or that any completed acquisition will be profitable or result in an increase in the Company’s value.

Competition

The Company is subject to competition in each of the states in which it operates and some of its competitors may be better established than the Company and have greater access to resources, more diverse products and economies of scale than the Company, all of which could give our competition an advantage over us.  If the market chooses to buy competitive offerings or products, it may be more difficult for the Company to be profitable and the Company’s business would be harmed.  The Company believes patients and customers will consider the financial viability of the Company, its ability to provide quality products and other factors in deciding whether to purchase the Company’s products. If the Company is not able to manage these perceptions, it may not be able to meet its financial projections.

The adult-use and medical cannabis products market is expected to continue to be a competitive market in the states in which the Company operates or plans to operate.  The Company believes that a number of other companies, some small, some large, are pursuing solutions that will address the same opportunities. There is no way to determine which companies will be most successful.  Both the medical cannabis industry and the adult-use cannabis industry could face a material threat from the pharmaceutical industry should cannabis displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby. Any inroads the pharmaceutical industry makes in halting or impeding the cannabis industry could have a detrimental impact the Company’s proposed business.

Some of the companies that compete and/or are likely to compete with the Company may be substantially larger, have greater resources, and may be well established in the cannabis products market; therefore, there can be no assurance that customers or potential customers will buy from the Company, as opposed to the Company’s competitors.  If potential customers do not buy from the Company, the Company’s business would be significantly harmed.

The grant of additional licenses/permits could lead to increased competition, and negatively impact the revenue potential of the Company through, among other things, oversupply and under demand. In states that have legalized adult use of cannabis, issuance of additional dispensary licenses, both granted to existing and new operators, is anticipated. It is unknown how many new dispensary licenses each market can support.

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In addition to legal competitors, there still exists an illegal market for cannabis and the Company faces competition from illegal operators who grow, distribute and sell cannabis outside of any state regulated program.

Variable Results

The Company’s strategies are based in part on adoption of its cannabis products occurring during the time periods in the projections. Among other things, the fluctuation in customer interest, patient certification, and Company product adoption rates may have an impact on the Company’s operations and financial results.

The Company’s quarterly net sales and operating results are likely to vary significantly in the future, which makes it difficult to predict future operating results.  Some, but not all, of the factors which cause net sales and operating results to vary include:

•	The timing of customer purchases;
•	Customer preferences for various products;
•	Variability of costs;
•	Variability of state rules and regulations regarding product types;
•	The ability to produce and dispense products on a timely basis;
•	Changes in the profitability of the product mix;
•	The impact of a product recall;
•	The impact of a contamination of raw product in our cultivation and/or processing facilities or finished product in dispensaries;
•	Oversupply and under demand as a result of increased competition;
•	Competitive pressures resulting in lower wholesale prices in California and other markets, lower product prices generally and increased wholesale costs for inbound biomass, resulting in lower margins; and
•	The introduction of new products by the Company or its competitors.

Hiring and Retaining Qualified Personnel

To execute its growth plan, the Company must attract and retain highly qualified personnel. The Company’s success will depend upon its ability to retain key members of its management team and to hire new members as may be necessary. Competition for such personnel is intense and the Company may not be successful in attracting and retaining qualified personnel. The Company may from time to time experience difficulty in hiring and retaining highly skilled employees with appropriate qualifications. In order to attract and retain personnel in a competitive marketplace, the Company believes that it must provide a competitive compensation structure that may include cash and equity-based compensation. The Company’s results of operations may from time to time adversely affect its ability to recruit or retain employees. Many of the Company’s competitors may have greater resources than the Company. If the Company fails to attract new personnel or retain and motivate its current personnel, the Company’s business and future growth prospects could be severely harmed. No person should purchase any of the Shares offered hereby unless such prospective investor is willing to rely upon the Company’s management to develop and implement the Company’s business objectives, and such objectives and management may change over time, or not come to fruition.

Dependence on Management

The future success of the Company depends in large part upon the continued service of key members of the Company’s senior management team, including, among others, its chief executive officer. Such officers are critical to the overall management of the Company and the development and execution of its business plan. Such officers play a key role in maintaining the Company’s operations and managing its strategic direction. The loss of any of the Company’s key personnel could seriously harm the business.  In addition, the Company does not carry “key man” life insurance covering the death or disability of any of these individuals.  The Company does not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

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Reliance on Limited Suppliers

The Company purchases products from a small number of suppliers. A change in or loss of these suppliers could cause delays in filling customer orders and a possible loss of sales, which would adversely affect the profits of the Company. The future success of the Company depends on the continued existence of such suppliers and the Company’s relationship with them, or the Company’s ability to obtain suitable replacement suppliers.

Significant Product Development Expenses

The products that the Company has offered and plans to offer require significant ongoing development, and the nature of the products and business plan is such that there will continue to be a significant ongoing development need for the foreseeable future.  If the Company does not generate sufficient profit, the business could be harmed. It may be necessary to raise additional funds to pay for further development through the issuance of debt or securities, in which case the current equity or debt holders could be diluted or otherwise have their value impaired.  In addition, current equity and/or debt holders’ rights might be subordinated to the rights and preferences of new equity or debt securities.

Trademark and Patent Issues

While the Company holds United States federal trademarks for certain ancillary branded products, under current law, the Company will likely not be able to register any United States federal trademarks for its cannabis products. As a result, the Company may have difficulty protecting its cannabis product trademarks and may have to rely on state trademark and trade secret laws, which provide less protection than federal trademark laws. Although patents have been granted for certain cannabinoid products, patents for other cannabis products remain unavailable and there is no guarantee that the Company can obtain patent protection for any of its cannabis products.

Intellectual Property Claims

Third parties may claim that the Company is infringing upon their intellectual property rights (see Litigation at 56). Even if the Company believes that such claims are without merit, they can be time-consuming and costly to defend, and will divert management resources and attention. Successful claims of intellectual property infringement also might require the Company to redesign the infringing items, enter into costly settlement or license agreements, pay costly damage awards or face a temporary or permanent injunction prohibiting the Company from using infringing items. If the Company is found to be infringing and cannot, or does not, license the infringed item on reasonable pricing terms or at all, or substitute similar item(s) from another source, the Company’s business, financial condition and results of operations could be adversely impacted.  At the same time because of the nature of the Company’s business, it may face challenges if it is faced with a situation where a third party is infringing upon its intellectual property rights.  The enforcement of a claim alleging that a party illegally obtained and was using our intellectual property could be difficult, expensive and time consuming and the outcome would be unpredictable, which could have a material adverse effect on the Company.

Management of Growth

As demand for the Company’s products grows, it will need to expand design and manufacturing capabilities, as well as its sales, marketing and technical support.  The Company will also need to improve financial and managerial controls, reporting systems and procedures.  The complexities of the Company’s products and the rapidly evolving markets they serve will require a high level of management effectiveness in managing the expansion of operations.  If the Company is unable to manage growth effectively, it will incur additional expenses, which will cause operating results to suffer.

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General Economic Risks

The United States and the global business community may experience instability in commercial and investment banking systems, which could have far-reaching effects on the economic activity in the country for an indeterminable period. The long-term impact on the United States economy and the Company’s operating activities and ability to raise capital cannot be fully predicted at this time but may be substantial.

Effect of Economic and Other Conditions

There are many factors that are related to the Company operations that are not within its control.  Changes in economic conditions, including, for example, interest rates, inflation rates, industry conditions, competition, technological developments, political, regulatory and diplomatic events and trends, tax laws and innumerable other factors, can affect substantially and adversely the business and prospects of the Company.  None of these conditions are within the control of the management or the Company. Although the Company has projected potential expenses, there can be no assurance that the expenses will be as anticipated. The Company’s operations are subject to various risks such as delays in raising funds, cost of capital, cost overruns, government regulations, obtaining permits and licenses, opening new facilities, environmental requirements and approval and increases in Company debt.  These and other factors may cause the cost of pursuing profitable businesses to exceed Company estimates and negatively affect the Company’s success. There is no guarantee that the Company will be profitable.

Effects of the COVID-19 Pandemic

The ongoing outbreak of the COVID-19 coronavirus has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19 or other public health epidemic, poses the risk that the Company or its employees, customers, and other commercial partners may be prevented from conducting business activities in the ordinary course for an indefinite period of time, including due to the spread of the disease or initial or recurring shutdowns requested or mandated by governmental authorities or the timing and efficiency of the roll-out of the COVID-19 vaccination program.  States in which the Company operates have currently deemed medical cannabis and adult use cannabis essential businesses that can currently remain open and operational during the pandemic.  However, there is a risk that any states in which the Company operates will issue further shutdown orders or change designations that currently permit the Company to remain open and operational and will require the closure of dispensaries where our products are sold.   While it is not possible at this time to confirm or estimate the full impact that COVID-19 will have on the Company’s business, it may have an ongoing adverse impact the longer state mandated closures remain in place or are renewed in whole or in part after being lifted.  COVID-19 or other public health epidemics have adverse impact on global economic conditions, and both global and local supply chains and distribution networks, all of which could impair the Company’s ability to continue to manufacture, supply and distribute our products or other products which we sell, and also the Company’s ability to raise capital when needed.

Business Disruption

As an agricultural producer, the Company faces risk of crop loss or product recall and/or destruction.  A majority of the Company’s agricultural stock is cultivated indoors in greenhouse or warehouse grows, where traditional crop insurance policies that cover events such as fire or hail do not cover the most likely occurrences of cannabis crop failures, such as mold, disease or other contamination, or improper fertigation.  Indoor operations rely on technology to stabilize growing conditions, the hard or soft-failure of these technologies can potentially damage crops, and the resulting quality of the products produced from those crops.  In addition, unanticipated, extreme weather conditions may delay or prevent the operation of dispensaries and cultivation centers.  Product in storage may be adversely affected.  These potential issues may lead to a loss of consumer confidence in the Company and cause consumers to turn to competitors’ products.  Additional contributing risk comes from the nature of the markets in which the Company operates.  Highly-regulated cannabis programs and the demands of the regulators that oversee such programs require operators to adhere to current good manufacturing and current good agricultural production environments.  Product contamination or purity concerns can lead to recalls and/or state-mandated crop destruction, potentially significantly affecting the Company’s financials.

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Climate change

Climate change resulting from increased concentrations of carbon dioxide and other greenhouse gases in the atmosphere could present risks to our future operations from natural disasters and extreme weather conditions, such as hurricanes, tornadoes, earthquakes, wildfires or flooding. In addition to natural disasters and extreme weather conditions, climate change may cause water shortages, changes in rainfall and storm patterns, changes in sea levels and other negative weather and climate patterns. Such weather conditions could pose physical risks to our facilities and disrupt operation of our supply chain and may impact operational costs. Additionally, increased frequency and intensity of weather events due to climate change could lead to more frequent store closures and/or lost sales as customers prioritize basic needs.

The impacts of climate change on global water resources may result in water scarcity, which could in the future impact our ability to access sufficient quantities of water in certain locations and result in increased costs. In times of water stress, we may be subject to decreased availability or less favorable pricing for water, which could impact our cultivation operations. Further, a decrease in the availability of water in certain regions caused by droughts or other factors could increase competition for land and resources in areas that have more favorable growing conditions, and thereby increase costs for such land and resources.

Concern over climate change could result in new legal or regulatory requirements designed to reduce or mitigate the effects of greenhouse gases, as well as more stringent regulation of water rights. Inconsistency of regulations in the states in which we operate may affect the costs of compliance with such legal or regulatory requirements. Additionally, if such laws or regulations are more stringent than current legal or regulatory requirements, we may be subject to curtailment or reduced access to resources or experience increased compliance burdens and costs to meet the regulatory obligations, which may adversely affect our cultivation operations and the distribution of our products.

In addition, stockholders are increasingly sensitive to the climate change impacts and mitigation efforts of companies, are increasingly seeking enhanced disclosure on the risks, challenges, governance implications, and financial impacts of climate change faced by companies and are demanding that companies take a proactive approach to addressing perceived environmental risks, including risks associated with climate change, relating to their operations. Adverse publicity or climate-related litigation that impacts us could have a negative impact on our business.

Industry Growth

The Company’s success depends on the growth of the legal cannabis cultivation and products industry. If such growth fails to occur, the Company’s growth in net sales may not occur, and the Company’s business would likely be significantly harmed. State markets are rapidly evolving, and it is difficult to predict their potential size or future growth rate and the potential success of our intended expansion in existing and prospective medical and adult use markets. If these markets grow more slowly than expected, the Company’s operating results could be adversely impacted.

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New and Enhanced Products

The development of new products is a complex and uncertain process requiring high levels of innovation, technological advancements and highly skilled personnel, as well as the accurate anticipation of market trends. There can be no assurance that the Company will be able to identify, develop, produce, market or support new or enhanced products successfully, if at all, or on a timely basis. Further, the Company can provide no assurance that its new products will be commercially viable, gain market penetration or that it will be able to respond effectively to product announcements by competitors or emerging industry standards. Any failure to respond to market demand would significantly harm the business.

Management of Margins

The average market price of the Company’s cannabis products generally decreases as such products mature in response to increased competition, the introduction of new products in the cannabis industry and increased Share volumes.  A significant portion of cost of goods sold as provided for in section 280E is fixed over the near term.  In order to remain competitive, the Company must continually reduce production costs through design and change methods of cultivation and production of cannabis-based products.  The Company must also continue to develop and introduce on a timely basis new commercially viable products that incorporate features that can be sold at higher average selling prices.  The Company’s inability to reduce production costs or introduce new commercially viable products will cause gross margins to decline, which would significantly harm operating results.

No Guarantee of Profitability

The Company anticipates that revenues from sales will eventually be sufficient to create net profits for the Company.  However, there can be no assurance that revenues will be sufficient for such purpose.  Although management believes the Company to be economically viable, there can be no guarantee that the business will be profitable to the extent anticipated or at all.  Success of the venture is primarily dependent upon the extent that the Company is able to operate the business in accordance with expectations and assumptions as set forth in the financial projections.  In addition, a variety of factors including, without limitation, those set forth in these Risk Factors could delay or impair the Company’s reaching profitability. In addition, upon achieving operational profitability, the Company’s cash position may be adversely impacted by the Company’s federal 280E tax liabilities.

Collection of Receivables

As of the end of 2021, the Company had customer receivables totaling $2,717,076, approximately $1,931,960 of which is currently considered “doubtful”. The Company’s doubtful receivables are due to broad market conditions in the Company’s primary market, California, where retailers are cash-strapped and slow to pay invoices for the Company’s products. The Company maintains an allowance for its doubtful receivables based upon historical loss patterns, the number of days billings are past due, and an evaluation of the potential risk of loss associated with delinquent accounts.  In addition, the Company is the lender on an outstanding note with a principal amount of $5,000,000 which was to be repaid by Green Growth Brands Inc. (“GGB”) in full by January 2020. Legal proceedings are in process to collect on the note; however, it has been fully reserved on the Company’s books since December 31, 2019 due to concerns about its collectability in light of GGB’s bankruptcy filing. In addition, GGB agreed to repay the Company $4,000,000 in termination costs, and executed an additional note associated with the termination of the Securities Acquisition and Contribution Agreement between GGB and Company (see Liquidity and Capital Resources at 66); however, the Company has not yet recorded a receivable for the termination costs as they are in dispute.  There is no guarantee that the Company will be able to collect on all or substantially all of its receivables. If the Company is unable to collect on a substantial portion of its receivables, it may have a detrimental impact on the Company’s profitability and ability to continue as a going concern.

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Capital Requirements

Management believes that the capital raised from this Offering will be sufficient to cover costs associated with its current capital expansion plans, assuming revenue and expense projections are achieved. However, there can be no guarantee that the Company may not require additional funds prior to that date, either through additional equity offerings, debt placement, or sale (and possible leaseback) of certain assets, in order to continue operating and expanding in existing states, to establish operations in additional states and to seek profitability. Such additional capital may result in dilution to the Company’s Stockholders or result in increased expenses and decreased returns to the Company’s Stockholders and/or may require regulatory approvals. The Company’s ability to meet short term and long term financial commitments may depend on the future cash flows generated from subsequent securities and/or debt offerings and operations. There can be no assurance that future profits, subsequent securities and/or debt offerings, or other financing activities will generate enough funds to meet the Company’s financial commitments. The Company may also evaluate other opportunities to expand or to acquire by merger or otherwise other appropriately licensed companies in the industry. Any such expansions or acquisitions may affect the cash position of the Company and create needs for future capital.

Insurance Policy Limits and Uninsured Loss

The Company carries insurance coverage with respect to its operations with policy specifications, limits and deductibles customarily carried for operations of a type similar in size and scope to those of the Company when practical.  However, the cannabis products industry is relatively new, lacking a significant number of comparable companies for benchmark of policy coverage. Thus, the coverage limits may not be sufficient for potential losses, and certain losses may not be covered by insurance coverage.  In addition, there are, however, certain types of losses that may be either uninsurable or not economically insurable or not insurable to the full amount of a loss.  Should an uninsured loss occur, the Company could lose both its investment in and anticipated profits from its operations. Uninsured losses in any significant amount could have a material adverse effect on the business, results of operations and financial condition of the Company.

Reliance on Market Research

A substantial portion of the market research conducted for the Company’s business plan is based upon published data.  While the initial response has been positive, such information is highly subjective, and the Company has no independent statistics upon which to rely. While the Company considers these indicators to be favorable, management does not believe that there is definitive proof of the size of the Company’s potential market and can give no assurances regarding the accuracy or completeness of the published data upon which it has relied for the Company’s business plan.

Financial Projections

The Company’s management, based on information and assumptions they believe to be reasonable as of the date of preparation, prepared the financial projections and financial statements for its business plan, which have been prepared in good faith but are speculative and should be considered forward-looking statements. No representation or warranty of any kind is made by the Company, its directors, officers, agents or professional advisors with respect to the current or future accuracy or completeness of, and no representation is to be inferred from, such projections. Such projections, therefore, reflect only the management’s good faith expectation of possible results. There will ordinarily be differences between projected results and actual results because events and circumstances frequently do not occur as expected and unexpected issues arise from time to time, and differences can be material. Thus, projected benefits to investors may also vary, and there can be no guarantee that the results shown in the projections will be realized in whole or in part. Neither the Company nor its directors, officers, agents nor professional advisors guarantee or warrant the projected results. The projections are based on the assumption that all of the Shares will be sold in the Offering and all current licenses and registrations become operational under regulatory timelines. Projected results may vary substantially from actual results and will evolve over time.

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The financial projections also depend on various assumptions, which may prove to be incorrect. There is no assurance that the actual events will correspond with such assumptions. Future results and investment returns are impossible to predict with any real accuracy, and past results are not a guarantee for results in the future. No representation or warranty of any kind is made by the Company, its directors, officers, agents or professional advisors respecting the current or future accuracy or completeness of, and no representation or guarantee is to be inferred from, such projections.

Changes in Accounting Standards and Subjective Assumptions, Estimates and Judgments by Management Related to Complex Accounting Matters could Significantly affect Our Financial Results.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to, revenue recognition, estimating valuation allowances and accrued liabilities (specifically, the allowances for returns, credit card chargebacks, doubtful accounts and obsolete and damaged inventory), internal use software and website development (acquired and developed internally), accounting for income taxes, valuation of long-lived and intangible assets and goodwill, stock-based compensation, and loss contingencies are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance.

Leverage

As of December 31, 2021, the Company had loan obligations and other ordinary course debt obligations of approximately $6,197,005, in addition to the $3,000,000 Lynwood Mortgage and right-of-use lease obligations, and may take on additional debt in the future as part of its growth strategy. In addition, the Company owes $35,609,000 in principal (of which 29.2% is indirectly held by the Company by virtue of its ownership in MXY D, Inc.), plus all interest thereon accrued, pursuant to the May 2019 Debt Facility. If not converted sooner or extended pursuant to their terms, all principal and accrued interest on such notes will become due and payable May 17, 2023. If the Company is unable to convert the notes, to raise sufficient capital to pay off the notes through this offering, or to otherwise reach a settlement with the Moving MXY D Shareholders, the Company may not be able to continue as a going concern. The degree to which the Company is leveraged in the future could also have important consequences to the holders of Shares, including: the Company may not ever be able to pay dividends to its Stockholders; in the event of insolvency, the Company will be required by law to pay its creditors before its Stockholders; the Company’s ability in the future to obtain additional financing for working capital, capital expenditures or other purposes may be limited; the Company may be unable to refinance indebtedness on terms acceptable to it or at all; a significant portion of the Company’s cash flow (on a consolidated basis) is likely to be dedicated to the payment of the principal and interest on the Company’s indebtedness, thereby reducing funds available for future operations and capital expenditures; the Company may be more vulnerable to economic downturns and be limited in its ability to withstand competitive pressures; the Company may be limited in its ability to plan for or react to changes in its business or the industry in which it operates; and the Company may be at a competitive disadvantage to its competitors that have less indebtedness.

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Cyber-security Considerations

Vulnerabilities or compromises in cyber security are a constant risk factor that must be considered by the Company.  Due to the nature of the cannabis industry, operators must track plant material from “seed to sale,” or from the moment it enters a cultivation facility to the moment it is purchased by a patient or customer.  Without the ability to constantly track material, the Company cannot legally conduct its business within the states in which it operates.  Additionally, the software providers utilized by state governments to track plant material are relatively few in number, meaning that if a single provider’s cyber security is compromised, large swaths of the industry can be affected.  Further, by operating in a number of strictly-regulated cannabis jurisdictions, the Company’s creation and maintenance of confidential patient records is highly scrutinized.  Our operations also depend on the timely maintenance and replacement of these network equipment, IT systems and software, as well as pre-emptive expenses to mitigate associated risks, some of which, given that we rely on third party systems we are required to use pursuant to state regulations, we have no or limited control over.  Data breaches that expose these records to the public may be grounds for discipline and/or fine under HIPAA or other privacy statutes. Contributing factors are the lack of industry standards for securing databases and encrypting data (both business and personal) within those databases. The Company is also vulnerable to potential network security threats at dispensaries, specifically, where lack of industry standards are compounded by the need to operate simultaneously as retail and quasi-healthcare facilities.

II.  Risks Related to the Offering, the Purchase

And Ownership of the Shares

No Guaranteed Return of Investor’s Investment

The Shares offered hereby are speculative and involve a high degree of risk. There can be no guarantee that an investor will realize a reasonable return on an investment, or any return at all, or that the investor will not lose the entire investment. For this reason, each prospective investor should read this Circular all exhibits carefully and should consult with his, her or its own legal counsel, accountant(s), and/or business advisor(s) prior to making any investment decision.

You may be immediately and substantially diluted.

We may issue Common Stock to the holder of the May 2019 Debt Facility in connection with this Offering, which would result in immediate dilution of your interest.  In addition, we may seek to sell additional Shares, equity or debt securities, or obtain a loan or bank credit facility. The sale of additional equity, or debt securities convertible into equity, could result in dilution to our stockholders. The sale of additional equity could affect the value of Shares generally. The incurrence of indebtedness would result in increased fixed obligations and could also result in covenants that would restrict our operations. (See Dilution at 49.)

Long Term Investment

There is no market for the Company’s securities, including the Shares. Resales of the Shares will be limited by regulatory requirements, the Company’s governing documents and other conditions, and there is no term prescribing redemption of the Shares by the Company. The Shares are not expected to be certificated, but to the extent they ever are certificated, any certificates which evidence ownership of the underlying securities will be inscribed with a printed legend which clearly describes the applicable restrictions on transfer or resale by the owner thereof.  An investor will not be able to resell the securities unless permitted pursuant to the Company’s governing documents, an effective registration is in effect, an exchange listing is granted by a publicly traded securities exchange or an exemption from registration is available. Accordingly, owners of Shares offered hereby must bear the economic risk of their illiquid investment for an indefinite period of time and may not be able to liquidate their investment in the Shares offered hereby.

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Entities Affiliated With the Company's Employees, Executive Officers, Directors and Affiliate Shareholders Beneficially Own or Control a Substantial Portion of Its Outstanding Shares, and Decisions as to Exercise Drag-Along Rights.

Entities affiliated with the Company's employees, executive officers, directors and affiliates beneficially own or control a substantial portion of the Company’s outstanding Shares which may limit your ability and the ability of the Company’s other Shareholders, whether acting alone or together, to propose or direct the management or overall direction of the Company. Additionally, this concentration of ownership could discourage or prevent a potential merger or acquisition of the Company that might otherwise result in an investor receiving a premium over the market price for his or her Shares. Accordingly, the Company’s employees, directors, executive officers and affiliate Shareholders may have the power to control the election of the Company’s directors and the approval of actions for which the approval of the Company’s Shareholders is required. If you acquire the Company’s Shares, you will have no effective voice in the management of the Company. Such concentrated control of the Company may adversely affect the value of the Company’s Shares and could also limit the price that investors might be willing to pay in the future for the Company’s Shares. In addition, the Shares are subject to a drag-along right in the Company’s Certificate of Incorporation, whereby the holders of Series A Preferred stock can force you to sell your shares in connection with a change in control or sale of the Company. You will have no control over the terms of the sale or purchase price for your Shares if your Shares are sold by exercise of the drag-along right.

If We do not Begin to Generate Significant Revenues, We will need to Raise Additional Capital to meet Our Business Requirements. Any such Capital Raising may be Costly or Difficult to Obtain and could Dilute Current Stockholders’ Ownership Interests. If we are Unable to Secure Additional Financing We will not be able to Continue as a Going Concern.

We need additional capital, which may not be available on reasonable terms or at all. The raising of additional capital will dilute current stockholders’ ownership interests. We may need to raise additional funds through public or private debt or equity financings to meet various objectives including, but not limited to:

•	maintaining enough working capital to run our business;
•	pursuing growth opportunities, including more rapid expansion;
•	acquiring complementary businesses;
•	making capital improvements to improve our infrastructure;
•	responding to competitive pressures;
•	managing supply chain issues;
•	complying with federal, state and local regulatory requirements such as licensing and registration; and
•	maintaining compliance with applicable laws.

Any additional capital raised through the sale of equity or equity backed securities may dilute current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of those securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect that is different from or in addition to that reflected in the capitalization described in this offering circular.

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Further, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible debentures and warrants, which may adversely impact our financial condition.

The Shares are Offered on a “Best Efforts” Basis and There Is No Minimum Amount the Company Must Sell in order to Have Access to Proceeds from This Offering.

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs for our current growth and expansion plans. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full use of proceeds which the Company has outlined in this Offering Circular or to meet the Company’s projected working capital needs. If the Company does not raise the maximum offering amount, we will not be able to grow and expand as quickly as we intend, which in turn may impact the value of the Shares you purchase and the distributions you receive.

If the Maximum Offering is not Raised, it may Increase the Amount of the Company’s Long-Term Debt or the Amount of Additional Equity the Company Needs to Sell.

There is no assurance that the maximum number of Shares in this offering will be sold. If the maximum Offering amount is not sold, the Company may need to incur additional debt or raise additional equity in order to finance its operations and grow and expand as planned. Increasing the amount of debt will increase the Company’s debt service obligations and make less cash available for distribution to its shareholders. Increasing the amount of additional equity that the Company will have to sell in the future will further dilute those investors participating in this Offering. In addition, there are no assurances that such additional indebtedness may be available or that additional equity can be sold. If the Company does not raise the maximum offering amount, and cannot obtain additional indebtedness or sell additional equity, we will not be able to grow and expand as quickly as we intend, which in turn may impact the value of the Shares you purchase.

Investor Funds will not Accrue Interest while in the Non-Interest Bearing Bank Account Prior to Closing.

All funds delivered in connection with subscriptions for the Shares will be held in a non-interest-bearing bank account until a closing of the Offering, if any, takes place. Investors in the securities offered hereby will not have the use of such funds or receive interest thereon pending the completion of the Offering or a closing. If the Company fails to hold a closing prior to the termination date, investor subscriptions will be returned without interest or deduction.

Restrictions on Transfer

There is currently no public trading market for the Shares offered hereby, and no guarantee can be given that one will develop. The Shares are being offered and sold pursuant to exemptions from applicable federal and state registration requirements, allowing for transactions, which do not involve a “public offering.”  The Company is under no obligation to provide for registration of the Shares in the future under any foreign, United States federal or state securities laws. Any subsequent sales of the Shares by investors are permissible only if such securities are subsequently registered or an exemption from the applicable foreign, United States federal and state registration provisions is available at the time of the proposed sale; furthermore, a Holder must meet suitability requirements and any applicable governmental approval requirements for admission to the Company as a Stockholder. The Company cannot guarantee to any investor that such an exemption or approvals will be available. Purchasers must be aware of the potential long-term illiquid nature of their investment and be able to bear the economic risks of their investment for an indefinite period.

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We Expect to Acquire Companies and We are Subject to Evolving and often Expensive Corporate Governance Regulations and Requirements. Our Failure to Adequately Adhere to these Requirements, and Comply with them with regard to Acquired Companies, some of which may be Non-Reporting Entities, or the Failure or Circumvention of our Controls and Procedures could Seriously Harm our Business

We are subject to various regulations, and compliance with these evolving regulations is costly and requires a significant diversion of management time and attention, particularly with regard to our disclosure on controls and procedures and our internal control over financial reporting. As we plan to make acquisitions in either or both the United States and Canada, our internal controls and procedures may not be able to prevent errors or fraud in the future. We cannot guarantee that we can establish internal controls over financial reporting immediately on companies that we acquire all or part of. Thus, faulty judgments, simple errors or mistakes, or the failure of our personnel to enforce controls over acquired companies or to adhere to established controls and procedures, may make it difficult for us to ensure that the objectives of our control systems are met. A failure of our controls and procedures to detect other than inconsequential errors or fraud could seriously harm our company.

Neither the Offering nor the Securities have been Registered Under Federal or State Securities Laws, Leading to an Absence of Certain Regulation Applicable to the Company

The Company has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares in this Offering have no Protective Provisions and Are Subject to a Drag-Along Right

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to rescind your purchase or require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction. Moreover, the Company’s Certificate of Incorporation includes a drag-along right whereby you can be forced to sell your Shares in connection with a change in control, if the Board and holders of Series A Preferred stock approve such sale.

There is No Public Trading Market for the Company's Shares

At present, there is no active trading market for the Company’s securities and the Company cannot assure that a trading market will develop. The Company’s common stock has no trading symbol. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the Company must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”) of which there is no assurance of receiving, before active trading of the Company’s securities could commence. In fact, there are serious questions as to whether an exchange would allow a U.S. cannabis-related company to list and trade at all. If the Company’s securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’s automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission (SEC) and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

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No Assurance of a Public Listing

The Company periodically reviews listing its shares on a public exchange in either the United States or Canada and whether such a listing is consistent with the Company’s goals and objectives.  There is no certainty that the Company will seek to have its shares listed on a public exchange and there is no guarantee that a public exchange will list its shares for trading.  The process to list its shares on a public exchange is uncertain, time intensive and costly and may take the attention of certain members of management away from their day to day activities.  If the Company succeeds in its effort to become listed on a public exchange, it will be subject to additional regulatory and reporting obligations that it currently does not have.  A listing of the Company’s shares on a public exchange will not guarantee the Company’s future success.  The Company does not expect a public market to exist for its equity prior to such a listing, and there can be no assurance that an active trading market will develop or be sustained following such listing. The offering price of securities issued in a new issue offering is typically determined by negotiation between the issuer and its underwriters based on factors such as the history of and prospects for its business and industry, an assessment of our management, past and present operations, prevailing market and economic conditions, and any other factors deemed relevant. Following a listing, the market price for the Company’s securities may be subject to significant fluctuations in response to numerous factors such as lack of liquidity, general market volatility, and other factors unrelated to the operating performance of the issuer.

Should the Company’s Securities Become Quoted on a Public Market, Sales of a Substantial Number of Shares of its Securities May Cause the Price of the Company’s Securities to Decline

Should a market develop and the Company’s shareholders be able to sell substantial amounts of their Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for the Company to sell equity or equity-related securities at a time and price that the Company deems reasonable or appropriate.

No Dividends

Stockholders might not ever receive dividends.  The decision to issue a dividend is left to the discretion of the Company’s Board of Directors and will depend upon the Company’s future earnings, its capital requirements, financial condition and other relevant factors.  At the present time, the Company’s management intends to reinvest earnings in the Company, the purpose of which is to increase the potential for long-term profitability and enterprise value of the Company and increase cash reserves where possible.

Incentive Plan

The Company may provide one or more forms of phantom equity, profit sharing, and/or stock option incentive plans for certain of its key employees, management and advisors.  Existing incentive plans are detailed in this Memorandum below under “EXECUTIVE COMPENSATION AND EMPLOYMENT-Incentive Plan”.

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Safeguards Required of Public Companies

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about the Company’s financial controls that would be required under the Sarbanes-Oxley Act of 2002.  There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial controls.

Determination of Offering Price

The price at which the Shares are offered is based in substantial part on the Company’s enterprise value, as determined exclusively in the Company’s reasonable judgment in accordance with the factors described under Determination of Offering Price at 49.  The price per Share, however, has no direct relationship to earnings, profitability, or any other specific standard of worth.

In Order to Invest, You Must Attest in the Subscription Agreement that You do not Work for Certain Employers and are not Otherwise Prohibited from Having an Ownership Interest in a Cannabis Business, and Your Failure To Disclose this Information, or to Notify the Company if Your Status Changes in the Future, Could Lead to You Indemnifying and Holding the Company Harmless for any Damages Caused by You Being a Financial Interest Holder

California law prohibits certain people from having any ownership interest, directly or indirectly, in any business to be operated or conducted under a cannabis license. As such, by signing the Company’s subscription agreement, you will verify and attest that you are not (a) a person holding office in, or employed by, any agency of the State of California or any of its political subdivisions where your duties have to do with the enforcement of California cannabis laws and regulations or any other penal provisions of law of California prohibiting or regulating the sale, use, possession, transportation, distribution, testing, manufacturing, or cultivation of cannabis goods; (b) a person employed in the State of California Department of Justice as a peace officer, in any district attorney’s office, in any city attorney’s office, in any sheriff's office, or in any local police department; or (c) otherwise prohibited from having an ownership interest in a cannabis business. By signing the Subscription Agreement, you will also agree to immediately notify the Company in writing if, at any time in the future, you become a person employed by or holding office for the entities described above so the Company may make appropriate arrangements with you to have you removed as a financial interest holder of the Company. If you misrepresent to the Company by signing the Subscription Agreement, intentionally or unintentionally, that you are not a person who is employed by or holds office for the entities described above when in fact you are, or if you become a person who is employed by or holds office for the entities described above in the future and fail to immediately notify the Company in writing of such fact, and the Company is damaged in any manner whatsoever as a result of being unaware of you being a financial interest holder in the Company because of your failure to disclose at this time, or to notify the Company in the future if your status changes, you will agree by signing the Subscription Agreement (i) to indemnify the Company for any and all costs, expenses, legal fees or other damages caused by your failure to disclose your present status or by your failure to notify the Company if your status changes in the future, and (ii) to hold the Company harmless for any and all costs, expenses, legal fees or other damages the Company incurs caused by your failure to disclose your present status or to notify the Company if your status changes in the future.

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III.  Risks Related to the Cannabis Products Industry

General Industry Risks

Cannabis is a Schedule I Controlled Substance under the U.S. Federal Controlled Substance Act (“CSA”). The manufacture, sale, possession, transportation, and use of cannabis, including the aiding and abetting of same, remains federally illegal, even in states that have legalized medical and/or adult-use cannabis. The movement and storage of money pertaining to cannabis, even if not directly related to the above enumerated acts, presents a federal risk under anti-money laundering laws. For these reasons, if federal laws impacting cannabis were strictly enforced, the Company would likely be unable to proceed with executing its business plan. Furthermore, strict enforcement of federal law may result in criminal penalties, including but not limited to misdemeanor or felony charges, criminal investigations, fines, asset forfeiture and imprisonment of management personnel, for violating such laws.  Even though it is anticipated that the Biden Administration will not take an adverse position with regard to enforcement of federal law against compliant businesses operating within robust state programs and may take steps to modify, in whole or in part, Federal cannabis law and anti-money laundering laws with respect to cannabis, there can be no guarantee that the Administration will do so and it is presently unknown what the Administration intends to do with respect to cannabis.  Although the federal government has not, to our knowledge, pursued federal criminal matters against state compliant cannabis business, it has in the Trump Administration taken certain action against companies during the Department of Justice’s mandatory antitrust review of qualifying merger and acquisition transactions, delaying the closing and driving up the costs associated with such transactions.  It is unknown what, if any, additional actions the Biden administration may take in the future.

In states where cannabis has been legalized for medical and/or adult use, local and state authorities having jurisdiction maintain broad discretion and powers to regulate and impact the operations of cannabis companies.  Adult use cannabis products and operations may be governed under new and evolving laws and regulations. Given the early stage of legalization in many states and the prospect of more states implementing adult use programs, the local and state regulations impacting the cannabis industry continue to develop and are subject to changing interpretations. Regulatory changes and developments may require the Company to incur significant expenses such as legal representation costs and mandatory compliance fees that may necessitate the Company to change its business plan. The Company cannot foresee the impact of future regulations or laws on the Company’s business plan, and future regulations or laws may therefore limit the Company’s ability to execute its business plan and achieve its goal.

Cannabis Remains Illegal under Federal Law

The inconsistency between federal and state laws and regulations is a major risk factor.  Cannabis is a Schedule 1 controlled substance and is illegal under federal law. Even in those states in which the growth, processing, sale and use of cannabis has been legalized, its use remains a violation of federal law and the federal government can assert that the Company is in criminal violations of federal law despite state laws to the contrary.

In 2005, the U.S. Supreme Court ruled that Congress has the power to regulate cannabis, even when manufactured and possessed intrastate, as a valid exercise of the federal government’s Commerce Clause authority under the United States Constitution.

The U.S. federal government regulates drugs through the Controlled Substances Act, which places controlled substances, including cannabis, in a schedule or category based upon the drug’s accepted medical use or drug dependency potential. Cannabis is classified as a Schedule I controlled substance.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the U.S., a lack of safety for use under medical supervision, and a high potential for abuse. The Food and Drug Administration has approved the pharmaceutical-grade medication Epidiolex®, which contains a purified form of CBD, a non-psychoactive ingredient in the cannabis plant, for the treatment of seizures associated primarily with two forms of childhood epilepsy. The Food and Drug Administration has not approved cannabis or cannabis compounds as a safe and effective drug for any other condition. Moreover, under the Agriculture Improvement Act of 2018, CBD remains a Schedule I controlled substance under the Controlled Substances Act, with a narrow exception for CBD derived from hemp that, by definition, contains a “THC” concentration of 0.3% or less.

Due to the classification of cannabis as a Schedule I controlled substance, it is primarily regulated at the state level. Because cannabis use and possession is federally illegal, state cannabis laws that permit and regulate the production, distribution, sale, or possession of cannabis for medical or adult-use are in conflict with federal law. Although certain states and territories of the U.S. authorize medical and/or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation and transfer of cannabis and any related drug paraphernalia is illegal, and any such acts are criminal acts under federal law under any and all circumstances under the Controlled Substances Act. While our activities are believed to be compliant with applicable state and local laws, strict compliance with state and local laws with respect to cannabis may neither absolve us of liability under U.S. federal law nor may it provide a defense to any federal proceeding which may be brought against us.

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Despite this conflict with U.S. federal law, as of the date of this prospectus, 38 states, plus the District of Columbia (and the territories of Guam, Puerto Rico, the U.S. Virgin Islands and the Northern Mariana Islands) have legalized cannabis for medical purposes, and 18 of those states have legalized cannabis for adult-use sales to persons over 21.

The inconsistencies between federal and state regulation of cannabis were addressed in a memorandum that then-Deputy Attorney General James Cole sent to all U.S. Attorneys in August 2013, outlining certain priorities for the Department of Justice relating to the prosecution of cannabis offenses (the “Cole Memorandum”). The Cole Memorandum acknowledged that, notwithstanding the designation of cannabis as a Schedule I controlled substance at the federal level, several states had enacted laws authorizing the use of cannabis for medical purposes.

The Cole Memorandum noted that jurisdictions that have enacted laws legalizing cannabis in some form have also implemented strong and effective regulatory and enforcement systems to control the cultivation, processing, distribution, sale and possession of cannabis. As such, conduct in compliance with those laws and regulations is less likely to implicate the Cole Memorandum’s enforcement priorities. The Department of Justice did not provide, and has still not provided, specific guidelines for what regulatory and enforcement systems would be deemed sufficient under the Cole Memorandum standard.

In light of limited investigative and prosecutorial resources, the Cole Memorandum concluded that the Department of Justice should be focused on addressing only the most significant threats related to cannabis, such as distribution of cannabis from states where cannabis is legal to those where cannabis is illegal, the diversion of cannabis revenues to illicit drug cartels and sales of cannabis to minors. The Cole Memorandum reflected a policy statement, did not act as a rule of law, and could not be used as a defense to a criminal proceeding.

In March 2017, then Attorney General Jeff Sessions reiterated that the federal government had limited resources, and acknowledged the merits of the Cole Memorandum. However, on January 4, 2018, Attorney General Sessions issued a new memorandum, which rescinded the Cole Memorandum (the “Sessions Memorandum”). The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime,” and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress by following well-established principles when pursuing prosecutions related to cannabis activities.

We are not aware of any prosecutions of investment companies doing routine business with licensed marijuana related businesses in light of the Department of Justice’s position under Attorney General Sessions or thereafter. However, there can be no assurance that the federal government will not enforce federal laws relating to cannabis in the future.

As a result of the Sessions Memorandum, federal prosecutors are now free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities, despite the existence of state-level laws that may be inconsistent with federal prohibitions. No direction was provided to federal prosecutors in the Sessions Memorandum or thereafter as to the priority they should ascribe to such cannabis activities, and thus it remained uncertain how active U.S. federal prosecutors would act with respect to the Sessions Memorandum.

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While federal prosecutors appeared to continue to use the Cole Memorandum’s priorities as an enforcement guide, we cannot say with certainty what prosecutorial effects were or will be created by the rescission of the Cole Memorandum and the implementation of the Sessions Memorandum. As of the date of this offering, former Attorney General Jeff Sessions’ successors have not rescinded the Sessions Memorandum, re-implemented the Cole Memorandum, or issued their own memoranda on the federal enforcement of cannabis laws.

It is possible that the revocation of the Cole Memorandum motivated Congress to attempt to reconcile federal and state laws. For example, the U.S. House Judiciary Committee approved a bill on November 20, 2019 that would remove cannabis from Schedule I of the Controlled Substances Act. On December 4, 2020, the majority approved the bill on the floor of the U.S. House of Representatives. The bill advanced to the U.S. Senate, but did not receive a committee assignment or any further legislative action.

On June 7, 2018, the STATES Act was introduced in the Senate by Republican Senator Cory Gardner of Colorado and Democratic Senator Elizabeth Warren of Massachusetts. A companion bill was introduced in the House by Democratic representative Jared Polis of Colorado. The bill provided in relevant part that the provisions of the Controlled Substances Act, as applied to marijuana, “shall not apply to any person acting in compliance with state law relating to the manufacture, production, possession, distribution, dispensation, administration, or delivery of marijuana.”

Even though marijuana would have remained within Schedule I of the Controlled Substances Act under the STATES Act, the bill made the Controlled Substances Act unenforceable to the extent it conflicts with state law. In essence, the bill extended the limitations afforded by the protection within the federal budget addressed below that would extend the de-funding of the Department of Justice for the purposes of prosecutions enforcing federal cannabis laws against any state legal and state compliant cannabis activity. By allowing continued prohibition to be a choice by the individual states, the STATES Act did not fully legalize cannabis on a national level, but rather provided protections regarding cannabis related activity conducted in conformity with strict state cannabis programs. In that respect, the bill emphasized states’ rights under the Tenth Amendment, which provides that “the powers not delegated to the United States by the Constitution, nor prohibited by it to the States, are reserved to the States respectively, or to the people.”

Under the STATES Act, companies operating legal cannabis businesses would not be considered “trafficking” under the Controlled Substances Act, which could provide a pathway for financial institutions in transacting with individuals and businesses in the cannabis industry without the threat of money laundering prosecution, civil forfeiture and other criminal violations that could lead to a charter revocation. As of the drafting of this prospectus, the STATES Act has not been re-introduced in the current congress.

In 2019, the Marijuana Opportunity Reinvestment and Expungement Act (“MORE Act”) was introduced in Congress by House Judiciary Chairman Jerry Nadler. The bill would require the Department of Justice to de-schedule cannabis as a Schedule I controlled substance entirely within 180 days of legislative enactment, thus removing federal law enforcement authority from enforcing associated penalties under the CSA. De-scheduling cannabis in the manner proposed under the MORE Act would leave broad discretion to states to regulate and enforce state-level cannabis laws, and would provide ancillary protections to state cannabis programs, such as removing the Internal Revenue Code 280E federal tax penalty, or opening financial institutions to provide services to licensed cannabis operators in the ordinary course of business. The MORE Act further implements a federal excise tax and enforcement structure. The bill includes retroactive relief from disabilities, expungement, and resentencing opportunities for individuals charged or convicted of certain federal cannabis offenses, and authorizes the Department of Justice to implement federal business grant opportunities for qualifying cannabis businesses.

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The MORE Act was reported favorably out of committee, and passed the House on December 4, 2020. The bill was not taken up in the Senate. It was refiled in the House by Chairman Nadler in 2021, and was again favorably reported out of House Judiciary Committee on September 30, 2021. As the bill remains pending before Congress, there is no guarantee that the MORE Act will become law in its current form, if at all.

In July of 2021, Senators Chuck Schumer, Cory Booker, and Ron Wyden released a public memo and “Discussion Draft” of the Cannabis Administration and Opportunity Act (“CAO Act”). The CAO Act draft bill includes many similar policy provisions to that of the MORE Act, including federal de-scheduling of cannabis from the Controlled Substances Act, a federal excise tax structure, eligibility for relief from disabilities and expungement of certain federal cannabis offenses, and federal grant opportunities for certain licensed cannabis businesses. The draft bill further designates the U.S. Food and Drug Administration, U.S. Department of Treasury’s Tax and Trade Bureau, and the U.S. Department of Justice’s Bureau of Alcohol, Tobacco, Firearms, and Explosives as the primary federal regulatory authorities over cannabis. The Senate Sponsoring Offices sought public comment on the Discussion Draft, and expressed an intent to file the legislation before Congress in the future, potentially subject to modifications in the legislation based upon comments received. The CAO Act has not yet been filed in Congress, and there is no guarantee that it will be filed or become law in its current form, if at all.

On November 15, 2021, Congresswoman Nancy Mace (R-SC) introduced a bill called the “States Reform Act” (SRA). The SRA would de-schedule cannabis from the Controlled Substances Act. At the same time, the SRA preserves the authority of the states to regulate or prohibit cannabis (similar to the legal framework for alcohol); expunge past cannabis convictions; grandfather in existing state licensees; apply a federal excise tax of 3%; and revise the Federal Food, Drug, and Cosmetic Act to create a pathway for cannabis-infused foods, drugs, dietary supplements, and “designated state medical cannabis products” where the Food and Drug Administration would regulate cannabis like it does alcohol and, correspondingly, develop regulations over cannabis products.

More specifically, the SRA expressly preserves state authority to regulate cannabis, including its prohibition, possession, use, sale, distribution, manufacture, delivery, and related activities. The SRA permits the interstate transportation of cannabis between states who have legalized cannabis so long as in conformity with to be adopted federal regulations governing interstate transportation of cannabis. The Alcohol and Tobacco Tax and Trade Bureau (TTB) (to be renamed the Bureau of Alcohol, Tobacco, and Cannabis Tax and Trade Bureau) would grant permits for the import, export, sale, delivery, or transportation of cannabis across state lines and in international trade; oversee labeling requirements; collect taxes; and implement a track-and-trace program to deter and detect diversion. Additionally, the SRA categorizes raw cannabis as an agricultural crop, subject to regulation by the United States Department of Agriculture, which would regulate raw cannabis like raw barley, hops, and grains, including dual specialty crop designation. With the approval of production plans by the federal government, states will serve as the primary regulator of raw cannabis production. Each state would also be able to determine the age limit for purchase of adult-use products, although the federal government would withhold 10% of funding for highways to any state that allowed any person under the age of 21 to purchase adult-use products. Moreover, the SRA prohibits advertisements directed at any person under the age of 21.

One legislative safeguard for the medical cannabis industry, appended to the federal budget bill, remains in place following the rescission of the Cole Memorandum. For fiscal years 2015, 2016, 2017 and 2018, Congress adopted a so-called “rider” provision to the Consolidated Appropriations Acts (formerly referred to as the Rohrabacher-Farr Amendment and currently referred to as the RBA) to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law.

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The RBA was included in the fiscal year 2018 budget passed on March 23, 2018. The RBA was included in the consolidated appropriations bill signed into legislation by President Trump in February 2019. In signing the RBA, President Trump issued a signing statement noting that the amendment “provides that the Department of Justice may not use any funds to prevent implementation of medical marijuana laws by various States and territories,” and further stating “I will treat this provision consistent with the President’s constitutional responsibility to faithfully execute the laws of the United States.”

On June 20, 2019, the House approved a broader amendment that, in addition to protecting state medical cannabis programs, would also protect state adult-use programs. The Blumenauer-McClintock-Norton Amendment (“BMNA”) would prohibit the Department of Justice from expending funds for the enforcement or prosecution of any cannabis businesses operating in compliance with state and local laws. On September 26, 2019, the Senate Appropriations Committee declined to take up the broader BMNA. It did approve the RBA for the fiscal year 2020 spending bill, which applies to medical marijuana businesses operating in compliance with state law. On September 30, 2021, President Biden signed the Extending Government Funding and Delivering Emergency Assistance Act, which further extended the RBA through December 3, 2021. On December 3, President Biden signed the Further Extending Government Funding Act, which further extended the RBA through February 18, 2022.

On July 30, 2020, the U.S. House of Representatives approved an appropriations package that included the BMNA, as well as a provision protecting financial service providers in the cannabis industry (“Safe and Fair Enforcement Banking Act” or “SAFE Banking Rider”). The SAFE Banking Rider would have prohibited federal law enforcement and regulatory agencies from expending funds to penalize institutions that provide financial services to or receive the proceeds from business activities of cannabis businesses that operate in compliance with state law.

Neither the BMNA nor SAFE Banking Rider were ultimately reviewed as part of the final appropriations legislation in Congress; however, the final appropriations package bill that became law included the RBA. The protections of the RBA for state legal medical cannabis businesses were contained in the base bill for funding with the Department of Justice, and have been renewed and extended until February 18, 2022. Appropriations legislation is currently pending before Congress for fiscal year 2022, which includes the RBA in both the House and Senate versions of the bill.

The RBA may or may not be renewed as part of a subsequent stopgap spending bill or omnibus appropriations package. Furthermore, the RBA does not provide retroactive immunity to cannabis businesses. If the RBA is not renewed, the Department of Justice could choose to pursue enforcement of federal law against a state-level compliant medical cannabis business for any violation within the previous five years, which is the applicable federal statute of limitations.

While Congress is considering legislation that may address these issues, there can be no assurance that any such legislation passes, and at this time, cannabis remains a Schedule I controlled substance at the federal level. The U.S. federal government has always reserved the right to enforce federal law applicable to the sale and disbursement of medical or adult-use cannabis, even if state law authorizes such sale and disbursement. It is unclear whether the risk of enforcement has been altered.

If the federal government does choose to take enforcement action against the Company, such potential proceedings could involve significant restrictions being imposed upon the Company or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on the Company’s business, revenues, operating results and financial condition as well as the Company’s reputation, even if such proceedings were successfully concluded in favor of the Company. Any such change in the federal government’s enforcement of federal laws could cause significant financial damage to the Company, its business and its investors.

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Additionally, there can be no assurance as to the position the Biden Administration may take on cannabis, even though it is anticipated that it may be more open-minded toward it than the Trump Administration.  Any enforcement of current federal laws could cause significant financial damage to the Company and its Stockholders. Further, future presidential administrations may want to treat cannabis differently and potentially enforce federal laws more aggressively. Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities, divestiture or forfeiture of assets. This could have a material adverse effect on the Company, including its reputation and ability to conduct business, its holding (directly or indirectly) of cannabis licenses in the United States, the listing of its securities on various stock exchanges, its financial position, operating results, profitability. In addition, it is difficult to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

DEA Enforcement

The United States Drug Enforcement Agency (the “DEA”) has substantial police powers. DEA raids have been conducted in several of the states where cannabis has been legalized. While it is not clear whether any individuals have actually been prosecuted in connection with such raids, any such raid by the DEA could cause a substantial disruption to the Company’s operations, and the Company would likely have difficulty recovering any records, money or inventory seized in connection therewith.

Anti-Money Laundering and Similar Regulations.

The Company is required to comply with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and any relevant regulations and any other applicable laws or regulations, including regulations promulgated by the Department of Treasury’s Office of Foreign Assets Control (“OFAC”). The Company may be required to obtain a detailed verification of the identity of each investor in the Company, the identity of any beneficial owner of any such investor, and the source of funds used to invest in the Company. Each prospective investor shall be required to represent that it is not a prohibited person (a “Prohibited Person”), as defined by the USA PATRIOT Act, United States Executive Order 13224, and other relevant legislation and regulations, including regulations promulgated by OFAC. Should a prospective investor refuse to provide any information required for verification purposes, the Company may refuse to accept an investment from such investor. The Company may request such additional information from prospective investors or as is necessary in order to comply with the USA PATRIOT Act, United States Executive Order 13224, and other relevant anti-money laundering legislation and regulations, including regulations promulgated by OFAC.  In the event that any of the Company’s operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could be materially adverse to the Company and, among other things, could restrict or otherwise jeopardize the ability of the Company to pay interest or effect dividends.

EVALI Epidemic

According to recent developments from the Center for Disease Control (CDC), Vitamin E Acetate has been identified as a likely culprit in cases of e-cigarette, or vaping, product use associated lung injury (EVALI).  Investigations by state and federal health officials strongly suggest that untested and unregulated vaporizer cartridges diluted with Vitamin E Acetate are a primary contributor to the recent EVALI epidemic. While the Company operates in some of the most rigorous cannabis regulatory environments in the United States and does not use oil thickeners, like Vitamin E Acetate, or other potentially harmful non-botanical additives, the safety of using vaporized products continues to be in question.  Certain companies in the cannabis industry have seen decreased stock prices, and it is possible that additional regulations will be instituted banning vaporized cannabis products.  In addition, consumers or others may bring lawsuits related to the safety of, or injury from, vaporized products containing cannabis.

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Counterfeit Products

Some companies in the cannabis industry have reported that their products have been counterfeited.  In the event the Company’s products are counterfeited or in the event the Company unknowingly purchases and resells counterfeit products, the Company may suffer significant losses.

State Regulatory Uncertainty

The rulemaking process for cannabis operators at the state level is ongoing and frequently changes. As a result, a compliance program is essential to manage regulatory risk. All operating policies and procedures implemented in the operation will be compliance-based and derived from the state regulatory structure governing ancillary cannabis businesses and their relationships to state-licensed or permitted cannabis operators, if any. Notwithstanding the Company’s efforts, regulatory compliance and the process of obtaining regulatory approvals can be costly and time-consuming.  No assurance can be given that the Company will receive the requisite licenses, permits or cards to operate its businesses. The Company currently operates in the states of California and Utah, but the Company may determine to enter additional states at any time through application, merger and/or acquisition of an existing permitted entity.

State License Renewal Requirements

States impose strict license renewal requirements for each of our licenses, which vary state by state. We generally must complete the renewal application process within a prescribed time prior to the expiration date and pay a renewal application fee. The state licensing body can deny or revoke licenses and renewals for a variety of reasons, including:

(a) submission of materially inaccurate, incomplete or fraudulent information;

(b) failure of the Company or any of our directors or officers to comply, or have a history of non-compliance, with any applicable law or regulation, including laws relating to minimum age of customers, safety and non-diversion of cannabis or cannabis products, taxes, child support, workers compensation and insurance coverage, exceeding a statutory or regulatory licensing cap, or any action or inaction that would otherwise result in a failure to remain in good standing;

(c) failure to submit or implement a plan of correction for any identified violation;

(d) attempting to assign registration to another entity without state approval;

(e) insufficient financial resources;

(f) committing, permitting, aiding or abetting of any illegal practices in the operation of a facility;

(g) failure to cooperate or give information to relevant law enforcement related to any matter arising out of conduct at a licensed facility;

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(h) lack of responsible operations, as evidenced by negligence, disorderly or unsanitary facilities or permitting a person to use a registration card belonging to another person. Certain jurisdictions also require licensees to attend a public hearing or forum in connection with their license renewal application;

(i) engaging in unprofessional, dishonorable, or unethical conduct of a character likely to deceive, defraud, or harm the public; and

(j) adverse action by another U.S. jurisdiction or foreign nation.

Local Regulation

In some states, the cannabis industry is or may be subject to local laws and regulations in addition to state laws and regulations. Local governments have the ability to limit, restrict, and ban cannabis businesses from operating within their jurisdiction.  In some local jurisdictions, this may include bans on adult-use sales while allowing medical sales, regardless of legality at the state level.  Local jurisdictions may also require additional local taxes and/or host community revenue sharing agreements.  Land use, zoning, local ordinances, and similar laws could be adopted or changed, and have a material adverse effect on the Company’s business.

It is possible that current and future local laws and regulations could adversely affect the Company’s operations, including causing the Company to cease operations. In addition, the enforcement of rules or regulations may vary from jurisdiction to jurisdiction, which could adversely affect the Company’s ability to efficiently manage its businesses.

Possible Disclosure of Investor Identities

The states in which the Company operates, intends to operate or in which it may apply to operate in the future, are highly regulated markets on both the state and local government level.  The state/local government regulatory authorities in these states may, from time to time, require that the Company provide information regarding all of its investors in order to obtain and then maintain its state and/or local regulatory compliance and/or require the investors to pass a criminal background check.  It is also possible that the Company’s existing bank or any banks it does business with in the future may require similar disclosures of investor identities.  For investors that are entities, such regulatory authorities or banks may require that the Company disclose the beneficial owners of all such entities.  Although the Company will take reasonable steps to maintain this information on a confidential basis and request that the state and/or local government regulatory authority and/or bank maintain the confidentiality of this information, there is a risk that investor information may be disclosed by the state/local government regulatory authorities or banks in response to a freedom of information act request or other legal process outside of the control of the Company.

Changing Laws

Any changes in local, state and federal cannabis laws and regulations or interpretations thereof could require the Company to incur substantial costs associated with compliance or alter the Company’s business plan. In addition, violations of these laws, or allegations of such violations, could disrupt business and result in a material adverse effect on operations. The Company cannot predict the nature of any future laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on the business.

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Lack of Bankruptcy Access

Many courts have denied cannabis businesses bankruptcy protections because the possession, distribution, and use of cannabis is illegal under U.S. federal law. In the event of an insolvency, it would be very difficult for lenders to recoup their investments in the cannabis industry through the U.S. federal bankruptcy process. If we were to experience an insolvency, there is no guarantee that U.S. federal bankruptcy protection would be available to us, which would have a material adverse effect on us.

Potential FDA Regulation

Should the federal government legalize cannabis for medical use, it is possible that the U.S. Food and Drug Administration (“FDA”) will seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including compliance with cGMPs (current good manufacturing practices) related to the growth, cultivation, harvesting and processing of medical cannabis. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medical cannabis is grown be registered with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, it is unknown what the impact would be on the cannabis industry. If the Company is unable to comply with the regulations and/or registration as prescribed by the FDA, the Company may be unable to continue to operate its businesses.

The FDA may regard any promotion of cannabis-based or cannabis-derived products as the promotion of an unapproved drug in violation of the FDCA. Cannabidiol, a compound referred to as CBD, is one of the non-psychoactive cannabinoids in both industrial hemp and cannabis. CBD is increasingly used as an ingredient in food and beverages, as an ingredient in dietary supplements and as an ingredient in cosmetics, thereby generating new investments and creating employment in the cultivation and processing of hemp and hemp-derived products. Pharmaceutical products with CBD as an active ingredient have also been developed, including one product approved by the FDA (Epidiolex®). Foods and beverages, dietary supplements, pharmaceuticals, and cosmetics containing CBD are all subject to regulation under the FDCA. The FDA has asserted that CBD is not a lawful ingredient in foods and beverages, supplements and pharmaceuticals (unless FDA-approved), although the FDA has generally refrained from taking enforcement action against those products absent such products bearing therapeutic or treatment claims. CBD-containing products may also be subject to the jurisdiction of the state and local health authorities.

In recent years, the FDA has issued Warning Letters to a number of companies making medical claims surrounding products that contain CBD oil derived from hemp, warning them that the marketing of their products violates the FDCA; in certain instances, the Federal Trade Commission (“FTC”) has jointly issued letters with FDA to some CBD marketers. Any FDA enforcement action with respect to our non-hemp based cannabis products could result in a number of negative consequences, including fines, disgorgement of profits, recalls or seizures of products, or a partial or total suspension of our production or distribution of our products. Any such event could have a material adverse effect on our business, prospects, financial condition, and operating results.

We sell and distribute certain products containing CBD. There is a risk that the FDA or state or local Departments of Health will seek to stop us from selling our CBD products or seek to have the claims made for those products revised.

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Lack of Similar Business Models

Because the Company operates in a relatively new industry, there are few established operators whose business models the Company can emulate. Stockholders and investors should further consider, among other factors, the Company’s prospects for success in light of the risks and uncertainties encountered by companies that, like the Company, are in their early stages in this new industry. For example, unanticipated expenses and problems or technical difficulties may occur and they may result in material delays in the operation of the Company’s business. The Company may not successfully address these risks and uncertainties or successfully implement its operating strategies. If the Company fails to do so, it could materially harm the Company’s business to the point of having to cease operations and could impair the value of the securities purchased to the point that investors may lose their entire investment. The Company expects to commit significant resources and capital to develop and market existing products and new products and services. These products are relatively untested, and the Company cannot assure investors that it will be commercially viable, achieve market acceptance for these products, or other new products and services that the Company may offer in the future. Moreover, these and other new products and services may be subject to significant competition with offerings by new and existing competitors in the business. In addition, new products and services may pose a variety of challenges and require the Company to attract additional qualified employees. The failure to successfully develop and market these new products and services could seriously harm the Company’s business, financial condition and results of operations.

Compliance with Regulations

The Company’s execution of its business model may require it to be compliant with rules and regulations related to, among others, controlled substances, prescription medication, HIPAA, various corporate or professional licensure, healthcare, advertising, and standards for privacy and data security of personal information. At this time, the Company intends to engage in lawful acts or activity for which corporations may be organized under the laws of the states in which it operates, taking into account the positions of applicable United States Federal authorities on law enforcement priority with respect to such aforesaid state laws, rules and/or regulations, from time to time as may be made known by the applicable Federal authorities. The Company’s business plan with operations in such states may subject the Company to additional risks in the context of application of federal law. The Company may carry out the foregoing directly or indirectly as a general or limited partner, venturer, member, stockholder or other type of equity interest owner in one or more partnerships, joint ventures, corporations or limited liability companies, wheresoever organized. While the Company intends to manage its business activities with every effort to comply, due to the breadth, complexity and, in certain cases, uncertainty of application thereof, it is possible that the Company’s activities could be subject to challenge by various government agencies or private parties.  If it is determined that the Company has failed to comply with such laws and regulations, the Company could be exposed to serious criminal and civil penalties including forfeiture, injunctive orders to cease activity or other government-issued orders. The Company’s reputation also could be harmed, its patients could lose confidence in the Company and its ability to comply with laws and regulations or its ability to protect the privacy of its patients, and the Company’s ability to attract new patients could be inhibited.

In addition, if laws, rules, regulations and requirements are adopted in the future on the federal or state level or by a specific industry body, that restrict or prevent the production, distribution and sale of cannabis, they could have an adverse impact on the Company through increased costs, or restrictions on business purposes and processes and the impact of injunctive orders to cease activity or other government-issued orders. The Company cannot predict how future laws and regulations will be administered or interpreted, or how they will affect the Company and its business operations.

Any failure of the Company to comply with existing regulations or regulations adopted in the future could also subject the Company to penalties, including the loss, non-renewal or suspension of a license/permit to operate in a particular state. Compliance matters could both prohibit the Company’s operations and business as contemplated and could increase the Company’s costs and affect the Company’s ability to meet its projections. The Company is currently assessing and will continue to assess regulations and requirements of certain jurisdictions for its products but may need to retain outside expertise in order to ensure compliance.

Jurisdictions in which the Company operates or intends to operate maintain and/or are considering implementing or expanding their “social equity” programs to create or enhance economic opportunities for minorities, those targeted by the “war on drugs,” and other historically marginalized demographics to participate in the cannabis industry.  The Company will continue to engage social equity initiatives to support diversity in the cannabis industry.  This participation may result in the Company partnering with, hiring, committing corporate resources to, and otherwise supporting inexperienced and/or underfunded business opportunities and individuals which could, in the short term, compete with the Company’s financial growth objectives.

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Local Regulations

The cannabis industry is governed by state governmental programs which have created statutes and regulations permitting the cultivation and dispensing of cannabis. Such statutes and regulations are of recent origin, and there exists the possibility that local governmental authorities may impose certain restrictions and regulations upon cannabis companies operating within their jurisdictions, including statutory “sunset” provisions. Such additional local regulations could require the Company to make changes to its facilities, services and/or programs. The Company’s business operations could be adversely affected by its failure or inability to comply with such additional regulations.

Restricted Access to Banking Services

We are subject to a variety of laws and regulations in the U.S. that involve money laundering, financial record-keeping, and proceeds of crime, including the U.S. Currency and Foreign Transactions Reporting Act of 1970, (which we refer to as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (which we refer to as the USA Patriot Act), and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the U.S. Accordingly, pursuant to the Bank Secrecy Act, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan or any other service could be sanctioned for money laundering, aiding and abetting, or conspiracy to violate U.S. federal law.

The United States Department of the Treasury’s Financial Crimes Enforcement Network, which we refer to as FinCEN, issued guidance on February 14, 2014, which we refer to as the FinCEN Guidance, outlining the pathways for financial institutions to provide banking services to cannabis businesses in compliance with U.S. federal enforcement priorities. The FinCEN Guidance states that in some circumstances, banks may provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. The FinCEN Guidance refers to the Cole Memorandum’s enforcement priorities.

The revocation of the Cole Memorandum has not affected the status of the FinCEN Guidance, nor has FinCEN given any indication that it intends to rescind the FinCEN Guidance itself. Shortly after the Sessions Memorandum was issued, FinCEN did state that it would review the FinCEN Guidance, but FinCEN has not issued further guidance.

Although the FinCEN Guidance remains intact, and the Trump administration appeared to have followed its guidelines, it is unclear whether the current administration will continue to do so. The Department of Justice continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state including states that have in some form legalized the sale of cannabis. Further, the Department of Treasury may also sanction financial institutions that engage in business with cannabis companies. A change in the enforcement priority of U.S. federal agencies could result in the prosecution of banks and financial institutions for crimes that were not previously prosecuted.

If our operations, or proceeds thereof, dividend distributions, profits or revenues derived from our operations were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds from a crime (the sale of a Schedule I drug) under the Bank Secrecy Act’s money laundering provisions. This may restrict our ability to declare or pay dividends or affect other distributions.

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The FinCEN Guidance does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the Department of Treasury, FinCEN or other U.S. federal regulators. Thus, many banks and other depository and financial institutions in the U.S. are not comfortable providing banking services to cannabis-related businesses or relying on this guidance. As a result, though we are not currently experiencing such issues, we may have limited or no access to banking or other financial services in the U.S. In addition, U.S. federal money laundering statutes and Bank Secrecy Act regulations discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it operates in permits cannabis sales. Our inability or limitation of our ability to open or maintain bank accounts or obtain other banking services may make it difficult for us to operate and conduct our business as planned or to operate efficiently.

On March 7, 2019, Democratic representative Ed Perlmutter of Colorado introduced house bill H.R. 1595, known as the Secure and Fair Enforcement (SAFE) Banking Act of 2019 (H.R. 1595), (the “SAFE Banking Act”), which would protect banks and their employees from punishment for providing services to cannabis businesses that are legal on a state level. The bill was advanced by the House Financial Services Committee on March 28, 2019 and passed with strong bipartisan support in the House of Representatives on September 25, 2019. The bill was not called for a vote in the Senate. In March 2021, the SAFE Banking Act was reintroduced for further consideration in both the House of Representatives and Senate, and on April 19, 2021, the House of Representatives passed the SAFE Banking Act. The bill is currently with the Senate Committee on Banking, Housing, and Urban Affairs. There is no guarantee that it will become law.

Despite guidance issued by FinCEN in February 2014, mitigating the risk to banks that do business with medical cannabis companies permitted under state law, as well as guidance from the United States Department of Justice, banks remain wary to accept funds from businesses in the cannabis industry.  While the Company currently maintains bank accounts for all of its permitted activities, there can be no assurance that the Company will be able to continue to maintain those accounts.  In addition, the Company’s critical vendors share the same risks as the Company in their ability to open and maintain bank accounts or accept payments related to their services to the cannabis industry.  An inability to open and maintain bank accounts by either the Company or its critical vendors may make it difficult for the Company to do business. In addition, an inability to maintain a bank account may result in the Company holding large sums of cash, which would expose the Company to a greater risk of theft.

License Extensions and Variance Requests

The state government authorities under which the Company operates may mandate strict construction, location, and operation guidelines in order to obtain and/or maintain cultivation, processing and dispensary licenses.  Due to circumstances outside of the Company’s control, abiding by these guidelines may become unduly burdensome, costly or impossible.  The Company may be able to request variances or extensions on a case-by-case basis but such variances or extensions may or may not be approved.  This could lead to unanticipated costs, uncertainty, and overshooting timelines.

The Company’s failure to comply with such guidelines could cause a regulatory body to take disciplinary, corrective or punitive measures in the form of fees, sanctions and / or withdrawal of approvals which may then adversely affect the Company’s business.

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Product Liability Considerations

As a manufacturer of products designed for human consumption and because it is in the chain of ownership when its supplies or distributes such products, the Company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the manufacturing and sale of cannabis and other products involve the risk of injury to consumers due to tampering by unauthorized third parties or via product contamination. Previously unknown adverse reactions resulting from human consumption of cannabis products alone or in combination with other medications or substances could become evident. The Company may be subject to various product liability claims, including, among others, that the products produced by the Company caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A products liability claim or regulatory action against the Company could result in increased costs, could adversely affect the Company's reputation with its vendors, clients and consumers generally, and could have a material adverse effect on the results of operations and financial condition of the Company. There can be no assurances that the Company will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain or maintain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of the Company’s potential products.

Product Recall Considerations

The Company may be subject to a mandatory or voluntary recall or return of its products for a variety of reasons, including product defects such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the Company's products are recalled due to an alleged product defect or for any other reason, the Company could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection therewith. The Company may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Although the Company has detailed procedures in place for testing its products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of the products produced by the Company were subject to recall, the reputation of that product and the Company could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for the Company's products and could have a material adverse effect on the results of operations and financial condition of the Company. Additionally, product recalls may lead to increased scrutiny of the Company's operations by the FDA, or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

Horticultural Operations

As a producer of horticulturally grown raw material, the Company faces risk of crop loss or product recall and/or destruction. Some of our plant stock is cultivated indoors in greenhouse or warehouse grows, where traditional crop throughput insurance policies that cover events such as fire or hail do not cover the most likely occurrences of cannabis crop failures, such as mold, mildew, disease or other contamination, or improper fertigation. Indoor operations rely on technology to stabilize growing conditions, the hard or soft-failure of these technologies can potentially damage crops and diminish the resulting quality of the products produced from those crops. In addition, unanticipated, extreme weather conditions may delay or prevent the operation of dispensaries and cultivation centers. Risks inherent in our business such as infestation by insects or plant diseases, and similar agricultural related risks may also adversely affect our product supply. Product in storage may also be adversely affected. The occurrence of any of these potential issues could adversely affect supply, reduce production and sales volumes, increase production costs, prevent or impair shipments and may lead to a loss of consumer confidence in us causing consumers to turn to competitors’ products.

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Additional contributing risk comes from the nature of the markets in which we operate. Highly regulated cannabis programs and the demands of the regulators that oversee such programs require operators to adhere to current good manufacturing and current good agricultural production environments. Product contamination or purity concerns at any stage of the production process, including those not within our direct control, can lead to recalls and/or state-mandated crop destruction, which would have a material adverse effect on our results of operations and financial condition.

Environmental and Employee Health and Safety Regulations

The Company's operations are subject to environmental and safety laws and regulations concerning, among other things, emissions and discharges to water, air and land, the handling of product and the handling and disposal of hazardous and non-hazardous materials and wastes, and employee health and safety. Changes in environmental, employee health and safety or other laws, more vigorous enforcement thereof or other unanticipated events could require extensive changes to the Company's operations or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Company. Government approvals and permits are currently, and may in the future, be required in connection with the Company’s operations. To the extent such approvals are required and not obtained, the Company may be curtailed or prohibited from proceeding with the development of its operations as intended. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. The Company may be required to compensate those suffering loss or damage by reason of its operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permits governing the production of cannabis, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in expenses, capital expenditures or production costs or reduction in levels of production or require abandonment or delays in development.

Marketing Constraints

Certain of the states in which we operate have enacted strict regulations regarding marketing and sales activities on cannabis products. There may be restrictions on sales and marketing activities imposed by government regulatory bodies that can hinder the development of our business and operating results. Restrictions may include regulations that specify what, where and to whom product information and descriptions may appear and/or be advertised. Marketing, advertising, packaging and labeling regulations also vary from state to state, potentially limiting the consistency and scale of consumer branding communication and product education efforts. The regulatory environment in the U.S. limits our ability to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and operating results could be adversely affected.

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IV.  Risks Related to Taxes and Certain Tax Treatment for U.S. Federal Income Tax Purposes

THE INCOME TAX LAWS APPLICABLE TO CORPORATIONS AND INVESTORS ARE COMPLEX.  THE FOLLOWING SUMMARY IS NOT EXHAUSTIVE AND DOES NOT CONSTITUTE TAX ADVICE.  YOU SHOULD CONSULT YOUR TAX ADVISOR IN ORDER TO FULLY UNDERSTAND THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES TO YOU OF AN INVESTMENT IN THE SHARES.  NO REPRESENTATION IS MADE WITH RESPECT TO THE TAX CONSEQUENCES RELATING TO THE OPERATION OF THE COMPANY OR WITH RESPECT TO AN INVESTMENT IN THE SHARES.

This summary does not consider the consequences related to state, local, gift, estate, inheritance or foreign tax nor does it address tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund), partnerships or other entities classified as partnerships for United States federal income tax purposes, dealers in securities or foreign currencies, persons liable for the alternative minimum tax, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, United States expatriates or United States expatriated entities, those who are subject to the United States anti-inversion rules, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who have acquired the Company’s Shares as compensation or otherwise in connection with the performance of services, persons deemed to sell the Company’s Shares under the constructive sale provisions of the Internal Revenue Code (the “Code”), or persons that will hold the Company’s Shares as a position in a hedging transaction “straddle,” “conversion transaction,” synthetic security or other integrated investment or risk reduction transaction.

Corporate Tax Status

The Company filed a “check the box” election to be taxed as a corporation on April 4, 2019 and elected to file a consolidated corporate income tax return.  The election to change the date to April 5, 2019 and the election to file a consolidated tax return beginning with the April 5, 2019 date is currently under petition to the IRS. While operating as a limited liability company, the Company was taxed as a partnership and therefore partnership treatment under applicable United States federal and state tax laws applied to the Company for the partial 2019 tax year and prior tax years. Non-U.S. investors may have additional tax liability or withholding tax obligations and should consult their own tax advisers with respect thereto.  The conversion was made primarily to provide the Company with increased access to capital markets and as a result of the decrease in the current level of taxation placed upon a C Corporation, as contained in the Tax Cuts and the U.S Jumpstart Our Business Startups Act or the “JOBS Act”.  There is no guarantee that current tax rates will remain in effect nor that there will be a prolonged benefit of a decreased level of taxation placed upon a C Corporation.

Section 280E

Due to the Company’s activities of producing and selling cannabis, Section 280E of the Code disallows all deductions other than cost of goods sold. The question of which expenses are appropriately charged to cost of goods sold, and which expenses are disallowed is the subject of contention between the U.S. Internal Revenue Service (“IRS”) and taxpayers with key points not yet addressed in authoritative guidance. Furthermore, payments or expenses may not be deductible or qualify for otherwise typical tax treatment or characterization due to the business in which the Company is engaged. The Board of Directors regularly consults with the Company’s tax advisors and will take a tax position for which there is a reasonable basis in the tax law. The Company currently takes the position that any costs included in the costs of goods sold should be treated as amounts subject to Section 280E. Due to the current uncertainty on these points, the tax position taken by the Company is subject to change as the law develops or in the event that the IRS successfully challenges a position taken by the Company on a particular tax matter. In addition, Stockholders may be subject to certain state, local and foreign taxes.  Each prospective investor should consult with his, her or its own tax and accounting advisors in relation to the tax attributes and tax effect of owning the Shares.  This provision has been applied by the IRS to cannabis operations, prohibiting them from deducting expenses directly associated with the sale of cannabis. Section 280E therefore has a significant impact on the retail side of cannabis, but a lesser impact on cultivation and manufacturing operations. A result of Section 280E is that an otherwise profitable business may, in fact, operate at a loss, after taking into account its cash U.S. income tax obligations.

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Other Taxes Unique to the Industry

Cannabis industries are also subject to a variety of state and local taxes that are specific to the industry and may have a material impact on the tax obligations of the Company.

Taxation as a Corporation

The Company is taxed as a corporation.  This means that for Federal income tax purposes, the income and deductions of the Company will be reflected only on its own income tax return rather than being passed through to its Stockholders, and income will be taxed to the Company at corporate tax rates. No losses of the Company will be allowable as deductions of the Stockholders.

Certain Material Federal Income Tax Consequences for U.S. Holders

To the extent that the Company has current and accumulated earnings and profits as determined for United States federal income tax purposes (“E&P”), distributions of cash or property (other than certain stock distributions) will be taxable as dividends and are expected to be treated as "qualified dividends” (subject to Stockholders meeting certain eligibility requirements) and will be reflected on Form 1099-DIV.  Distributions in excess of E&P will be treated as a tax-free return of capital to the extent of the Stockholder’s tax basis in its Shares.  In years in which the Company’s total cash distributions exceed its E&P, the IRS requires that the Company prepare Form 8937, Report of Organizational Actions Affecting Basis of Securities.  Any distribution in excess of both E&P and a Stockholder’s tax basis should be treated as capital gain.  Upon a sale of Shares, Stockholders should recognize capital gain or loss, which will be short-term or long-term depending on the length of their holding period in the Shares sold.  A 3.8% Federal income tax generally is imposed on the net investment income of non-corporate U.S. citizens and residents with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers).  For these purposes net investment income generally includes dividends and capital gains.

Certain Material Federal Income Tax Consequences for Non-U.S. Holders

The following summary is limited to non-U.S. holders who will hold the Company’s Shares as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  For purposes of this document, a “non-U.S. holder” is any beneficial owner of the Company’s Shares that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes.  A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

(1)	an individual who is a citizen or resident of the United States (and certain former citizens and residents of the United States subject to U.S. tax as expatriates);

(2)	a corporation (or other entity that is taxable as a corporation) created or organized in the United States or under the laws of the United States or of any State (or the District of Columbia);

(3)	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

(4)

a trust: (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust; or (B) that was in existence on August 20, 1996, was treated as a U.S. person on the previous day, and elected to continue to be so treated.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds the Company’s Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partnership or treated as a partner in an entity or arrangement treated as a partnership that holds the Company’s Shares, you should consult your tax advisor as to the United States federal income tax consequences applicable to you.

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Distributions

Distributions of cash or property (other than certain stock distributions) with respect to the Company’s Shares will be treated as dividends when paid to the extent of the Company’s current and accumulated earnings and profits as determined for United States federal income tax purposes (“E&P”). To the extent any such distributions exceed E&P, such excess amount will first be treated as a tax-free return of capital reducing your adjusted tax basis in the Company’s Shares, but not below zero, and thereafter will be treated as gain from the sale or other taxable disposition of such Shares, the treatment of which is discussed under “Gain on Disposition of Shares.” Your adjusted tax basis in a Share is generally your purchase price for such Share, reduced (but not below zero) by the amount of such prior tax-free returns of capital, and for investors who held LLC units prior to the change to corporate status, capital contributions, less distributions, plus the excess of cumulative profit allocations over cumulative loss allocations, or minus the excess of cumulative loss allocations over cumulative profit allocations.

Subject to the withholding requirements of the Foreign Account Tax Compliance Act, or FATCA, and with respect to effectively connected dividends, each of which is described below, dividends paid to a non-U.S. Holder with respect to the Company’s Shares will be subject to withholding of United States federal income tax at a 30% gross rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

To claim the benefit of a lower treaty rate with respect to dividends paid to you, you must furnish to the Company or the Company’s paying agent:

•	a valid IRS Form W-8BEN, W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or

•	if the Company’s Shares are held through certain foreign intermediaries or foreign partnerships, other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury Regulations.

This certification must be provided to the Company or the Company’s paying agent prior to the payment to you of any dividends and must be updated periodically, including upon a change in circumstances that makes any information on such certificate incorrect.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment (or, in the case of an individual, a fixed base) that you maintain in the United States, you will be taxed on a net income basis at applicable graduated individual or corporate tax rates in generally the same manner as if you were a U.S. person as defined under the Code, unless an applicable income tax treaty provides otherwise.  However, the Company is not generally required to withhold tax from effectively connected dividends, provided that you have furnished to the Company or the Company’s paying agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-U.S. person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

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If you are a corporate non-U.S. holder, effectively connected dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% gross rate, or at a lower rate if you are eligible for the benefits of an applicable income tax treaty.

Gain on Disposition of Shares

Subject to the discussions below regarding backup withholding and FATCA, as a non-U.S. holder, you generally will not be subject to United States federal income or withholding tax on gain realized on the sale, exchange or other disposition of the Company’s Shares unless (i) you are an individual who is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions exist, (ii) the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment (or, in the case of a non-U.S. individual, a fixed base) that you maintain in the United States, if such permanent establishment or fixed base is required by an applicable income tax treaty as a condition to subjecting you to United States taxation on a net income basis; or (iii) the Company is or has been a U.S. real property holding corporation, or a U.S. Real Property Holding Company (USRPHC), for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that you held the Company’s Shares, and certain other conditions are met.

If you are an individual described in (i) above, you will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the sale, which may be offset by certain United States source capital losses, if any, recognized in the taxable year of the disposition of the Company’s common stock.  If you are a non-U.S. holder described in (ii) above, gain recognized on the sale generally will be subject to United States federal income tax at graduated United States federal income tax rates on a net income basis and in generally the same manner as if the non-U.S. holder were a U.S. person as defined in the Code, unless an applicable income tax treaty provides otherwise.  Additionally, a non-U.S. holder that is a corporation may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits, subject to certain adjustments, or at such lower rate as may be specified by an applicable income tax treaty.

Although the Company has not made a determination, the Company believes that it is not currently a USRPHC and the Company does not expect to become a USRPHC in the foreseeable future.  Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.  In the event that the Company becomes a USRPHC, and if the Company’s Shares become “regularly traded on an established securities market” (within the meaning of the U.S. Treasury Regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Company’s common stock, more than 5% of the Company’s Shares will be treated as disposing of a U.S. real property interest and will be taxable on gain realized on the disposition of the Company’s Shares as a result of the Company’s status as a USRPHC.  If the Company was to become a USRPHC and the Company’s Shares are not regularly traded on an established securities market, such holder (regardless of the percentage of stock owned) would be treated as disposing of a U.S. real property interest and would be subject to U.S. federal income tax on a taxable disposition of the Company’s Shares (as described in the preceding paragraph), and a 10% withholding tax would apply to the gross proceeds from such disposition unless the holder is able to obtain a withholding certificate from the IRS reducing or eliminating the amount to be withheld, or otherwise qualifies for an exemption (such as in the case of certain non-recognition transactions).  You may obtain a refund of any amounts withheld in excess of your actual United States federal income tax liability by timely filing a refund claim with the Internal Revenue Service.

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership of the Company’s Shares.

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Information Reporting and Backup Withholding

Payments of dividends, and the tax withheld on those payments, are subject to information reporting requirements.  These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty.  Under the provisions of an applicable income tax treaty or agreement, copies of the information returns reporting such dividends and withholding also may be made available to the tax authorities in the country in which the non-U.S. holder resides.  U.S. backup withholding generally will apply to payments of dividends to a non-U.S. holder unless such non-U.S. holder furnishes to the payor a Form W-8BEN or Form W-8BEN-E (or other applicable or successor form), or otherwise establishes an exemption and the payor does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.

Payment of the proceeds of a sale or other disposition of the Company’s Shares within the United States or conducted through certain U.S.-related entities and financial intermediaries is subject to information reporting and, depending on the circumstances, backup withholding, unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN, W-8BEN-E (or other applicable or successor form), or otherwise establishes an exemption and the payor does not have actual knowledge or reason to know the holder is a U.S. person, as defined under the Code, that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.

Backup withholding is not an additional tax.  Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a refund or a credit against the non-U.S. holder’s United States federal income tax liability, provided that the non-U.S. holder timely provides the required information to the IRS.  Moreover, certain penalties may be imposed by the IRS on a non-U.S. holder who is required to furnish information but does not do so in the proper manner.  Non-U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding.

FATCA Withholding

FATCA imposes a 30% withholding tax on certain types of payments made to foreign financial institutions, or FFIs, and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied.

As a general matter, FATCA imposes a 30% withholding tax on dividends on, and, from and after January 1, 2019, gross proceeds from the sale or other disposition of, the Company’s Shares if paid to a foreign entity unless (i) the foreign entity is an FFI that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of an FFI that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such an agreement; (ii) the foreign entity is not an FFI and either certifies that it does not have any “substantial” U.S. owners or furnishes identifying information regarding each substantial U.S. owner; or (iii) the foreign entity qualifies for an exemption from these rules.  In certain cases, a “substantial” United States owner can mean an owner of any interest in the foreign entity.

If withholding is required under FATCA on a payment related to the Company’s Shares, investors that otherwise would be exempt from withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available).

Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in the Company’s Shares.

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The foregoing summary is for general information only and is not intended to constitute a complete description of all U.S. federal income tax consequences for non-U.S. holders relating to the purchase, ownership, and disposition of the Company’s Shares.  If you are considering the purchase of Shares, you should consult with your tax advisor concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of the Company’s Shares, as well as the consequences to you arising under U.S. tax laws other than the federal income tax law discussed in this summary or under the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Possible Law Changes

No assurance can be given that legislative, administrative or judicial changes will not occur which will alter, either prospectively or retroactively, the tax considerations or risk factors discussed in this Memorandum.  Prospective investors should seek, and must rely on, the advice of their own tax advisers with respect to the possible impact on their investment of any future proposed tax legislation or administrative or judicial action.

Each prospective investor should consult with his, her or its own tax and accounting advisors in relation to tax matters and possibly becoming a Stockholder of the Company and owner of Shares of the Company.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THE OFFERING OR WITH REGARD TO THE COMPANY, ITS BUSINESS OR THE SHARES. PROSPECTIVE INVESTORS SHOULD READ THIS ENTIRE MEMORANDUM BEFORE DETERMINING WHETHER TO INVEST IN THE SHARES.

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ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from the Offering, assuming we sell all of the Shares in the Offering.

We expect to use substantially all of the net proceeds from the Offering (after paying offering expenses) to operate the Company and pursue our business strategy.  Potential investors should note that the table below contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this table based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

In addition, the Company may use a portion of the proceeds of the Offering to pay for settlement or other related costs associated with the May 2019 Notes and lawsuit.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS TABLE

	If 25% of Shares are sold	If 50% of Shares are sold	If 75% of Shares are sold	If 100% of Shares are sold
Gross Proceeds	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Our intended use of the gross proceeds is as follows: Fees for qualification of Offering Statement under Regulation A (includes legal, accounting, and marketing auditing, broker/dealer and other professional fees)	$1,875,000	$3,750,000	$5,625,000	$7,500,000
Working Capital and Team Expansion	$13,375,000	$13,750,000	$15,000,000	$15,000,000
Facilities Expansion		$15,000,000	$21,000,000	$27,500,000
Marketing	$1,250,000	$2,500,000	$10,000,000	$12,000,000
Reserve for M&A Activities	$2,250,000	$2,500,000	$4,625,000	$13,000,000
TOTAL	$18,750,000	$37,500,000	$56,250,000	$75,000,000

The foregoing information is an estimate based on our current business plan. The Company may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and it will have broad discretion in doing so.

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DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten Offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the common stock offered under this Offering. Our Offering Price is arbitrary with no relation to value of the Company.

Prior to the Offering, there has been no public market for the Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

•	the information set forth in this Offering Circular and otherwise available;
•	our history and prospects and the history of and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

If all of the Shares in this Offering are fully subscribed and sold, the 75,000,000 Shares offered herein will constitute approximately 27.5% of the number of issued and outstanding shares of stock of the Company on a fully diluted, fully converted basis.

DILUTION

As of December 31, 2021, the Company had an aggregate of 166,012,988 shares of our voting common stock issued and outstanding, with options to purchase an additional 15,630,575 shares outstanding.  Investors in this offering will experience immediate dilution, as described below, from the sale of the Shares by the Company.

Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the shares of common stock sold in this offering exceeds the pro forma net tangible book value per share of common stock after the offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock or equivalents deemed to be outstanding at that date.

The pro forma net tangible book value of our common stock on a fully-diluted, as converted basis as of December 31, 2021 was approximately ($629,474), or ($0.0036) per share.

After giving the effect to the sale of 75,000,000 shares of our common stock in this offering at the price to the public of $1.00 per share, and after deducting our estimated offering expenses, the pro forma net tangible book value would be approximately $66,870,526, or $0.27 per share. This represents an immediate increase in net tangible book value of $0.27 per share to existing stockholders and an immediate dilution of $0.73 per share to new investors purchasing shares of common stock in the offering.

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The following table illustrates this per share dilution to new investors discussed above, assuming the sale of, respectively, 25%, 50%, 75%, and 100% of the shares offered for sale in this Offering:

Funding Level	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Assumed initial public offering price per share of common stock	$1.00	$1.00	$1.00	$1.00
Pro forma net tangible book value per share before giving effect to the offering	($0.0036)	($0.0036)	($0.0036)	($0.0036)
Increase in net tangible book value share attributable to the sale of common stock in the offering (1)	$16,875,000	$33,750,000	$50,625,000	$67,500,000
Pro forma net tangible book value per share after giving effect to the offering	$0.08	$0.16	$0.22	$0.27
Dilution in net tangible book value per share to new investors (2)	$0.92	$0.84	$0.78	$0.73

Notes:

(1) After deducting estimated expenses payable by us in this offering.

(2) Dilution is determined by subtracting pro forma net tangible book value per share after giving effect to the offering from the initial public offering price per share paid by a new investor.

The following table sets forth, assuming the sale of 75,000,000 shares of our common stock offered for sale in this offering, as of December 31, 2021, the total number of shares previously issued and sold to existing investors, the total consideration paid for the foregoing and the average price per share. As the table shows, new investors purchasing shares of common stock may in certain circumstances pay an average price per share substantially higher than the average price per share paid by our existing stockholders.

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Assuming 100% of Shares Sold:	Number of Shares	Purchased Percent	Total Amount	Consideration Amount
Existing Shareholders	172,869,989	70%	$16,890,875	$0.10
New Investors	75,000,000	30%	$75,000,000	$1.00
Total	247,869,989	100%	$91,890,875	$0.37

Assuming 75% of Shares Sold:	Number of Shares	Purchased Percent	Total Amount	Consideration Amount
Existing Shareholders	172,869,989	75%	$16,890,875	$0.10
New Investors	56,250,000	25%	$56,250,000	$1.00
Total	229,119,989	100%	$73,140,875	$0.32

Assuming 50% of Shares Sold:	Number of Shares	Purchased Percent	Total Amount	Consideration Amount
Existing Shareholders	172,869,989	82%	$16,890,875	$0.10
New Investors	37,500,000	18%	$37,500,000	$1.00
Total	210,369,989	100%	$54,390,875	$0.26

Assuming 25% of Shares Sold:	Number of Shares	Purchased Percent	Total Amount	Consideration Amount
Existing Shareholders	172,869,989	90%	$16,890,875	$0.10
New Investors	18,750,000	10%	$18,750,000	$1.00
Total	191,619,989	100%	$35,640,875	$0.19

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THE COMPANY

Overview

The Company produces cannabis concentrates and related products across multiple markets. The Company is a multi-state cannabis company with distribution (or future distribution), either directly or indirectly through affiliates or investees, in the California, Missouri, and Utah markets and its products are distributed in more than 250 dispensaries across the United States. The Company is recognized by its peers in cannabis, winning over 100 industry awards over the years, including Brand of the Year at the 2018 California Cannabis Awards. One of the Company’s latest products, the DART vaporizer, won first place at the 2019 High Times SoCal Cannabis Cup with its Piña Colada flavor.

By using standard operating procedures and strict safety protocols in their facilities and with a genetics library consisting of hundreds of strains, the Company provides customers with high-quality adult-use and medical cannabis products. The Company offers live resin vape cartridges, CBD vape cartridges, cannabis flower, edibles, and pre-rolled joints. As the Company builds out its capacity, it will be employing its know-how and genetic library to continue to strive to be a leading product innovator.

Our Business

Moxie is a multi-state cannabis company that specializes in curating comprehensive quality cannabis products for the market. Moxie brings a unique portfolio to the consumer by offering something for every cannabis user, whether new or experienced and at a variety of price points.

Moxie currently distributes its products across multiple states with a strong presence in California, Missouri, and Utah. The product assortment includes our award winning concentrates, flower, vapes, and edibles. Moxie possesses retail and cultivation licenses in all states where our activities require them.

Through the Company’s exclusive in-house distribution, Moxie products are widely available across cannabis’s largest market, California. Moxie is currently sold in over 250 retail locations nationwide and is continuing to expand outlets. With its large production and distribution capacity, Moxie is able to expand rapidly across this vast marketplace.

Moxie considers itself as a top manufacturer in the industry with its state of the art facility operating out of Lynwood, California. With that, comes a multitude of opportunities for white labeling and strategic collaborations.

Moxie owns a majority interest in and operates an indoor grow, Sapphire Enterprises, located in Sacramento. This creates a vertically integrated model that allows for control of the process from seed to sale. The material from this grow supplies the flower for their high end concentrate line as well as limited genetic drops. In addition, Moxie sources material for their value line from preferred grow partners like Casa Flor and other family-owned operations. In January 2021, the Company acquired an outdoor cultivation license in Calaveras County.  In June 2021 this location commenced operations on 1-acre of cultivation canopy.  This operation is expected to produce inputs for the Company’s value line and reduce reliance on cultivation partners in California. The Company has an opportunity to acquire cultivation licenses with respect to an adjacent second acre in Calaveras for a purchase price of $300,000 and has a right of first refusal with respect to any additional cultivation licenses the seller possesses or obtains.

Moxie has dispensary partners which drive its business. With these partners, the company is able to create brand loyalty and recognition across multiple consumer bases and create a solid foundation for driving revenue.

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In addition to its product offerings, the Company engages in strategic investments in the cannabis industry through the complete or partial purchase and sale of cannabis companies of all types throughout the United States.

History and Material Transactions

The Company was established as a Delaware limited liability company in January 2018 and converted to a corporate structure in November 2021. Since 2018, the Company has undergone meaningful growth.

The Company has experienced certain material events since its formation, including:

1.

In June 2018, the Company undertook a recapitalization, modifying the respective ownership of certain members by entering into redemption agreements with such members and repurchasing certain of the members’ units.

2.

In April 2019, a corporate reorganization was completed whereby the investors in the Company’s affiliated entities agreed to contribute their respective LLC interests to the Company in exchange for equity in MXY Holdings LLC. The result was the formation of a controlled group, with MXY Holdings LLC as the parent company and the former affiliates as subsidiaries.

3.

Effective January 1, 2020, the Company, through its subsidiary Anacapa CA, executed operating, advisory, and brand license agreements with the principals of a California cultivation company in Sacramento, CA, Sapphire Enterprises. Such entity possesses licenses to cultivate and distribute both recreational and medicinal cannabis products in California. The deal involved no cash consideration or royalties and provided the Company a 51% equity stake in exchange for the use of Moxie’s brand name, genetics, and proprietary processes. The acquisition was executed in aid of the Company’s vertical integration strategy within California, while also reducing the cost of raw materials for its manufacturing and processing operations. The Company purchased an additional 33.075% equity stake in Sapphire Enterprises on February 28, 2022. In accordance with an advisory agreement, the Company earns monthly fees in exchange for minor managerial assistance on improving the quality of the acquired entity’s operations and financial results.

4.

During November 2020, the Company sold its interest in two of its subsidiaries, PurePenn LLC, a cannabis cultivator and processor servicing the Pennsylvania medicinal cannabis market, and Pioneer Leasing Company LLC, a real estate and equipment lessor supporting the cannabis manufacturing operations of PurePenn, in exchange for cash and shares of Trulieve Cannabis Corp, a publicly traded company. The approximate value of the transaction was roughly $52,000,000, in addition to an earnout. The Company retains its shares in Trulieve as a passive investor and has no active involvement in the management or operations of Trulieve.

The Company has a number of outstanding notes that provide for events to trigger conversion into shares of the Company. These include:

1.

The May 2019 Notes, convertible into equity securities of the Company, dated as of May 17, 2019, issued by the Company and payable to MXY D, Inc. in the aggregate principal amount of $35,609,000. If the May 2019 Notes are converted, the resulting shares of the Company will be distributed to the holders of the Series B Common Stock of MXY D, Inc., pursuant to the terms of Subscription Agreements (the “Convertible Debentures Non-US Subscription Agreements”) for Series B Common Stock of MXY D, Inc. (“MXY D”), a Delaware corporation, dated as of May 17, 2019, by and among the Company, MXY D, and the respective Subscribers (as defined in the Convertible Debentures Non-US Subscription Agreements. As further detailed below (see Litigation at 56), the Company is currently a defendant in a lawsuit brought by certain shareholders of MXY D in relation to the May 2019 Notes, and legal proceedings are on-going.

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In November 2021, the Company converted from a limited liability company to a corporation. In the conversion, the units of the pre-Conversion Company were converted into post-Conversion stock of the Company as follows:

•

3,550,000 Series A Units were converted into 3,550,000 shares of Series A Preferred Stock and 93,806,295 shares of Common Stock. Holders of Series A Preferred Stock have rights to (i) elect directors to the Board, (ii) a liquidation preference as described in the Certificate of Incorporation, (iii) convert their shares of Preferred Stock into shares of Common Stock, (iv) approve a change of control transaction and force a drag along of the other stockholders, and (v) authorize new classes and approve new issuances of stock. In addition, holders of Series A Preferred Stock who hold at least 2.5% of the issued and outstanding shares of stock of the Corporation on a fully-diluted basis have preemptive rights to purchase additional shares of stock in the event of a new issuance of stock.

•

1,425,000 Series B Units were converted into 1,425,000 shares of Series B Preferred Stock and 37,654,639 shares of Common Stock. Holders of Series B Preferred Stock have rights to (i) a liquidation preference as described in the Certificate of Incorporation and (ii) convert their shares of Preferred Stock into shares of Common Stock. In addition, holders of Series B Preferred Stock who hold at least 2.5% of the issued and outstanding shares of stock of the Corporation on a fully-diluted basis have preemptive rights to purchase additional shares of stock in the event of a new issuance of stock.

•

884,642 Series C-1 Units were converted into 884,642 shares of Series C-1 Preferred Stock and 23,376,053 shares of Common Stock. Holders of Series C-1 Preferred Stock have rights to (i) a liquidation preference as described in the Certificate of Incorporation, and (ii) convert their shares of Preferred Stock into shares of Common Stock. In addition, holders of Series C-1 Preferred Stock who hold at least 2.5% of the issued and outstanding shares of stock of the Corporation on a fully-diluted basis have preemptive rights to purchase additional shares of stock in the event of a new issuance of stock, and holders of at least 127,875 shares of Series C-1 Preferred Stock have the right to receive quarterly and annual financial reports.

•

345,242 Series C Units were converted into 345,242 shares of Series C Preferred Stock and 9,122,781 shares of Common Stock. Holders of Series C Preferred Stock have Series C-1 Preferred Stock have rights to (i) a liquidation preference as described in the Certificate of Incorporation, (ii) convert their shares of Preferred Stock into shares of Common Stock, and (iii) approve any change to the Bylaws or Certificate of Incorporation that materially and adversely disproportionately affects the holders of Series C Preferred Stock. In addition, holders of Series C Preferred Stock who hold at least 2.5% of the issued and outstanding shares of stock of the Corporation on a fully-diluted basis have preemptive rights to purchase additional shares of stock in the event of a new issuance of stock, and holders of at least 127,875 shares of Series C Preferred Stock have the right to receive quarterly and annual financial reports.

•

731,234 issued and outstanding Profits Interests were converted into 440,846 shares of Series P-1 Preferred Stock, 211,271 shares of Series P-2 Preferred Stock, 2,053,220 shares of Common Stock, and options to purchase 15,630,575 shares of Common Stock. Holders of Series P-1 and Series P-2 Preferred Stock have rights to (i) a liquidation preference as described in the Certificate of Incorporation, and (ii) convert their shares of Preferred Stock into shares of Common Stock. In addition, holders of Series P-1 or P-2 Preferred Stock who hold at least 2.5% of the issued and outstanding shares of stock of the Corporation on a fully-diluted basis have preemptive rights to purchase additional shares of stock in the event of a new issuance of stock.

The officers of the pre-conversion Company were appointed as officers of the post-Conversion Company, and the members of the Board of Managers of the pre-Conversion Company were appointed as members of the Board of Directors of the post-Conversion Company.

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Who We Are

As of June 30, 2022 MXY Holdings had 19 full-time employees, Pure CA had 39 full-time employees, Sapphire Enterprises had 25 full-time employees, and Pure UT Processing had 3 full-time employees.

Jordan Lams, CEO and Director: Jordan has served as the CEO of the Company since 2018. During that time, he grew the Moxie brand from a self-financed start up to an international enterprise.  Jordan is a well-respected expert in the cannabis industry, having been named as among the Top 100 Most Influential People in Cannabis by High Times and the Top 100 Cannabis Leaders by Entrepreneur Magazine, and has advised legislators and regulators in California, Pennsylvania, and Michigan with respect to the cannabis legal landscape.

Kevin Marrone, Executive Vice President and Director: Kevin is a founder of the Company and has served in multiple roles within the Company since 2018, including SVP of Business Development and is currently Executive Vice President. Kevin has a background in finance and business administration, which he has leveraged to help guide Moxie to more than 100 international accolades and to establish distribution channels for the Company in key states with some of the cannabis industry’s most highly acclaimed retailers. Because of his efforts, more than 250 retailers across the U.S. sell Moxie products with priority slotting location and unique marketing opportunities. Kevin holds a degree in Finance and Business Management from the University of Nevada-Las Vegas.

For additional officer biographies, see “Management” at 59.

Intellectual Property

The Company, through its subsidiary Seven Ten Holdings, LLC, owns registered trademarks for MOXIE and its Moxie logos for use in connection with cannabis use in the following jurisdictions:

•	Nevada
•	California
•	Michigan
•	Pennsylvania
•	Israel
•	WIPO
•	Colombia
•	EU
•	UK

The Company currently has pending trademark applications with the USPTO and Canada for MOXIE, MX, MX Sport, Moxie 710, Liquid Moxie, and its Moxie logos.

The Company licenses its intellectual property pursuant to the following licensing agreements:

1.	Amended and Restated Intellectual Property License Agreement, by and between Seven Ten Holdings, LLC and Pioneer Leasing and Consulting, LLC, dated as of July 1, 2017.
2.	Amended and Restated Intellectual Property Sublicense Agreement dated July 7, 2017 by and between PurePenn and Pioneer Leasing & Consulting, LLC.
3.	Intercompany License Agreement, by and between Seven Ten Holdings, LLC, and Anacapa NV, LLC, effective April 22, 2019.
4.	Intercompany License Agreement, by and between Seven Ten Holdings, LLC, and Pure CA LLC, effective January 1, 2018.
5.	Brand License Agreement, by and among Anacapa NV, LLC, FSWFL, LLC, and Seven Ten Holdings, LLC, dated as of April 22, 2019.
6.	Strategic Alliance Agreement, by and among Anacapa MO, LLC, and Organic Remedies, Inc., dated as of June 1, 2022.

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The Company generally relies on trademark, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect its intellectual property and proprietary rights. The Company currently owns trademark protection for its name and logos in local jurisdictions within the United States and some registrations worldwide. Due to the nature of the cannabis industry, the Company also uses common law marks that have not been, or due to their nature are unable to be, registered with the Trade United States Patent and Trademark Office. Although the Company holds registrations from state and foreign jurisdictions, there can be no assurance that any trademarks or common law marks relied upon, if any, will not be challenged in the future, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide competitive advantages to the Company.

In addition, there can be no assurance that standard intellectual property confidentiality and assignment agreement with employees, consultants and others will not be breached, that the Company will have adequate remedies for any breach, or that its trade secrets will not otherwise become known to or independently developed by competitors. Furthermore, there can be no assurance that the Company’s efforts to protect its intellectual property will prevent others from unlawfully using its trademarks, copyrights and other intellectual property.

Litigation

The Company exchanged communications with Moxie Beverage regarding intellectual property rights and the use of the Moxie brand.  The Company has not had any communications with Moxie Beverage since May of 2018.

From time to time we become the subject of litigation that is incurred in the ordinary course of its business.

Legal proceedings initiated by the Company are ongoing to collect the GGB Note (as further described previously and below), which has been outstanding since December 2019.

The Company filed a lawsuit in July 2020 to recover its investment in Cansortium (as further described below) as well as to receive compensation for work provided to Cansortium. Court ordered mediation occurred in October 2021, with a trial scheduled in Q1 2023.

On July 19, 2021, the Moving MXY D Shareholders filed the California Action in the Superior Court of the State of California, County of Los Angeles, South District against the Company, directors Jordan Lams and Kevin Marrone, and MXY D as a nominal defendant, alleging direct claims and derivative claims on behalf of MXY D for breach of contract, breach of fiduciary duty, intentional interference with contractual relations, and intentional interference with prospective economic advantage, all in relation to the Company’s default on the May 2019 Notes. The Company has reached settlements with non-suing shareholders of MXY D, Inc. indirectly representing 29.2% of the principal amount of the May 2019 Notes, whereby the Company agreed to provide the shareholders with a pro rata portion of the Company’s interest in Trulieve Cannabis Corp., a publicly traded company (“Trulieve”), including any earn-out payments due to the Company and its corporate affiliates acquired as a result of the Company’s sale of its minority equity interest in subsidiaries PurePenn LLC and Pioneer Leasing Company to Trulieve in November 2020.  The Company is currently in negotiations with some of the other shareholders of MXY D to attempt to reach a similar arrangement.

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On January 14, 2022, the Moving MXY D Shareholders filed a Motion for Entry of Order Appointing Receiver and for Preliminary Injunction in the California Action (the “Motion”). On March 14, 2022, the court denied the Motion in its entirety, and declined to appoint a receiver or enter a preliminary injunction.

The court granted the Company’s motion to compel arbitration, and the California Action lawsuit has been stayed pending arbitration. On December 31, 2021, the Moving MXY D Shareholders initiated an action before the American Arbitration Association (AAA) in New York, New York against the Company, Jordan Lams, Kevin Marrone, former MXY H Board Manager Zev Scherl, and MXY D as a nominal respondent, asserting similar direct claims and derivative claims on behalf of MXY D as those brought in the California Action. On April 13, 2022, Claimants submitted an Amended Demand for Arbitration, adding additional respondent entities including MXY License Holdings LLC, MXY Ancillary Holdings, LLC, Pure CA, LLC, MXY Property Holdings, LLC, MXY Equipment Holdings, LLC, 2990 MLK JR, LLC, Pure UT LLC, Pure UT Processing, and Sapphire Enterprises, LLC (the “subsidiary Respondents”).  The Amended Demand for Arbitration removed Zev Scherl as a Respondent.  On April 19, 2022, Claimants submitted an application for interim injunctive relief.  Separately, Respondents MXY H, Jordan Lams, and Kevin Marrone requested that the arbitrator dismiss the Subsidiary Respondents from the arbitration.  As of the date of this Offering Circular, both motions remain pending.  The Arbitrator has also set a date for the arbitration hearing for March 1, 2023.

Property

Owned Real Property

Through its subsidiary, 2990 MLK, Jr, LLC, the Company owns the real property located at 2990 Martin Luther King Jr Boulevard, Lynwood, CA 90262 (the “MLK Property”).  The MLK Property is currently subject to, and secures, the $3,000,000 Lynwood Mortgage.

Pure CA, LLC has leased the MLK Property since June 7, 2018 at an annual base rent equal to $1,164,411 in 2022.  The lease rent escalates at 3% per annum.

The Company uses the MLK Property to manufacture a significant portion of its revenue generating products.

Leased Real Property

Seven Ten Holdings, LLC uses and occupies a portion of the premises located at 3355 E Spring St, Long Beach, CA 90806 pursuant to a certain Use and Occupancy Agreement by and between Aerolease Long Beach, dba Aeroplex Aviation (“Aeroplex”), dated August 14, 2017, as amended by that certain First Amendment to Use and Occupancy Agreement, by and between Aeroplex and User, dated January 11, 2018, as assigned by that Assignment of Use and Occupancy Agreement by and among AeroPlex, User, and MCY Management Holdings LLC (predecessor-in-interest to MXY Holdings LLC), as successor-in-interest to User and hereinafter “User.”  In April 2022, the Company exercised the first five-year renewal option for each of its four leases at the corporate headquarters in Long Beach, CA.  The existing leases expire July 31, 2022, and with the respective option exercises, the new terms will commence August 1, 2022.  Annual rental payments under the combined lease options total approximately $1,499,000 and the Company will also pay a portion of common-area and pass-through expenses.

Sapphire Enterprises leases its facility located at 6260 88th Street in the city of Sacramento, California from Lunar Enterprises, LLC.  The Company recently executed the first Amendment to the five-year lease agreement, exercising its option for an additional five-year term through April 30, 2027.  The current lease calls for payments of $19,350 per month for the first year, with annual increases of 4% each subsequent year.  The Company uses this leased facility for its indoor cultivation product requirements.

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The Shares.

Class	Shares Authorized	Currently Issued and Outstanding	Reserved for Equity Plan	To Be Issued in Offering	Ownership (fully diluted)
Series A Preferred	3,550,000	3,550,000	-	-	1.18%
Series B Preferred	1,425,000	1,425,000	-	-	0.48%
Series C-1 Preferred	884,642	884,642	-	-	0.29%
Series C Preferred	345,242	345,242	-	-	0.12%
Series P-1 Preferred	440,846	440,846	-	-	0.15%
Series P-2 Preferred	211,271	211,271	-	-	0.07%
Common Stock (inc. Options)	293,142,999	181,643,563	9,369,425	75,000,000	97.71%
TOTAL	300,000,000	188,500,564	9,369,425	75,000,000	100%

This Offering (the “Offering”) consists of 75,000,000 shares of voting Common Stock (the “Shares” or individually, each a “Share”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being sold directly by MXY Holdings Inc., a Delaware  corporation (“MXY” or the “Company”). There are 75,000,000  Shares being offered at a price of $1.00 per Share with a minimum purchase of 420 Shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is $75,000,000 (the “Maximum Offering”).  There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

There are six other classes of stock in the Company as of the date of this Offering: Series A Preferred, Series B Preferred, Series C-1 Preferred, Series C Preferred, Series P-1, and Series P-2. The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Common Stock if it chooses to do so.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends cannot be paid on the Common Stock until the approximately $25,000,000 of Liquidation Preference (see Estimated Use of Proceeds at 48) has been paid out to holders of Preferred Stock, pursuant to the Certificate of Incorporation.  Dividends will be declared, if at all, in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of dividends, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company. The Company anticipates numerous closings to take place during the Offering.

The minimum subscription that will be accepted from an investor is four hundred and twenty Dollars ($420.00) (the "Minimum Subscription").  A subscription for four hundred and twenty Dollars ($420.00) or more in the Shares may be made only by tendering to the Company’s Escrow Agent the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the expiration date or until the offer is accepted or rejected by the Company, whichever occurs first. An investor’s payment will be refunded to the investor if the Company fails to qualify the Offering with the SEC or rejects the investor’s subscription.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

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MANAGEMENT

General

We operate under the direction of our Board of Directors, the members of which are accountable to us and our stockholders as fiduciaries.  Our charter, bylaws, and Stockholders’ Agreement provide that the number of directors on our Board of Directors shall be set at two, unless the Stockholders’ Agreement is otherwise amended. There are no family relationships among any of our directors or officers, or officers of our advisor.  As of the date of this Offering Circular, we have a total of two directors. Our board is led by the principal executive officer of the Company. The Company does not currently have an independent director.

Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Although the number of directors may be increased or decreased pursuant to our charter, bylaws, and Stockholders’ Agreement, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled by the stockholders upon the affirmative vote of at least a majority of all the series of Shares as defined in the Certificate of Incorporation that appointed such director that are permitted to vote, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Each director will be bound by our charter and bylaws.

Our directors will not be required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. Directors are entitled to be reimbursed for direct out-of-pocket expenses in connection with their service on the Board, subject to approval by the Board, including reasonable and documented fees of such director’s own legal counsel incurred in connection with his or her service on the Board, but do not receive any additional compensation. Our Board is empowered to fix the compensation of all officers that it selects.

Executive Officers, Directors, Nominees, and Significant Employees

Name	Position(s) Held	In Office Since	Age (1)
Jordan Lams	Director, CEO	2018	32
Kevin Marrone	Director, Executive Vice President	2018	37
David Hayes	Chief Legal Officer	2020	66

Daniel Weinstein	Chief Development Officer	2018	35
Neil Hammad	Chief Operating Officer	2020	41
Brett Carman	Chief Financial Officer	2020	57

(1) As of December 31, 2021

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Jordan Lams, CEO and Director: Jordan has served as the CEO of the Company since 2018. During that time, he grew the Moxie brand from a self-financed start up to an international enterprise.  Jordan is a well-respected expert in the cannabis industry, having been named as among the Top 100 Most Influential People in Cannabis by High Times and the Top 100 Cannabis Leaders by Entrepreneur Magazine, and has advised legislators and regulators in California, Pennsylvania, and Michigan with respect to the cannabis legal landscape.

Kevin Marrone, Executive Vice President and Director: Kevin is a founder of the Company and has served in multiple roles within the Company since 2018, including SVP of Business Development and currently Executive Vice President. Kevin has a background in finance and business administration, which he has leveraged to help guide Moxie to more than 100 international accolades and to establish distribution channels for the Company in key states with some of the cannabis industry’s most highly acclaimed retailers. Because of his efforts, more than 250 retailers across the U.S. sell Moxie products with priority slotting location and unique marketing opportunities. Kevin holds a degree in Finance and Business Management from the University of Nevada-Las Vegas.

David Hayes has been the Chief Legal Officer of Moxie since January 2020. Prior to joining Moxie, he served as SVP and General Counsel of NeuroSigma, Inc., a biotech company, and spent more than 25 years in private practice at a variety of law firms. David holds a bachelor’s degree from the University of California, Irvine and a J.D. from Cornell Law School.

Daniel Weinstein has been the Chief Development Officer of Moxie since May 2018. Prior to joining Moxie, he served as CEO and Compliance Officer of a specialty pharmacy that focused on complex disease states, including oncology and oncological pain management, and was a Manager in the business advisory practices of PricewaterhouseCoopers and Merrill Lynch. Daniel holds a degree in Finance and Entrepreneurship from the Kelly School of Business at Indiana University.

Neil Hammad is the Chief Operating Officer of the Company, a role he has held since July 2020. From 2019-2020, he served as the VP of Sales for Gaby Inc., a consumer packaged goods company operating in the cannabis space, and prior to that role was a sales management executive with Young's Market Company. Throughout his sales roles, Neil developed successful distribution channels, refined operational excellence, and launched and built brands in large markets.

Brett Carman has been the Chief Financial Officer of the Company since September 2020. For the twenty years prior to joining Moxie, he held a variety of roles in the Sea Launch Company, a satellite launch services provider, including CEO, CFO, and COO. Brett has more than 25 years' experience in executive financial leadership, managing business growth from startup enterprise to full-scale operations. He holds a BA in Business and an MBA from CSU Long Beach and Florida Tech, respectively.

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Meetings

A total of 48 regularly scheduled and special meetings of the board of directors were held by the Company during the 2021 fiscal year. All directors have attended at least 75% of the total number of board meetings since that date.

Committees

Effective as of the date of this Offering Circular, we do not have a standing audit committee. We will establish an audit committee if and when required by any applicable trading market on which we list or when the board of the Company determines an audit committee is in the best interest of the Company Additional committees may be designated by the board of the Company in accordance with our bylaws.

Securityholder Communications

Security holders may send communications to the Board of Directors at 3355 E. Spring Street, Long Beach, CA 90806 or investors@enjoymoxie.com.

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Compensation of Directors and Executive Officers

Summary Compensation Table
Name	Fiscal Year	Base Compensation	Bonus Compensation	Stock Awards	Stock Options	Non-Equity Incentive Plans	Nonqualified Deferred Plan Earnings	Other	Total
Executive Officers
Jordan Lams	2021	$225,000							$225,000
	2020	$225,000							$225,000
Directors
Kevin Marrone	2021	$201,800							$201,800
	2020	$245,716							$245,716
Highly Compensated Employees
Tessa Adams	2021	$203,400							$203,400
	2020	$175,000							$175,000
Neil Hammad	2021	$230,000							$230,000
	2020	$99,800							$99,800

The Executive Employment Agreements between the Company and Jordan Lams and Kevin Marrone provide that in the event the executive is terminated by the Company without cause or by the executive for good reason, the Company will make severance payments to the executive equal to the executive’s base salary for the remainder of the executive’s employment term. The current employment term for each of the named executives expires in May 2023. The Executive Employment Agreements state that on each of the executives’ third (3rd) anniversary of employment and each anniversary thereafter, the Agreements shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year.

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SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN SECURITY HOLDERS

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o MXY Holdings Inc., 3355 E. Spring Street, Long Beach, CA 90806. The following table sets forth information regarding beneficial ownership of our Common Stock by any of our directors or executive officers, our Directors and Officers as a group, and holders of 5% or more of our Common Stock on a fully-diluted basis as of November 30, 2021:

Capitalization Table Illustrating Officers, Directors and 5% Holders

Shares of Common Stock Outstanding as of November 30, 2021

	Common Stock Before the Offering (inc. Options)	% Before the Offering (inc. Options)	Common Stock After the Offering (inc. Options)	% After the Offering (inc. Options)
Director and Officer
Jordan Lams	43,600,109	22.03%	43,600,109	15.98%
Kevin Marrone	23,121,270	11.69%	23,121,270	8.47%
David Hayes	956,927	0.48%	956,927	0.35%
Neil Hammad	1,722,468	0.87%	1,722,468	0.63%
Brett Carman	861,234	0.44%	861,234	0.32%

Director and Officers as a Group	70,262,008	35.51%	70,262,008	25.75%

5% or Greater Shareholders
Lams Holdings, LLC	43,600,109	22.03%	43,600,109	15.98%
KPM84 LLC	23,121,270	11.69%	23,121,270	8.47%
The Parcon-Martin Family Trust	10,569,723	5.34%	10,569,723	3.87%
Billy C. Maddox	10,569,723	5.34%	10,569,723	3.87%
D18 Anacapa LLC	28,406,131	14.36%	28,406,131	10.41%
Monarch Management Partners, LLC	13,858,678	7.00%	13,858,678	5.08%

5% or Greater Shareholders as a Group	130,125,634	65.76%	130,125,634	47.68%

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RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

From the period beginning January 1, 2021 through the effective date of this Offering Circular, the Company had the following related party transactions:

Effective November 29, 2021, the Company and MXY D, Inc. amended the terms of the May 2019 Debt Facility to increase the interest rate to 10.0% per annum and extend the maturity date of the May 2019 notes to May 17, 2023, and in conjunction with that amendment, MXY D waived any and all defaults by the Company that may have existed prior to the execution of the amendment as a result of the Company’s failure to repay the convertible debentures in full as of the original Maturity Date of May 17, 2021. Jordan Lams, the Company’s CEO and Director, is also President and sole Director of MXY D, but as of November 29, 2021 held no economic interest in MXY D. The largest principal outstanding during the above period was $35,609,000 and $0 in principal and $0 in interest were paid by the Company during such period.

In May 2019, upon acquisition of the Nevada processing facility, the Company incurred consulting fees due to a related party of the Nevada entity.  Consulting fees continued to be recognized through July 31, 2021.

Effective January 14, 2020, two promissory notes totaling $449,853 were issued to two separate related parties.  Each note has a 2.07% annual interest rate and a maturity date of January 14, 2030.  Interest income of $9,312 on these two promissory notes was recognized for the year ended December 31, 2021.

In 2021, $24,000 of consulting fees were paid to members of the subsidiary Pure NJ LLC in conjunction with license application services.

During the year ended December 31, 2021, the Company recognized licensing revenue from a former equity method investee in connection with an Intellectual Property License Agreement.

Effective February 28, 2022, the Company, through its subsidiary MXY License Holdings, executed an Assignment and Assumption of Membership Interests amongst certain Sapphire Enterprises LLC members, thereby assigning an additional 33.075% equity stake to the Company’s Sapphire Investment, increasing the investment in Sapphire by $37,971.  The step acquisition increased the Company’s ownership to a total of 3,713,750 Series A member units, equating to an 84.075% ownership and the Company maintaining control.  In addition, via execution of an Assignment of Promissory Note, MXY Holdings became the assignee of the related party notes payable. As of February 28, 2022, the Notes were combined and consolidated into a new “Secured Note”, with a new principal balance of $2,547,563, an interest rate of 5.0%, and extended maturity date of February 28, 2024.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the Company’s financial condition and results of its operations together with its financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the Company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

MXY Holdings, LLC was formed as a limited liability company in the state of Delaware in 2018. MXY is a vertically integrated medicinal and recreational cannabis company based in Long Beach, California that owns various operational subsidiaries located in California and Utah. The earliest of these subsidiaries was formed in 2014, and the legal reorganization consolidating all entities occurred in April 2019. On November 30, 2021, MXY Holdings, LLC converted into MXY Holdings Inc. The Company’s operations in California generate nearly all of its revenues, with other states accounting for a de minimis amount of revenue.

The Company offers three well-known brands, Moxie, High Now, and MX, which are sold throughout its target markets.  The Company differentiates itself through the consistent high quality of its brand, availability, and scope of product offering.

Results of Operations for the Years Ended December 31, 2021 and 2020

Revenues

Our total revenue reported for the year ended December 31, 2021 was $12,634,582, compared with $30,523,994 for the year ended December 31, 2020. This change was primarily due to a large decrease in California bulk sales and a general decline in California wholesale revenue across the industry.

Cost of Revenues

Our total cost of revenues for the year ended December 31, 2021 was $14,699,033, compared with $28,927,913 for the year ended December 31, 2020. This change was primarily due to the decrease in sales throughout the Company’s various distribution channels in California.

Operating Expenses

Our total operating expenses for the year ended December 31, 2021 were $12,202,187 compared with $14,773,811 for the year ended December 31, 2020. This decrease is primarily due to a reduction in headcount in line with the reduction in sales and product manufacturing.  Additional decreases in G&A and Sales and Marketing were also attributed to lower sales and delivery fees.

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Other Expenses and Income

We incurred $3,089,145 in interest expense for the year ended December 31, 2021, up slightly from $3,060,010 for the year ended December 31, 2020. This was attributable to continued accrued interest on the May 2019 notes, which began mid-2019.

The Company had other miscellaneous income of $18,604,425 in 2021 compared to $15,155,145 in 2020.  The 2021 income is primarily attributed to the Earn-Out shares awarded in December 2021 as well as the sale of Pure UT, LLC.  The 2020 income is derived from the realized gain on the Company’s sale of its minority interest in PurePenn LLC and Pioneer Leasing and Consulting as well as unrealized gains on the Company’s portfolio of Cansortium, Inc. and Trulieve, Inc. stock.

The Company had income of $5,271 from equity in business ventures in 2021, compared to income of $1,777,138 in the year prior. The income recorded in 2020 was generated by the Company’s minority interest in  PurePenn LLC and Pioneer Leasing and Consulting, whereas no  income from this investment was recorded in 2021 due to the Company’s sale of these interests to Trulieve Cannabis Corp in November 2020.

Net Income/Loss

After taking into account the above changes in revenue and expenses, and the income attributed to non-controlling interests, we finished the year ended December 31, 2021 with consolidated net income of $595,598, compared to net income of $2,665,261 for the year ended December 31, 2020.

Liquidity and Capital Resources

As of December 31, 2021, we had cash and cash equivalents of $3,603,710, compared to $5,910,986 as of December 31, 2020, a decrease of $2,307,276 or 39%. Management anticipates going forward we will be able to generate sufficient cash flows from our operating activities to meet our short-term capital requirements and thereafter to raise capital in this Offering to support general working capital needs, certain capital expenditures and potential acquisitions.

Net cash used in operating activities was $9,280,108 for the year ended December 31, 2021, compared to $9,968,909 for the year ended December 31, 2020, a decrease of $688,801, or 7%.

Net cash provided by investing activities was $3,706,369 for the year ended December 31, 2021, compared to net cash used of $1,151,119 for the year ended December 31, 2020, an increase of $4,857,488. In 2021, the cash provided was from the sale of marketable securities and the sale of the investment in Pure UT, LLC, offset by purchases of property and equipment, new licenses, and the issuance of notes in connection with business combination activities.

Net cash provided by financing activities was $3,266,463 for the year ended December 31, 2021, compared to net cash used in financing activities of $406,641 for the year ended December 31, 2020, an increase of $3,673,104. The cash provided in 2021 is attributed to the financing received on the Lynwood facility versus amounts paid in 2020 on various financings.

As required through a contractual agreement for a credit card guarantee, the Company has committed funds on account in the amount of $16,500 as of December 31, 2021 and December 31, 2020, in accordance with certain bank and debt instruments requiring the Company to restrict certain cash amounts to be used for principal and interest payments pursuant to a debt agreement.

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Recent Securities Offerings

May 2019 Capital Raise: On May 17, 2019, the Company acquired $42,684,345 through a private capital raise.  The source of the capital raise came through the issuance of convertible notes totaling $35,984,000 and equity securities totaling $6,700,000.  Provided no “Go Public” event had occurred by the maturity date of May 17, 2021, all principal and interest on the notes would be payable in cash at the maturity date, or the note holder could elect to convert all principal and interest into membership units of MXY Holdings. Upon a “Go-Public” transaction, defined as the Company listing on a public exchange, and a concurrent financing greater than or equal to $10,000,000, the notes, including all accrued and unpaid interest thereon, automatically convert to equity securities of MXY Holdings. In the event of a change of control of MXY Holdings, the Company must offer two options to the debt holders: (1) Make an offer to pay off 100% of the principal and interest outstanding, or, (2) Convert the outstanding note principal and interest into equity at 99% of the maturity value. As of November 29, 2021, the maturity date of the convertible notes was extended to May 17, 2023.

Trends, Uncertainties, and Other Material Events

Sale of Utah Operations - In January 2021, the Company sold 49% of its equity interest in Pure UT, LLC to Desert Wellness for a cash consideration of $1,750,000 and 5% equity interest in the Buyer.  $175,000 of the cash consideration was placed in an escrow account and transferred in full upon closing of the escrow agreement.  As part of the agreements, the Buyer has also received an option to acquire the remaining equity of Pure UT, LLC, for a nominal amount of $100, full control of the board of manager, and a right to all income of Pure UT, LLC in exchange for providing management services.  Although the option exercise cannot be consummated until regulatory approval is obtained from the Utah Department of Health and / or other applicable governmental authorities, the Company’s fair value of the retained 51% ownership interest is zero as the Buyer, via the MSA, is able to extract all profits out of Pure Utah and as such, the entity no longer meets the requirements for consolidation.

Award of San Luis Obispo Cannabis License and Lease - In November 2020, the Company was awarded a Commercial Cannabis Business Operators Permit in San Luis Obispo, CA.  The goal of the license process was to win a non-storefront license to expand the Direct to Consumer (“D2C”) business line to Central California.  On December 17, 2020, the Company entered a 63-month building lease in San Luis Obispo, California commencing March 1, 2021.  On February 14, 2022, the Company received notice of a CPI increase effective March 1, 2022, on its San Luis Obispo, CA facility. Concurrent with this revision, the remaining annual rental payments under the lease increased approximately $12,600 to a total of approximately $214,300 and the Company will also continue to pay a portion of common-area and pass-through expenses.

Pure Corona Lease - In April 2021, the Company began the application process for a commercial cannabis permit in the city of Corona, CA.  The goal of the license process is to win a dispensary license to expand the D2C business line in California.  On May 14, 2021, the Company entered a 10-year building lease in Corona, California commencing April 1, 2021.  Annual rental payments under the lease total approximately $2,520,450 and the Company will also pay a portion of common-area and pass-through expenses.  As of December 31, 2021, the license process was still not complete and as such, in March 2022, the Company elected to extend the Entitlement period, whereby, the Company is entitled to reduced rent for another 12 months.

Sales of Cansortium Securities - The Company sold a portion of its securities in Cansortium through several transactions in 2022.  As of July 12, 2022 the Company sold 626,227 shares of Cansortium and received $244,340 in 2022.  The average sales price for the shares sold was $0.39.

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Sale of Trulieve Securities - The Company sold a portion of its securities in Trulieve through several transactions in 2022. As of July 12, 2021, the Company sold 365,700 shares of Trulieve and received $5,968,539 in 2022. The weighted average sales price for the shares sold was $16.32.

Convertible Note Maturity Date - In conjunction with the pending maturity date of the Convertible Notes payable, the MXY Board began negotiations with certain MXY D shareholders to extend the deadline.  Certain note holders were paid in full ($325,000), including accrued interest ($52,784), leaving MXY D as the only remaining debt holder.  After extensive negotiations, the Board vote constituted a deadlock whereby additional negotiations to resolve the deadlock continued without success.  As such, and pursuant to Section 6.2(g) “Deadlock” of the Second Amended and Restated Limited Liability Company Operating Agreement of MXY Holdings LLC (the “Operating Agreement”), the Company initiated a AAA proceeding to attempt to resolve the deadlock.  The AAA proceeding was initiated June 1, 2021 and terminated on October 8, 2021, whereby the Company operating agreement was amended to resolve the deadlock. On November 29, 2021, the Company executed an extension of the existing Notes with MXY D whereby the maturity date was extended to May 17, 2023 in return for a higher interest rate of 10% per annum.

The Company is actively working with certain Class B shareholders of MXY D to negotiate settlement agreements whereby the Company offers a certain number of its shares of Trulieve to the MXY D shareholders in exchange for their shares of MXY D.  As of the date of this Offering Circular, the Company has reached settlements with shareholders indirectly representing 29.2% of the principal amount of the May 2019 Notes.

State of Nevada Complaint for Disciplinary Action against FSWFL - On August 3, 2021, the State of Nevada Cannabis Compliance Board (“CCB”) filed a Complaint for Disciplinary Action (“Complaint”) against FSWFL, LLC (“FSWFL”).  In the Complaint, the CCB alleged that FSWFL failed to tag certain cannabis products as required by regulation and, as a result, violated several laws and/or regulations regarding FSWFL’s operations under its existing cannabis licenses.  The CCB further alleged that FSWFL did not properly record the movement of certain product between the production and cultivation inventory in the state-mandated tracking system (“Metrc”), and that the weight of certain products did not match the weight entered in Metrc.  It was further alleged that when disposing of product, FSWFL did not correctly identify the method of disposal used or the name and agent card number of the agent responsible for the disposal, in accordance with applicable regulations.  The Complaint references an on-site audit conducted by certain CCB staff, on September 29, 2020.  In the resulting audit report, CCB staff identified the alleged violations.  FSWFL promptly worked to correct the alleged violations shortly after being notified of the same by the CCB, and believed that the matter had been resolved.  In the Complaint, counsel for the CCB sought revocation and/or suspension of all cannabis certificates and licenses held by FSWFL, as well as civil penalties of up to $440,000.  FSWFL retained counsel to defend against the allegations made in the Complaint, and to support settlement negotiations with the CCB.  On December 10, 2021, FSWFL and the CCB entered into a Stipulation and Order for Settlement of Disciplinary Action (“Stipulation for Settlement”), which settled and resolved the allegations made in the Complaint against FSWFL.  In the Stipulation for Settlement, FSWFL admitted to certain violations alleged in the Complaint and agreed to pay the CCB a total amount of $150,000, over a maximum period of twelve (12) months, strictly for the purpose of settling and resolving all of the claims and allegations made in the Complaint.  In the event that FSWFL fails to make any payment required by the Stipulation for Settlement, and fails to cure such default within a five business-day grace period, the CCB has a right to revoke all certificates and licenses held by FSWFL and impose a civil penalty on it in the amount of $440,000.  At the time the Complaint was filed, a “Notice of Transfer of Interest,” seeking CCB approval for the transfer of a 30% interest in FSWFL to one of the Company’s subsidiaries, Anacapa NV, LLC (“Anacapa NV”), was pending in front of the CCB.  After FSWFL and the CCB entered into the Stipulation for Settlement, Anacapa NV submitted a request for withdrawal of the Notice of Transfer of Interest to the CCB, which remains pending.

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Acquisition of additional interests in Sapphire Enterprises, LLC - On October 26, 2021, MXY Holdings and certain owners of Sapphire signed a binding term sheet to formalize the acquisition of an additional 33.075% of Sapphire and satisfaction of the Note payable between one member and Sapphire.  Effective February 28, 2022, the Company, through its subsidiary MXY License Holdings, executed an Assignment and Assumption of Membership Interests amongst certain Sapphire members, thereby assigning an additional 33.075% equity stake to the Company’s Sapphire Investment, increasing the investment in Sapphire by $37,971.  The step acquisition increased the Company’s ownership to a total of 3,713,750 Series A member units, equating to an 84.075% ownership and the Company maintaining control.  In addition, via execution of an Assignment of Promissory Note, MXY Holdings became the assignee of the related party notes payable.  As of February 28, 2022, the Notes were combined and consolidated into a new “Secured Note”, with a new principal balance of $2,547,563, an interest rate of 5.0%, and extended maturity date of February 28, 2024.  Total purchase price of the interest acquisition and note assignment is $1,939,035.  The Company exercised the early payment discount option in the closing agreements, thereby paying a total of $1,452,141 on March 28, 2022, and satisfying all purchase obligations of the transaction.

MXY Holdings Conversion to C Corporation - On November 30, 2021, MXY Holdings converted into a Delaware C Corporation.  The corporation is authorized to issue 293,142,999 of common stock at par value of $0.0001 and 6,857,001 of preferred stock at par value of $0.001.

As part of the conversion, the membership units of the LLC were converted into 166,012,988 shares of common stock, 3,550,000 shares of Series A preferred stock, 1,425,000 shares of Series B preferred stock, 884,642 shares of Series C-1 preferred stock, 345,242 shares of Series C preferred stock, 440,846 shares of Series P-1 preferred stock, and 211,271 shares of Series P-2 preferred stock.

New Loan and Security Agreement - 2990 MLK Jr LLC - On November 15, 2021, the Company entered into a Loan and Security Agreement with a certain lender in the gross amount of $3,000,000.  The loan carries an interest rate of 9.99% per annum and matures on December 1, 2024.  The loan contains 36 monthly interest-only payment provision and a six-month prepayment penalty.  The loan is secured by the Company’s real estate at the Lynwood location.

Withdrawal of FSWFL Transfer of Interest Application - On December 17, 2021, the Company submitted a letter to the State of Nevada Cannabis Control Board requesting that the application dated February 4, 2021 for approval of the transfer of interest (“TOI”) of 30% of membership in FSWFL, LLC to Anacapa NV, be withdrawn (the “Withdrawal”).  After the TOI was submitted to the CCB, certain disagreements arose between the Company and FSWFL which resulted in the mutual desire of the parties to part ways.  Despite lengthy discussions between the parties regarding a possible resolution of the issues between them, it became apparent that their intended business relationship would not move forward.  Legal proceedings between the Company and FSWFL began in 2021, due to disagreements regarding the expected operations of FSWFL, resulting in Anacapa’s submission of the Withdrawal and the Company’s complete withdrawal from its intended involvement with FSWFL, in or around August 1, 2021.

Pure UT Processing LLC License and Lease - In February 2021, the Company began the application process for a Tier 1 cannabis processing license in the state of Utah. Effective June 10, 2022, the Company completed the remaining requirements of a Commercial Cannabis Tier 1 Processing License from the State of Utah Department of Agriculture and Food that was preliminary granted in October 2021. The license was awarded on June 23, 2022. The intent of the processing license is to expand the brand presence in the United States. To support these efforts, on February 2, 2022, the Company, through its subsidiary Pure UT Processing LLC (“UT Processing”), entered a 29-month building sub-lease in Provo, Utah, commencing February 1, 2022. Annual rental payments under the lease total approximately $332,415.

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Strategic Partner Agreement Pure UT Processing LLC - As part of the Company’s ongoing efforts to expand its brand presence in the United States, partnering agreements are arranged to assist with the entrance into new markets. On February 2, 2022, the Company, through its subsidiary UT Processing LLC, entered into a three-way Strategic Partner Agreement with two affiliated companies: a third-party laboratory and the Company’s landlord of its current sublease arrangement. The Strategic Partner Agreement will allow UT Processing and the third-party laboratory to share an existing space in a Provo, Utah lab facility, as well as processing capacity. The landlord currently is in the business of processing and manufacturing industrial hemp products and would like to partner with the Company and allow UT Processing to operate its Medical Cannabis Tier 1 Processing license once finalized. UT Processing and the laboratory will both provide shared equipment to be used in the production of both hemp and cannabis products and the Company will produce certain cannabis products for the laboratory as “White Label Products”. All parties to the arrangement agree they will work in good faith to meet any production demands as determined by the market. Each party will be responsible for all costs of maintaining its respective license and / or production equipment. Based on the terms of the arrangement, the Company will operate as a principal in the white label product production and will recognize any revenue to the end customers on a gross basis. There is no implied joint venture in the agreement nor any production minimums.

Sapphire Lease Amendment - Effective March 21, 2022, the Company executed a first amendment to the lease agreement of the Sacramento grow facility. The amendment extends the lease for an additional five years with a new expiration date of April 30, 2027. Total rental payments under the lease amendment amount to approximately $1,257,670 and the Company will also pay a portion of common-area and pass-through expenses over the life of the lease renewal, as well as an additional $36,240 security deposit upon execution of the lease amendment.

Settlement Agreement with Vendor - On April 1, 2022, a vendor filed a complaint with the Los Angeles County Superior Court, seeking damages for breach of contract arising from nonpayment of money owed for goods sold, and delivered, to the Company (specifically the subsidiary Pure CA) in the amount of $643,201. The Company did not dispute the open invoices, all of which were included in Accounts payable as of December 31, 2021. During the month of April 2022, the Company made good faith payments of $244,605 against the outstanding invoices and in May 2022, reached a Settlement Agreement in the amount of $300,000 to resolve all outstanding amounts of the complaint, resulting in a $98,596 gain on settlement.

MXY Holdings Lease Options - In April 2022, the Company exercised the first five-year renewal option for each of its four leases at the corporate headquarters in Long Beach, CA. The existing leases expire July 31, 2022, and with the respective option exercises, the new terms will commence August 1, 2022. Total rental payments under the combined lease options amount to approximately $1,499,000 and the Company will also pay a portion of common-area and pass-through expenses.

Strategic Alliance with Organic Remedies (Anacapa MO, LLC) - Furthering its expansion efforts, the Company, through its subsidiary Anacapa MO, LLC (“Anacapa MO”) entered into a five-year Strategic Alliance Agreement with a current Missouri licensee (“the Licensee”) on June 1, 2022. Utilizing the expertise of the Company, the Licensee will be responsible for developing, commercializing, and monetizing cannabis genetics through the sale of products using the Company’s name. In exchange for consulting services, the Company earns monthly royalty fees based on 5% of gross revenue of the Licensee.

Indemnification Escrow Payouts - In conjunction with the sale of the business venture investments PurePenn and PLC, two indemnification escrow accounts were established by Trulieve - one for PurePenn in the amount of $1,200,00 and one for PLC in the amount of $1,000,000. In June 2022, the Company received notice that $898,500 and $998,500, respectively, from the escrow accounts were released and are to be paid to the various investors, including the Company. After escrow fees, all that remains is $300,000 still held in the PurePenn escrow account pending further litigation matters. The Company’s portion of the payouts is $154,362 and $316,025 respectively, payable in cash.

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Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Application of Critical Accounting Policies

Our accounting policies have been established to conform to GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Below are the accounting policies we believe will be critical. We consider these policies critical because they require our management to use judgment in their application, including making estimates and assumptions. These judgments will affect how we report our financial condition.  If management’s judgment or interpretation of the facts and circumstances relating to various transactions were to be different, it is possible that different accounting policies will be applied, thus, resulting in a different presentation of the financial statements. Additionally, other companies in similar businesses may utilize different estimates that may impact comparability of our results of operations to such companies.

Going Concern - The accompanying Consolidated Financial Statements were prepared on the basis the Company will continue as a going concern. The Consolidated Financial Statements do not contain any adjustments relating to the recoverability and classification of asset carrying amounts, or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Basis of Consolidation - The accompanying Consolidated Financial Statements include entities controlled through majority ownership or voting rights.  Control also exists when the Company is exposed, or has rights, to variable returns from its involvement with the entity, and has the ability to affect those returns through its power over the entity.  Effective with a legal reorganization in April 2019, all entities under the common ownership and management of the Company, as set forth in Note 1, are included in the Consolidated Financial Statements.  Variable interest entities, where it is determined the Company is the primary beneficiary of those entities' operations, are also consolidated.  All intercompany balances are eliminated upon consolidation.

Estimates and Assumptions - Financial statement preparation requires management to make estimates and assumptions affecting the reported amounts of assets, liabilities, revenue, and expenses, as well as the disclosure of contingent assets and liabilities.  Examples of estimates and assumptions include: for revenue recognition, determining the nature and timing of satisfaction of performance obligations, variable consideration, and other obligations such as product returns and refunds; loss contingencies; the fair value of and/or potential impairment of intangible assets; useful lives of tangible and intangible assets; allowances for doubtful accounts; the market value of, and demand for, inventories; the potential outcome of uncertain tax positions recognized in the Consolidated Financial Statements or tax returns; fair value of performance interest units; fair value of warrants; fair value of marketable securities; and determining the timing and amount of investment impairments.  Actual results and outcomes may differ from management’s estimates and assumptions due to risks and uncertainties, including uncertainty in the current economic environment due to the outbreak of a novel strain of the coronavirus (“COVID-19”).

Fair Value of Financial Instruments - The Company’s financial instruments consist of Cash, Warrants, Accounts receivable, Accounts payable, Accrued expenses and other current liabilities, Notes payable, and Convertible notes payable.  As of December 31, 2021 and December 31, 2020, respectively, the carrying values of these financial instruments, Cash, Accounts receivable, Accounts payable, Accrued expenses and other current liabilities approximate their fair values due to their relatively short term to maturity. The carrying values of Notes payable and Convertible notes payable approximate their fair values since the related rates of interest approximates current market rates. Warrants and Marketable securities are carried at fair value.

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Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements. The three levels of hierarchy are:

•	Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities;
•	Level 2 - Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and
•	Level 3 - Inputs for the asset or liability that are not based on observable market data.

There have been no transfers between fair value levels during the year. The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or non-recurring basis.  Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs.  The Company had financial assets or liabilities carried and measured on a non-recurring basis due to occurrence of business combinations during the reporting periods.  Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared and include Marketable securities and Warrants.

Cash - Cash consists of cash on hand and cash deposits in financial institutions readily convertible into cash.  Cash balances by financial institution are aggregated and negative balances, if any, are reclassified as Accounts payable. The Company places its cash both with high quality financial institutions and in private vaults, all of which may be redeemed upon demand.  The Federal Deposit Insurance Corporation (“FDIC”) provides coverage of at least $250,000 available to depositors under the FDIC’s general deposit insurance rules.  From time to time the Company has account balances with its financial institutions in excess of the insured amounts given the industry limited access to banking, and, therefore, those excess account balances are uninsured.  As of December 31, 2021, and December 31, 2020, cash balances in excess of the FDIC insurance limit are $1,911,351 and $4,391,757, respectively.  The Company has not experienced any losses as a result of these deposits and does not expect any in the future.

Restricted Cash - Amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling beginning and end-of-period total amounts shown on a statement of cash flows. Cash that is restricted as to withdrawal or use under the terms of certain contractual agreements is recorded as Restricted cash on the Consolidated Balance Sheets. As required through a contractual agreement for a credit card guarantee, the Company has committed funds on account in the amount of $16,500 as of December 31, 2021 and December 31, 2020, respectively.

Marketable Securities - Marketable securities consist of equity investments in common shares of publicly traded companies. The equity investment in common shares have been accounted for in accordance with ASC Topic 321, Investments - Equity Securities and represents a Level I investment. Marketable securities are adjusted to fair value each reporting period. Realized gains and losses on Marketable securities are recorded using the specific identification method. Changes in fair value are recorded in Other Income (expense).  Fair value is calculated based on publicly available market information or other estimates determined by management.  Management evaluates Marketable securities each reporting period. If a decline in fair value is determined to be other-than-temporary, an impairment charge is recorded in Other income (expense), net, and a new cost basis in the security is established.

Warrants - The investment in warrants has been accounted for in accordance with ASC Topic 815, Derivatives and Hedging.  The Warrants are valued using a binomial lattice model.  The key assumptions used in the model are risk-free interest rate, expected term, expected volatility, dividend yield, and stock price.  The risk-free interest rate assumption is based upon observed interest rates on the United States government securities appropriate for the expected term of the warrants.  The expected term of is calculated based on the contractual term of the warrants.  The Company determined the expected volatility assumption using the historical volatility of the underlying common stock price.  The dividend yield assumption is based on history and expectation of dividend payouts.  The stock price is based on the traded stock price of the underlying common shares.

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Accounts Receivable - Accounts receivable are stated at an amount management expects to collect from outstanding balances. Balances do not require collateral and past due status is determined based on contractual arrangement. Management records an Allowance for doubtful accounts based on its assessment of the current status of individual accounts.  The corresponding expense is recognized as an operating expense in general and administrative.  Accounts receivable is written off after exhaustive collection efforts occur and the receivable is deemed uncollectible.

Prepaid Expenses and Other Current Assets - Prepaid expenses and other current assets are accounted at cost and are subject to impairment and recoverability assessment on an annual basis.  Expense is amortized over the life of the agreement.

Inventories - Inventories is primarily comprised of raw materials, internally produced work in process, finished goods, and packaging materials and includes cannabis and cannabis-related products and is valued at the lower of cost or net realizable value.  Cost is determined using the standard cost method for production and retail inventory, which approximate actual cost.  Net realizable value is determined as the estimated selling price in the ordinary course of business less estimated costs to sell.  Packaging and supplies are initially valued at cost using average cost method.  The Company reviews inventories for obsolete, redundant, and slow-moving goods, with any such inventories written down to net realizable value based on prevailing circumstances and judgment based on the Company’s experience.  The corresponding expense is recognized as a component of cost of goods sold on the consolidated statements of operations

Notes Receivable - On July 8, 2019, the Company entered into a Securities Acquisition and Contribution Agreement (“Acquisition Agreement”) with Green Growth Brands Inc (“GGB”), a public company traded on the Canadian Securities Exchange.  The Acquisition Agreement provided for the creation of a Canadian limited partnership, with GGB as the general partner, which would acquire the operating company of GGB and the outstanding units of MXY Holdings.  The equity purchase price was $310,000,000, satisfied by the issuance of GGB Common Shares or Exchangeable LP Units.  As part of the agreement, MXY Holdings loaned GGB $5,000,000 at an annual interest rate of 6% to help fund certain pending acquisitions.  The loan was scheduled to mature in July 2022 and the transaction was scheduled to close within six months, subject to various closing conditions.  By mutual consent, the proposed transaction was cancelled in December 2019.  GGB agreed to repay the Company for its outstanding loan by January 2020, as well as to pay $4,000,000 in termination costs by July 2020. GGB filed for insolvency protection in May 2020.  The $5,000,000 note was fully reserved in 2019 and continues to be reserved as of December 31, 2021.  Legal proceedings began in 2020 to assist in collection.  A partial payment of $316,150 was received in July 2021 against the outstanding balance, with litigation proceedings ongoing.  Management has not recorded a receivable for the termination costs as they are in dispute.

As part of a business combination discussed previously, effective May 1, 2019, the Company, through its subsidiary Nevada Leasing & Consulting, LLC, entered into a secured line of credit promissory note (the “Note”) with the licensed cultivator and processor, FSWFL, LLC (“FSWFL”).  Interest is charged on the unpaid principal balance at an annual rate of 13%.  The entire balance, including unpaid accrued interest, was due in full July 31, 2021.  Legal proceedings began in 2021 due to a disagreement on the expected operations of FSWFL, resulting in the Company’s ultimate separation from its intended involvement with in FSWFL on or about August 1, 2021.  As a result, the entire outstanding principal balance of $3,024,140 and accrued interest of $701,412, no longer eliminates upon consolidation, and is reserved in full as of December 31, 2021.  As of July 12, 2022, a dispute exists between the parties regarding the payments owed to the Company under the Note.

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Effective January 14, 2020, two promissory notes totaling $449,853 were issued to two separate related parties.  Each note has a 2.07% annual interest rate and a maturity date of January 14, 2030.  Interest income of $9,312 and $8,980 on these two promissory notes was recognized on the Statements of Operations for the years ended December 31, 2021 and December 31, 2020, respectively.

Property and Equipment - Property and equipment are stated at cost, net of accumulated depreciation and impairment expenses, if any.  Depreciation is calculated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term.  The assets’ residual values, useful lives, and methods of depreciation are reviewed at each year-end and adjusted prospectively if appropriate. No adjustments were deemed necessary as of December 31, 2021 and 2020, respectively. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use.  Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the Consolidated Statements of Operations in the year the asset is derecognized.  Significant additions and improvements are capitalized. Construction in progress is transferred when available for use and depreciation of assets comments at that point. Repairs and maintenance that do not improve efficiency or extend economic life are charged to expense as incurred.

Business Combinations - The Company accounts for business combinations under the acquisition method as defined in FASB Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.  The consideration transferred in a business combination is measured at fair value at the date of acquisition.  Acquisition related transaction costs are expensed as incurred.  Identifiable assets and liabilities, including intangible assets, of acquired businesses are accounted for at their fair value at the date of acquisition.  If the identifiable net assets acquired exceeds purchase consideration, then the difference is recognized as goodwill.  A bargain purchase sometimes results from the application of the acquisition method of accounting.  A bargain purchase results when the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any non-controlling interest in the acquiree.  The acquirer recognizes any gain from a bargain purchase as a gain in earnings as of the acquisition date (attributed to the acquirer).

Investments in Business Ventures - The Company accounts for investments in entities for which it is able to exercise significant influence over, but does not control, under the equity method of accounting.  Initial investments are measured at cost.  Thereafter, the Company adjusts its investment for its proportionate share of the investee’s net income or loss and the impact of contributions or distributions.  Investments in entities for which the Company does not have significant influence over, and for which the securities do not have a readily determinable fair value, are accounted for under the cost method.

Leases - The Company adopted the FASB issued ASU 2016-02-Leases (Topic 842) in 2017.  Leases are evaluated to determine classification as a finance or operating lease.  A lease is a finance lease if any of the following criteria are met: (a) ownership transfers, (b) the lease includes an option to purchase the underlying asset, (c) the lease term is for the major part of the remaining economic life of the underlying asset, (d) the present value of the lease payments equals or exceeds the fair value of the underlying asset, or (e) the underlying asset is of a specialized nature that is expected to have no alternative use to the lessor at the end of the lease term.  Based on its evaluations, all Company building leases are classified as operating leases.  Operating leases are considered short-term commitments if the lease term is 12 months or less and does not include a purchase option whose exercise is reasonably certain.  If this short-term exemption applies, lease payments are recognized as expense and no asset or liability is recorded.  If the short-term exemption does not apply, an operating lease right-of-use (“ROU”) asset and a corresponding operating lease liability equal to the present value of the lease payments with both a current and deferred component are recorded.

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ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent an obligation to make lease payments arising from the lease.  Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term.  In the absence of an implicit rate, an incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date is used.  The operating lease ROU asset also includes any lease payments due and excludes lease incentives.  Lease terms may include options to extend or terminate the lease when it is reasonably certain an option will be exercised.  Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Intangible Assets - Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any, and are amortized using the straight-line method over the estimated useful lives of 15 years for cannabis licenses.  Intangible assets acquired in a business combination are measured at fair value at the acquisition date.  Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate they might be impaired.  Annually, the Company evaluates the estimated remaining useful life, residual values, and amortization methods of its intangible assets and whether events or changes in circumstances warrant a revision to the estimates which are accounted for prospectively.  As of December 31, 2021 and 2020, the Company has determined that no impairments exist.

Impairment of Long-Lived Assets - The Company evaluates definite lived intangible assets and long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable, but no less frequently than annually.  This includes but is not limited to significant adverse changes in business climate, market conditions, or other events indicating an asset’s carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows (undiscounted and without interest charges) expected to be generated by the asset.  If such assets are assessed as impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. There were no impairments recorded during the years ended December 31, 2021 and December 31, 2020. Management applies judgment in estimating future cash flow and asset fair values, including forecasting useful lives of the assets, assessing different outcome probability, and selecting discount rates reflecting the risk inherent in future cash flows.  If the carrying value is not recoverable, the Company assesses the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third-party comparable sales and discounted cash flow models.  If actual results are not consistent with assumptions and estimates, or if assumptions and estimates change due to new information, the Company may be exposed to impairment charges in the future.

Income Taxes - Prior to 2019, the Company and most of its affiliates were limited liability companies that taxed as partnerships for federal and state income tax purposes.  Concurrent with the effective date of the legal reorganization, the Company filed check-the-box elections and converted all remaining wholly owned subsidiaries to C-corporations for tax filing purposes. Under federal law, the taxable income or loss of a partnership is allocated to its members, therefore there is no federal or state income tax at the partnership level, with the exception of certain state minimum taxes and taxes based on gross receipts. A C-Corporation, on the other hand, is taxed on its taxable income at both the federal and state levels.

In 2018, the Company adopted the provisions of FASB ASC Topic No. 740, Accounting for Uncertainty in Income Taxes, ("ASC 740-10").  ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a comprehensive model for the recognition, measurement, presentation, and disclosure in financial statements of any uncertain tax positions taken or expected to be taken on a tax return.  ASC 740-10 also provides guidance on de-recognition of tax benefits, balance sheet classification, interest and penalties, accounting in interim periods, disclosure, and transition.  The Company did not recognize any tax benefits from uncertain tax positions during the fiscal years 2021 and 2020.  The cumulative effect of adopting ASC 740-10 resulted in a $0 adjustment to retained earnings.

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Income tax expense represents the sum of tax currently payable and deferred tax, with tax currently payable based on taxable income for the year.  Taxable income differs from income as reported in the consolidated statements of operations as it excludes items of income or expense taxable or deductible in other years and it further excludes items that are not taxable or deductible.  The Company’s liability for current tax is calculated using tax rates (and tax laws) that have been enacted, or substantively enacted, in the United States and various states where the Company and subsidiaries operate by the end of the reporting period and are adjusted for amendments to the tax payable with regards to previous years.

The Company accounts for income tax using the asset and liability method.  Deferred tax is recognized for future tax consequences attributable to temporary differences between financial statement carrying amount of existing assets and liabilities and their respective tax basis used in the computation of taxable income.  Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent it is probable taxable profits will be available against which deductible temporary differences can be utilized.  Such assets and liabilities are not recognized if temporary differences arise from amounts relating to goodwill not deductible for tax purposes, the initial recognition of assets or liabilities not affecting either accounting or taxable loss, or differences relating to investments in subsidiaries to the extent they will probably not reverse in the foreseeable future.

Deferred tax liabilities are recognized on taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.  Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed as at each reporting date.  A valuation allowance is recorded to reduce the carry amount of a deferred tax asset to its realizable value unless it is more likely than not that such asset will be realized and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is measured using enacted tax rates expected to apply in the period when the liability is settled, or the asset realized based on the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.  Except for investment properties measured using the fair value model, the measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.  All deferred income taxes are classified as long-term in the consolidated balance sheets.

For the purposes of measuring deferred tax liabilities and deferred tax assets for investment properties that are measured using the fair value model, the carrying amounts of such properties are presumed to be recovered through sale, unless the presumption is rebutted.  The presumption is rebutted when the investment property is depreciable and is held within a business model of the Company whose business objective is to consume substantially all of the economic benefits embodied in the investment property over time, rather than through sale.  The Company has not rebutted the presumption that the carrying amount of the investment properties will be recovered entirely through sale.

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The Company offsets deferred tax assets and liabilities when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax asset and liabilities on a net basis. Current and deferred tax are recognized as an expense or income in profit or loss, except when they relate to items credited or debited outside profit or loss (either in other comprehensive income or directly in equity), in which case the tax is also recognized outside profit or loss (either in other comprehensive income or directly in equity, respectively), or where they arise from the initial accounting for a business combination.  In the case of a business combination, the tax effect is taken into account in calculating goodwill or determining the excess of the acquirer’s interest in the net fair value of the acquiree’s identifiable assets, liabilities, and contingent liabilities over cost.

Provisions (or benefits) for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors.  The Company reviews the adequacy of these provisions at the end of the tax reporting period.  However, it is possible that at some future date an additional liability could result from audits by taxing authorities.  Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.  The Company's effective income tax rate can vary significantly for various reasons, including the mix and volume of business in lower income tax jurisdictions and in jurisdictions for which no deferred income tax assets are recognized because management believed it was not probable that future taxable profit would be available against which income tax losses and deductible temporary differences could be utilized.

The Company recognizes interest and penalties associated with tax matters, including unrecognized tax benefits, within the provision for income taxes line-item in the accompanying consolidated statements of operations, as applicable.  Accrued interest and penalties are included as accrued taxes within the line-item accrued expenses and other current liabilities in the accompanying consolidated balance sheets, if applicable.  As discussed further in Note 19, Income Taxes, the Company is subject to the provisions of Internal Revenue Code (“IRC”) Section 280E, under which the Company is only allowed to deduct expenses directly related to costs of goods sold.

Debt with Equity-linked Features - The Company accounts for hybrid contracts that feature conversion options in accordance with ASC Topic 815, Derivatives and Hedging Activities (“ASC 815”). ASC 815 requires companies to bifurcate conversion options and account for them as freestanding financial instruments according to certain criteria. If the embedded features do not meet the criteria for bifurcation, the convertible instruments are accounted for as a single hybrid instrument in accordance with ASC Topic 470-20, Debt with Conversion and Other Options (“ASC 470-20”).

Share-Based Compensation - Prior to the conversion to a C-Corporation, the Company issued profits interest units (“PIUs”) to its employees and certain consultants, which are measured at their estimated fair market value on date of grant based on the estimated price of a unit of profits interest. Option pricing models along with historical data and other relevant factors are used to estimate the fair market value, and are recognized as expense, net of estimated forfeitures, over the related vesting periods.  PIUs are evaluated for debt versus equity classification, with such units determined to be classified as equity.

In conjunction with the C-corporation conversion, the Company converted the PIUs to equity-settled share-based compensation, comprised of both preferred and common stock, and also created the 2021 Equity Incentive Plan for future options to purchase common stock. Similarly, equity-settled share-based payments are measured at fair value of the equity instruments at the date of grant. Equity-settled share-based payment transactions with parties other than employees are measured at the fair value of the goods or services received, except where that fair value cannot be estimated reliably, in which case they are measured at the fair value of the equity instruments granted, measured at the date the entity obtains the goods or the counterparty renders the service.

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Non-Controlling Interest - Non-controlling interests (“NCI”) represent equity interests in certain of our subsidiaries that are owned by outside parties. NCI may be initially measured at fair value or at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets, made on a transaction by transaction basis. We have elected to measure each NCI at its proportional share of the recognized amounts of the acquiree’s identifiable net assets. The share of net assets attributable to NCI are presented as a component of equity. Their share of net income or loss is recognized directly in equity. Total comprehensive income or loss of subsidiaries is attributed to the members of the Company and to the NCI, even if this results in the NCI having a deficit balance. As of December 31, 2021, NCI is related to Sapphire Enterprises, LLC.

Revenue Recognition - Revenue is recognized upon transfer of control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.  The Company enters contracts that can include various combinations of products and services, which are generally capable of being distinct and accounted for as separate performance obligations.  Revenue is recognized net of allowances for returns and any taxes collected from customers, which are subsequently remitted to governmental authorities.

Revenue is recognized by the Company when it satisfies a performance obligation by transferring a promised good or service to a customer.  A contract, whether a verbal or written sales order, is established with customers prior to order fulfillment with agreement upon unit prices, delivery dates, and payment terms. Transaction price is allocated to each product sold based upon the negotiated unit sales price associated with each product line scheduled for delivery within the order. These types of revenues accounted for under ASC Topic 606, Revenue From Contracts, generally, do not require significant estimates or judgments based on the nature of the Company’s revenue stream.  The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration. For entities other than the main operating companies, revenue is recognized entirely between the consolidated affiliates and is eliminated in the Consolidated Financial Statements.

The Company enters into exclusive distributor and license agreements within the scope of ASC Topic 606.  The license agreements generate royalties based on the negotiated value of the brand IP over a 39-year period, subject to extension.  Since the consideration for the initial license fee is for the right to sell the licensed product in the respective territory with no other required conditions to be met, revenue is recognized ratably over the term of the license agreement, with the unrecognized portion shown as contract liability on the consolidated balance sheets.

Cost of Goods Sold - Cost of goods sold (“COGS”) includes the costs directly attributable to the production of finished goods including raw materials, packaging costs, production labor, and applied overhead.  The unit costs of COGS are estimated using standard costing, the basis of which is evaluated at least quarterly, or when there are material changes in the underlying manufacturing costs.

Shipping and Handling - Payments by customers for shipping and handling costs are included in Net Revenue with the corresponding costs considered a component of COGS.

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DESCRIPTION OF CAPITAL STOCK

The Company was formed under the laws of the state of Delaware. The rights of our stockholders are governed by Delaware law as well as our charter and bylaws. The following summary of the material terms of our common stock is only a summary, and you should refer to the Delaware General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Our charter and bylaws are on file with the Securities and Exchange Commission as Exhibits to our Offering Statement on Form 1-A and can be accessed over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. In addition, copies of our charter and bylaws are available at no cost upon request. See the “Additional Information” section of this Offering Circular at 90.

Our charter authorizes us to issue up to 293,142,999 shares of common stock at $0.0001 par value per share (Shares).  As of December 31, 2021, 166,012,988 shares of our voting Common Stock were issued and outstanding and held by 62 shareholders. The Company has reserved 25,000,000 shares of Common Stock for issuance to advisors, contractors, and employees pursuant to an equity incentive plan, of which 15,630,576 have been issued as of December 31, 2021.  Our board of directors, with the approval of a majority of the holders of Series A Preferred Stock, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without action by any other stockholders.

Common Stock

Subject to the provisions of our charter regarding the Liquidation Preference discussed below, the holders of Common Stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon any liquidity event, would be entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of the Offering, all common stock issued in the Offering will be fully paid and non-assessable. Holders of common stock will have voting rights, which means such holders shall be entitled to receive notice of or attend meetings of the stockholders, and to cast votes on matters coming before a vote of the stockholders.  Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, or redemption rights and will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Preferred Stock

Our charter authorizes us to issue up to 6,857,001 shares of Preferred Stock in the following designations:

•	Series A Preferred Stock
•	Series B Preferred Stock
•	Series C-1 Preferred Stock
•	Series C Preferred Stock
•	Series P-1 Preferred Stock
•	Series P-2 Preferred Stock

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Holders of Preferred Stock are entitled to a Liquidation Preference ahead of the holders of Common Stock, subject to the terms of our charter. Under the Company’s Certificate of Incorporation, the holders of all classes of Preferred Stock are entitled to a liquidation preference based on the original issue price of their shares, as described in the Certificate of Incorporation and totaling approximately $25,000,000 in the aggregate (the “Liquidation Preference”). Until all of the holders of Preferred Stock receive distributions totaling their respective Liquidation Preference, the Company will not pay dividends on its Common Stock. This means that before any dividends or distributions may be paid to holders of Common Stock, holders of Preferred Stock must receive dividends or distributions totaling the Original Issue Price of their shares (as defined in our charter). Shares of Preferred Stock may be converted into shares of Common Stock at the election of the holder, subject to the terms of our charter, and certain stockholders who hold more than 2.5% of the Company’s outstanding shares and who are party to the Stockholders’ Agreement have preemptive rights with respect to new issuances of shares.

Meetings and Special Voting Requirements

Holders of common stock will have voting rights, which means such holders will be entitled to receive notice of and attend meetings of the stockholders, and to cast votes on matters coming before a vote of the stockholders.

Under Delaware law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least a majority of the shares entitled to vote on the matter.

However, under the Delaware General Corporation Law, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.

An annual meeting of our stockholders will be held each year, upon not less than 10 nor more than 60 days’ notice at the time and place as the Board may designate and state in such notice. The purpose of each annual meeting will be to elect directors and transact any other business that may properly come before the meeting. Special meetings of stockholders may be called only upon the request of (i) the Board or (ii) at least a majority of the Company’s stockholders that are entitled to vote.  The meeting must be held not less than 10 nor more than 60 days after the distribution of the notice of meeting at the time and place specified in the request. The presence, either in person or by proxy, of the holders of a majority of the stock issued and outstanding and entitled to vote at such meeting on any matter will constitute a quorum.

At least ten (10) days before every meeting of the stockholders, we will prepare a list of stockholders including each stockholder’s name, address, and the class and number of shares owned by each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. Furthermore, pursuant to Delaware law, any stockholder and any designated representative thereof will be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times. Under Delaware law, stockholders are therefore entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than twelve (12) months prior to the date of the stockholder’s request. Requests to inspect and/or copy our corporate records must be made in writing to: MXY Holdings Inc., 3355 E. Spring Street, Long Beach, CA 90806, Attn: Secretary. Our board of directors will comply with all proper requests for access to our corporate records in conformity with our charter and Delaware law. We have the right to request that a requesting stockholder represent to us in writing that the stockholder list and records will not be used to pursue commercial interests before we become obligated to provide a copy of our stockholder list.

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We will continue perpetually unless dissolved pursuant to any applicable provision of the Delaware General Corporation Law.

Annual Reporting

Before this Offering, the Company was not required to file annual reports with the Securities and Exchange Commission.

Company Equity Incentive Plan

Outstanding Equity Awards at Year End

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards as of December 31, 2021. No equity plans are in existence that were not approved by shareholders:

Plan Type	Number of Unvested Shares of Restricted Stock	Number of Securities to be Issued on Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Options, Warrants, and Rights	Securities Available for Future Issuance
Previously approved by shareholders	154,832	15,630,575	$0.67	9,369,425

Dividend Policy

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends on the Common Stock will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant. In addition, no dividends will be paid on the Common Stock until the holders of Preferred Stock have received distributions and/or dividends totaling the Liquidation Preference, as discussed above.

Our Transfer Agent

The transfer agent for our securities is KoreConX, Inc./KoreTransfer USA LLC.

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Future Sales

Before this Offering, there has not been a public market for shares of Moxie’s Common Stock.  After this Offering, we will have issued 256,643,563 shares of our Common Stock, assuming that all 75,000,000 shares are sold in the Offering and the exercise of outstanding options or warrants. The shares that we are selling in this Offering may be resold in the public market immediately following the Offering, assuming the Company’s continued compliance with Securities Act filing requirements.

The 181,643,563 shares of our Common Stock that were not offered and sold in this Offering (and additional shares issuable upon the exercise of warrants and subject to employee stock options) will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this Offering Circular before selling shares pursuant to Rule 701.

Registration Statement on Form S-8

We may file one or more registration statements on Form S-8 under the Securities Act to register all shares of Common Stock (i) subject to outstanding stock options granted in connection with this Offering, and (ii) issued or issuable under our stock plans. If filed, the registration will permit the resale of such shares by non-affiliates in the public market without restriction under the Securities Act and the sale by affiliates in the public market subject to compliance with the resale provisions of Rule 144.

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LEGAL MATTERS

1. The Company has received three cease and desist letters from Moxie Beverage, as follows:

a.	In January 2016, objecting to the Company’s use of the Moxie brand on apparel and to a bottle cap style logo. The Company initially negotiated a settlement agreement, but it was not executed.

b.

In January 2018, objecting to the Company’s use of the Moxie brand on apparel. The Company initially negotiated a settlement agreement which Moxie Beverage claimed in an email dated May 14, 2018 is binding on the parties, although it was not executed. Shortly thereafter, the Company opposed a related trademark application filed by Moxie Beverage.

c.

In May of 2018 the Company received an email from attorney Brian D. Thomas, representing Moxie Beverage, indicating that his client has been monitoring the use of the MOXIE and MOXIE 710 marks and that his client is considering filing a lawsuit for infringement and/or breach of the settlement agreement discussed in item (a) above. The Company has received no additional correspondence on this matter.

2. Legal proceedings are ongoing to collect the GGB Note, which has been outstanding since December 2019.

3. The Company filed a lawsuit in July 2020 to recover its investment in Cansortium (as further described below) as well as to receive compensation for work provided to Cansortium. Court ordered mediation occurred in October 2021 and was unsuccessful. A trial is scheduled for Q1 2023.

4. On July 19, 2021, the Moving MXY D Shareholders filed the California Action in the Superior Court of the State of California, County of Los Angeles, South District against the Company, directors Jordan Lams and Kevin Marrone, and MXY D as a nominal defendant, alleging direct claims and derivative claims on behalf of MXY D for breach of contract, breach of fiduciary duty, intentional interference with contractual relations, and intentional interference with prospective economic advantage, all in relation to the Company’s default on the May 2019 Notes. The Company has reached settlements with non-suing shareholders of MXY D, Inc. indirectly representing 29.2% of the principal amount of the May 2019 Notes, whereby the Company agreed to provide the shareholders with a pro rata portion of the Company’s interest in Trulieve Cannabis Corp., a publicly traded company (“Trulieve”), including any earn-out payments due to the Company and its corporate affiliates acquired as a result of the Company’s sale of its minority equity interest in subsidiaries PurePenn LLC and Pioneer Leasing Company to Trulieve in November 2020. The Company is currently in negotiations with some of the other shareholders of MXY D to attempt to reach a similar arrangement.

On January 14, 2022, the Moving MXY D Shareholders filed a Motion for Entry of Order Appointing Receiver and for Preliminary Injunction in the California Action (the “Motion”). On March 14, 2022, the court denied the Motion in its entirety, and declined to appoint a receiver or enter a preliminary injunction.

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The court granted the Company’s motion to compel arbitration, and the California Action lawsuit has been stayed pending arbitration. On December 31, 2021, the Moving MXY D Shareholders (the “Claimants”) initiated an action before the American Arbitration Association (AAA) in New York, New York against the Company, Jordan Lams, Kevin Marrone, former MXY H Board Manager Zev Scherl, and MXY D as a nominal respondent, asserting similar direct claims and derivative claims on behalf of MXY D as those brought in the California Action. On April 13, 2022, Claimants submitted an Amended Demand for Arbitration, adding additional respondent entities including MXY License Holdings LLC, MXY Ancillary Holdings, LLC, Pure CA, LLC, MXY Property Holdings, LLC, MXY Equipment Holdings, LLC, 2990 MLK JR, LLC, Pure UT LLC, Pure UT Processing, and Sapphire Enterprises, LLC (the “subsidiary Respondents”). The Amended Demand for Arbitration removed Zev Scherl as a Respondent. On April 19, 2022, Claimants submitted an application for interim injunctive relief. Separately, Respondents MXY H, Jordan Lams, and Kevin Marrone requested that the arbitrator dismiss the Subsidiary Respondents from the arbitration. As of the date of this Offering Circular, both motions remain pending. The Arbitrator has also set a date for the arbitration hearing for March 1, 2023.

5. On March 8, 2022, the Company initiated an arbitration styled MXY Holdings Inc. as successor in interest to MXY Holdings LLC v. EL Capital Inc. with the American Arbitration Association seeking recompense and indemnification for certain Losses in connection with alleged breaches of EL Capital’s obligations under a 2019 Strategic Business Services Agreement.

6. On March 9, 2021, the Company filed suit in the Delaware Court of Chancery against Joseph Schottenstein, Jay and Jean Schottenstein, and certain other investors of Green Growth Brands Inc. for independent torts committed by them in fraudulently inducing the Company to enter the GGB Merger and the GGB Note. Claims asserted by the Company include fraudulent inducement, breach of fiduciary duty upon insolvency, fraudulent misrepresentation and civil conspiracy, and aiding and abetting breaches of fiduciary duties. The complaint states that the defendants misrepresented their commitments and intent to support the Company in the GGB Merger, used the Company’s resources and personnel to advance the defendants’ cross-purposes while maintaining a stranglehold on the Company’s competitive activities, and stagnated revenue-generating opportunities by way of negative covenants before terminating the GGB Merger. The Company is seeking monetary damages of more than $9 million. Defendants filed a motion to dismiss. As of the date of this Offering Circular, Defendants’ motion to dismiss is set to be heard by the Court in September 2023.

The legality of the shares of common stock being offered hereby has been passed upon for MXY Holdings Inc. by Fox Rothschild LLP. Fox Rothschild LLP has represented the Company and other of our affiliates in other matters and may continue to do so in the future.

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PLAN OF DISTRIBUTION

We are offering up to 75,000,000 shares of our voting common stock, at an offering price of $1.00 per share. None of our Shares are being offered or sold by our current stockholders pursuant to this Offering Circular. All net proceeds of this Offering will go to the Company.

We and our management are directly offering the common stock on a “best efforts” basis. Shares being offered hereby will only be offered by associated persons of MXY Holdings Inc. through the Moxie website at www.enjoymoxie.com/invest. In conducting the Offering, the associated persons of MXY Holdings Inc. intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1. No commissions or other compensation will be paid to associated persons of the Company with respect to sales initiated by them. We will only offer our shares for sale in jurisdictions where such offers are permitted. The Company has engaged Dalmore, a broker-dealer registered with the SEC and a member of FINRA, to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services.

This Offering will end upon the earlier of (i) the sale of the maximum number of shares offered hereby, or (ii) one year from the date this Offering Circular is deemed qualified by the SEC (the “Termination Date”).

This Offering is on a “best efforts” basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the funds received shall immediately be deposited into the bank account (the “Escrow Account”) of our escrow agent or such other party as the Company may determine (the “Escrow Agent”) and the Company will receive such funds upon each closing. Until the Termination Date, the Company may hold one or more additional closings for additional sales (each, an “Additional Closing”), up to the maximum number of Shares. Upon each Additional Closing, if any, the proceeds from that Additional Closing will be distributed to us and the associated Shares will be issued to the investors in such Shares.

The Company is offering the Common Stock for sale in all states. The Company has engaged Dalmore, a broker-dealer registered with the SEC and a member of FINRA, to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. Dalmore will:

•

Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer.

•

Review each investor’s subscription agreement to confirm such investor’s participation in the Offering, and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation.

•	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;
•	Not provide any investment advice nor any investment recommendations to any investor.
•

Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).

•	Coordinate with third party providers to ensure adequate review and compliance.

The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. As compensation, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a one-time $20,000 consulting fee that will be due immediately after FINRA issues a No Objection Letter. Assuming that the maximum offering amount is sold, the Company estimates that the total fees the Company will pay to Dalmore will be approximately $775,000.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download on the MXY Holdings website, as well as on the SEC’s website at www.sec.gov.

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In order to subscribe to purchase Shares, each prospective investor must electronically complete, sign and deliver to us an executed Subscription Agreement like the one attached to this Offering Circular as Exhibit 4.1, and electronically transfer funds for its subscription amount in accordance with the instructions provided therein.

Settlement will be delayed for subscriptions agreements delivered before the SEC has qualified the Offering Statement. An investor will become a shareholder of our company, including for tax purposes, and the shares will be issued, as of the date of settlement. For Share purchases, settlement will not occur until an investor’s funds have cleared and we have accepted the investor as a Shareholder.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction. We have engaged the services of the Dalmore Group as broker-dealer to assist in the review of potential subscriptions.

State Law Exemption and Offerings to “Qualified Purchasers”

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, the Offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our shares of common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when our shares of common stock are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our shares of common stock are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Transferability of the Shares

The Shares sold in this Offering are generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations and the terms of the Subscription Agreement, which provide for a lock up period on the occurrence of certain events.

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Registrar and Transfer Agent

The issuance of all Common Stock sold in this Offering will be recorded by our transfer agent, KoreConX, Inc./KoreTransfer USA LLC to investors in book-entry only format and will be represented by a stock transfer ledger, maintained by our transfer agent (the “Transfer Agent”).

Investors in the shares of Common Stock will not be entitled to have certificates registered in their names and will not receive or be entitled to receive physical delivery of the Common Stock in definitive form. Transfers of Common Stock will be facilitated through the Transfer Agent. As a result, you will not be entitled to receive a certificate representing your interest in the Common Stock you purchase. Your ability to pledge Common Stock, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest. Investors will receive written confirmation from the transfer agent upon closing of their purchases. Transfers of Common Stock will be recorded on the stock transfer ledger maintained by the Transfer Agent. We have no responsibility for any aspect of the actions of the transfer agent. In addition, we have no responsibility or liability for any aspect of the records kept by the Transfer Agent relating to, or payments made on account of investors in, the shares, or for maintaining, supervising or reviewing any records relating to ownership of shares. We also do not supervise the systems of the Transfer Agent.

Minimum Purchase Requirements

You must initially make a minimum investment of 420 Shares ($420.00) in order to purchase Shares in this Offering, subject to waiver at the Company’s discretion. There is no minimum investment requirement on additional purchases after you have made a minimum investment. Purchases of fractional shares are not permitted.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with the Offering. These materials may include information relating to the Offering, the past performance of our sponsor and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common stock, these materials will not give a complete understanding of the Offering, us or our common stock and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

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HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our common stock who satisfy the “qualified purchaser” standards should proceed as follows:

•	Read this entire Offering Circular and any supplements accompanying this Offering Circular.

•

Electronically complete and execute a copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing it, is included in this Offering Circular as Exhibit 4.1.

•	Electronically provide ACH instructions for the full purchase price of the shares of common stock being subscribed for.

By executing the Subscription Agreement and paying the total purchase price for our common stock subscribed for, each investor agrees to accept the terms of the Subscription Agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for common stock does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

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EXPERTS

The 2021 financial statements of MXY Holdings Inc, included in in this Offering Circular and elsewhere in the offering statement of which this Offering Circular forms a part have been audited by Green Growth CPAs, an independent registered public accounting firm, as stated in their report appearing herein.

The 2020 financial statements of MXY Holdings LLC, included in in this Offering Circular and elsewhere in the offering statement of which this Offering Circular forms a part have been audited by Macias Gini & O’Connell LLP, independent auditors, as stated in their report appearing herein.

The Company terminated its relationship with Marcum LLP effective December 31, 2020. The decision to change accountants was made by the Board of Directors of Company. The principal accountant’s report for 2019 did not contain an adverse opinion, disclaimer of opinion, modification, or qualification, and there were no disagreements between the Company and Marcum LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years of the Company. The Company engaged Macias Gini & O’Connell LLP on December 22, 2020.

The Company terminated its relationship with Macias Gini & O’Connell LLP effective with the conclusion of the 2020 audit, which was March 3, 2022. The decision to change accountants for the 2021 audit was made by the Board of Directors of Company. The principal accountant’s report for 2020 did not contain an adverse opinion, disclaimer of opinion, modification, or qualification, and there were no disagreements between the Company and Macias Gini & O’Connell LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years of the Company. The Company engaged Green Growth CPAs on February 14, 2022.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Under our Certificate of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner they reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which they are to be indemnified, we must indemnify them against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

U.S. Securities and Exchange Opinion on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Officers, Directors, and controlling purposes by our Certificate of Incorporation, our Bylaws and the laws of the State of Delaware, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding the Offering. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A. Pursuant to Rule 257 of Regulation A, we are required to file with the SEC the following periodic and current reports:

•

Annual reports on Form 1-K that cover, among other things, our business operations, our transactions with related persons, descriptions of our management personnel, management’s discussion and analysis of our liquidity, capital resources and results of operations, and audited financial statements;

•	Semiannual reports on Form 1-SA that consist primarily of financial statements and management’s discussion and analysis;

•

Current event reports on Form 1-U, which are required when we experience certain types of events, including, but not limited to, fundamental changes, bankruptcy or receivership, or material modifications to the rights of our stockholders; and

•	Special financial reports on Form 1-K or Form 1-SA.

You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

Electronic Delivery

Unless you instruct us otherwise, the delivery of documents, including the Offering Circular, supplements to the Offering Circular, annual and quarterly reports, and other stockholder communication and reports will be delivered to you electronically. You may request a copy of these documents and other filings at no cost, by writing, emailing or telephoning us at:

MXY Holdings Inc.

Attention: Corporate Secretary

3355 E. Spring Street, Suite 300

Long Beach CA 90806

562-912-4430

Within 120 days after the end of each fiscal year, we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at www.EnjoyMoxie.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this Offering Circular.

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FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS OF MXY HOLDINGS INC.

91

MXY Holdings Inc. and Subsidiaries

Consolidated Financial Statements and Auditors’ Report

As of and for the Years Ended December 31, 2021 and 2020

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

MXY Holdings Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of MXY Holdings Inc. and subsidiaries (the "Company") as of December 31, 2021, the related consolidated statements of operations, changes in shareholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the "2021 consolidated financial statements”).

In our opinion, the accompanying 2021 consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying 2021 consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses and negative cash flows from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The 2021 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These 2021 consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s 2021 consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 2021 consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the 2021 consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the 2021 consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the 2021 consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the 2021 consolidated financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the 2021 consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Other Matter

The 2020 consolidated financial statements of the Company were audited by other auditors, whose report dated March 3, 2022, included an explanatory paragraph related to the Company’s ability to continue as a going concern.

We have served as the Company’s auditor since 2021.

July 12, 2022

Los Angeles, California

F-2

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

MXY Holdings Inc., formerly MXY Holdings LLC

Long Beach, California

Opinion on the Consolidated Financial Statements

We have audited the consolidated financial statements of MXY Holdings Inc. and its subsidiaries (the "Company"), formerly MXY Holdings LLC, which comprise the consolidated balance sheet as of December 31, 2020, the related consolidated statements of operations, changes in members' equity (deficit), and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying 2020 consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

The 2020 consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's 2020 consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 2020 consolidated financial statement are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the 2020 consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well a) evaluating the overall presentation of the 2020 consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt About the Company's Ability to Continue as a Going Concern

The accompanying 2020 consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements the Company has suffered recurring losses from operations and bas stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 2. The 2020 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Other Matter

The 2019 consolidated financial statements of the Company were audited by other auditors, whose report dated December 31, 2020, included an explanatory paragraph related to the Company's ability to continue as a going concern.

We have served as the Company's auditor since 2020.

Sacramento, California

March 3, 2022

Macias Gini & O'Connell LLP 500 Capitol Mall. Suite 2200 Sarramento, CA 95814	www.mgocpa.com

F-3

MXY HOLDINGS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
As of December 31, 2021 and December 31, 2020

		2021	2020
ASSETS
Current Assets
Cash	Note 3	$3,603,710	$5,910,986
Restricted cash	Note 3	16,500	16,500
Marketable securities	Note 5	26,784,677	13,524,227
Warrants	Note 5	1,510,313	2,351,824
Accounts receivable, net	Note 6	785,116	2,212,428
Accounts receivable due from related parties, net	Note 6	32,775	5,407
Prepaid expenses and other current assets	Note 7	1,329,976	711,107
Inventories	Note 8	5,884,719	6,530,766
Total current assets		39,947,786	31,263,245
Non-current Assets
Property and equipment, net	Note 9	10,263,911	10,877,110
Investments in business ventures	Note 10	1,304,835	-
Operating lease right-of-use assets	Note 13	1,704,340	2,144,103
Intangible assets, net	Note 11	1,444,666	2,833,778
Notes receivable related parties, net	Note 3	468,145	458,833
Other long-term assets		66,471	138,526
Total non-current assets		15,252,368	16,452,350
TOTAL ASSETS		$55,200,154	$47,715,595
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable		$2,991,926	$2,212,258
Accrued expenses and other current liabilities	Note 12	1,630,199	1,491,113
Current portion of operating lease liabilities	Note 13	351,704	811,583
Current portion of notes payable related party	Note 15	1,223,176	1,211,337
Total current liabilities		6,197,005	5,726,291
Non-current Liabilities
Contract liability	Note 10	515,383	530,768
Operating lease liabilities	Note 13	1,526,998	1,400,468
Notes payable	Note 14	2,922,052	-
Convertible notes payable	Note 16	43,191,176	40,565,585
Other long-term liabilities		32,348	51,254
Total non-current liabilities		48,187,957	42,548,075
Total liabilities		54,384,962	48,274,366
COMMITMENTS AND CONTINGENCIES	Note 21
SHAREHOLDERS' EQUITY (DEFICIT)
Members' Equity	Note 17, 18	-	16,734,070
Preferred Stock, $0.0001 par value; 6,857,001 shares authorized, issued, and outstanding as of December 31, 2021.	Note 17, 18	686	-
Common Stock, $0.0001 par value; 293,142,999 shares authorized as of December 31, 2021. 166,012,988 issued and outstanding as of December 31, 2021.	Note 17, 18	16,601	-
Stock Options, 25,000,000 shares authorized as of December 31, 2021.	Note 17, 18	2,031,436
Additional paid-in capital	Note 17, 18	14,842,294	-
Accumulated equity (deficit)		(16,074,713)	(16,670,311)
Non-controlling interest	Note 3	(1,112)	(622,530)
Total Shareholders' equity (deficit)		815,192	(558,771)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)		$55,200,154	$47,715,595

The accompanying notes form an integral part of these consolidated financial statements.

F-4

MXY HOLDINGS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
For the Years Ended December 31, 2021 and December 31, 2020

		2021	2020
NET REVENUE	Note 3	$12,634,582	$30,523,994
COST OF GOODS SOLD		14,699,033	28,927,913
GROSS PROFIT	Note 3	(2,064,451)	1,596,081
OPERATING EXPENSES
General and administrative	Note 3	6,510,821	6,678,064
Sales and marketing	Note 3	823,417	950,411
Depreciation	Note 9	194,969	353,399
Amortization expense	Note 11	-	259,125
Payroll and payroll related		4,672,980	6,532,812
Total operating expenses		12,202,187	14,773,811
Loss from operations		(14,266,638)	(13,177,730)
OTHER INCOME (EXPENSE)
Interest expense, net		(3,089,145)	(3,060,010)
Other miscellaneous income (loss), net	Note 3, 5	18,604,425	15,155,145
Net other income (expense)		15,515,280	12,095,135
Gain (Loss) before provision for income taxes		1,248,642	(1,082,595)
Provision for income taxes	Note 19	(36,897)	(226,056)
Income from equity in business ventures	Note 10	5,271	1,777,138
Net income		1,217,016	468,487
Net income (loss) attributable to non-controlling interest		621,418	(2,196,774)
Net income attributable to MXY Holdings Inc.		$595,598	$2,665,261

The accompanying notes form an integral part of these consolidated financial statements.

F-5

MXY HOLDINGS INC. AND SUBSIDIARIES
Consolidated and Combined Statements of Changes in Shareholders’ Equity (Deficit)
For the Years Ended December 31, 2021 and December 31, 2020

		Members’ Equity		Preferred Stock		Common Stock		Additional Paid In	Accumulated Equity	Non-Controlling	Total Equity
	Units	Amounts	Shares	Amount	Shares	Amount	Shares	Capital	(Deficit)	Interest	(Deficit)
Balance at December 31, 2019	6,466,993	$15,335,507	-	$-	-	$-	$-	$-	$(19,721,076)	$1,203,860	$(3,181,709)
Unit-based compensation expense	265,544	1,398,563	-	-	-	-	-	-	-	-	1,398,563
Acquisition of Sapphire Enterprises	-	-	-	-	-	-	-	-	385,504	370,384	755,888
Net income / (loss)	-	-	-	-	-	-	-	-	2,665,261	(2,196,774)	468,487
Balance at December 31, 2020	6,732,537	$16,734,070	-	$-	-	$-	$-	$-	$(16,670,311)	$(622,530)	$(558,771)
Conversion from LLC to C-corp	(6,732,537)	(16,734,070)	6,857,001	686	166,012,988	16,601	1,900,694	14,816,089	-	-	-
Share-based compensation expense	-	-	-	-	-	-	130,742	26,205	-	-	156,947
Net income	-	-	-	-	-	-	-	-	595,598	621,418	1,217,016
Balance at December 31, 2021	-	$-	6,857,001	$686	166,012,988	$16,601	$2,031,436	$14,842,294	$(16,074,713)	$(1,112)	$815,192

The accompanying notes form an integral part of these consolidated financial statements.

F-6

MXY HOLDINGS INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows For the Years Ended December 31, 2021 and December 31, 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,217,016	$468,487
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,273,392	2,236,771
Provision for bad debt expense	1,144,744	2,328,333
Inventory obsolescence	359,528	971,306
Allowance for notes receivable related parties	(316,150)	-
Loss / (Gain) on disposal of assets	4,198	(3,174)
Gain on disposal of investments	(20,371,700)	(6,898,505)
Share / Unit-based compensation expense	156,947	1,398,563
Income from equity in business ventures	(5,271)	(1,777,138)
Realized gain on marketable securities	(2,869,230)	(2,420)
Unrealized loss / (gain) on marketable securities and warrants	3,653,699	(7,232,102)
Contract liability amortization	(15,385)	(15,385)
Loss from withdrawal of business combination	800,041	-
Other non-cash charges and credits, net	1,035,933	743,475
Non-cash Interest expense, net	2,713,172	2,433,068
Changes in operating assets and liabilities:
Accounts receivable, net	179,851	(1,371,080)
Accounts receivable due from related parties, net	(28,368)	(1,040,938)
Inventories	74,998	(183,011)
Prepaid expenses and other current assets	(1,260,515)	(217,533)
Other long-term assets	2,500	(20,489)
Accounts payable	3,067,305	969,441
Accrued expenses and other current liabilities	(261,229)	(2,015,837)
Operating lease liabilities	(835,584)	(740,741)
NET CASH USED IN OPERATING ACTIVITIES	(9,280,108)	(9,968,909)
CASH FLOWS FROM INVESTING ACTIVITIES:
Issuance of note receivable	(99,342)	-
Issuance of note receivable related parties	(584,179)	(449,853)
Proceeds on note receivable related parties	316,150	-
Purchases of property and equipment	(728,233)	(1,240,733)
Proceeds from disposal of property and equipment	35,000	-
Expenditures for construction in progress	(525,599)	-
Purchase of intangible assets	(280,166)	(50,663)
Sale of investment	5,557,528	590,130
Insurance recovery on equipment loss	15,210	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	3,706,369	(1,151,119)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	3,000,000	-
Proceeds from notes payable related party	268,929	45,513
Payments on notes payable related party	-	(271,950)
Payments on convertible notes payable	(325,000)	-
Payments of debt and equity issuance costs	(81,299)	-
Proceeds from insurance financing	1,504,024	-
Principal payments on financing	(1,100,191)	(180,204)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	3,266,463	(406,641)
NET DECREASE IN CASH AND RESTRICTED CASH	(2,307,276)	(11,526,669)
CASH AND RESTRICTED CASH, Beginning of period	5,927,486	17,454,155
CASH AND RESTRICTED CASH, End of period	$3,620,210	$5,927,486

The accompanying notes form an integral part of these consolidated financial statements.

F-7

CONTINUED

Reconciliation of Cash and Restricted Cash:	2021	2020
Cash	$3,603,710	$5,910,986
Restricted cash	16,500	16,500
Total cash and restricted cash shown in the Statements of Cash Flows	$3,620,210	$5,927,486

Supplemental cash flow information:	2021	2020
1. Cash paid for Interest	$103,570	$10,169
2. Cash paid for income taxes	272,495	635,673

Non-cash transactions:

ACS 842 lease additions	1,277,908	-
ACS 842 lease terminations	969,504	-
Property and equipment disposed in withdrawal of business combination	465,558	-
Proceeds from notes payable used to pay escrow fees	81,299	-
Exchange of marketable securities for investment in business venture	799,564	-
Investment in business venture from sale of subsidiary	500,000	-
Purchases of property and equipment financed with accounts payable	216,164	-
Property and equipment acquired in business	-	895,226
Intangible assets acquired in business combination	-	1,360,000
Note payable related party assumed in business combination	-	1,410,383

F-8

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

1. FORMATION AND NATURE OF OPERATIONS

MXY Holdings Inc. and subsidiaries is a vertically integrated medicinal-use and recreational adult-use cannabis company, with a principal address in Long Beach, California, and a registered office in the State of Delaware. References in this document to “the Company”, “MXY Holdings”, or “MXY” are intended to mean MXY Holdings Inc., individually, or as the context requires, collectively with its subsidiaries, on a consolidated basis. MXY primarily organizes its subsidiaries under its holding companies: MXY License Holdings, LLC and MXY Ancillary Holdings, LLC. The following represents the subsidiaries included in the consolidated financial results of the Company as of December 31, 2021, grouped by their respective holding company:

MXY License Holdings, LLC subsidiaries

Anacapa AZ, LLC	Anacapa PA, LLC	Pure Central Valley, LLC	Pure Missouri Wornall, LLC
Anacapa CA, LLC	Greenfields Wellness, LLC	Pure Corona, LLC	Pure Redwood, LLC
Anacapa FL, LLC	Maryland Pure LLC	Pure Fresno, LLC	Pure SL LLC
Anacapa IL, LLC	Moxie Concord, LLC	Pure Missouri Crossroads, LLC	Pure Stanton LLC
Anacapa MD, LLC	Moxie IL, LLC	Pure Missouri KC, LLC	Pure UT Processing, LLC
Anacapa MO, LLC	Pura Ohio Processing, LLC	Pure Missouri Kingshighway, LLC	Sapphire Enterprises, LLC*
Anacapa NJ, LLC	Pure CA, LLC*	Pure Missouri, LLC	Violet Holdings, LLC
Anacapa NV, LLC	Pure Calaveras LLC	Pure Missouri Stateline, LLC

MXY Ancillary Holdings, LLC subsidiaries		MXY Holdings Inc. subsidiaries
2990 MLK Jr, LLC	MXY Property Holdings, LLC	MXY Ancillary Holdings, LLC
California Leasing & Consulting, LLC	Nevada Leasing & Consulting, LLC
Florida Leasing & Consulting, LLC	New Jersey Leasing & Consulting, LLC
MC Leasing and Consulting, LLC	PM Leasing and Consulting
MXY Equipment Holdings, LLC	MXY License Holdings, LLC
Seven Ten Holdings, LLC

*designates main operating entities of the Company

Additional subsidiaries deconsolidated during the reporting period are discussed in Note 4.

Legal Reorganization and Corporate Conversion

Upon initial formation, MXY Holdings Inc. and its affiliates were limited liability companies (“LLCs”), taxed as partnerships, except for Pure CA, LLC and Violet Holdings, LLC. A legal reorganization was completed on April 4, 2019, whereby the investors in the affiliates listed above agreed to transfer their interests, through contribution agreements, for equity in the former MXY Holdings LLC. The result was the formation of a controlled group, with the former MXY Holdings LLC as the parent company and the former affiliates as subsidiaries. The new structure simplified the relationship amongst the entities for legal, tax, and accounting purposes. Various check-the-box elections were filed as part of the reorganization to tax certain LLCs as C-Corporations.

F-9

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Effective November 30, 2021, MXY Holdings LLC converted to a Delaware C-Corporation. Upon conversion, member units were exchanged for shares of common stock, preferred stock, and / or stock options, representing equivalent equity ownership. See Note 17 for further discussion of the conversion.

Nature of Operations

The Company differentiates itself through the consistent high quality of its brand, availability, and scope of product offering. The Company offers three well-known brands, Moxie, MX, and High Now, all sold throughout its target markets.

In 2018, California legalized cannabis for both medicinal and recreational purposes, and with the legal status change of cannabis products, the former MXY Holdings LLC was established and commenced operations with its affiliated companies (2990 MLK Jr, LLC, California Leasing & Consulting, LLC, and Pure CA, LLC) for the purposes of processing and distributing high quality cannabis products. All affiliates shared certain common owners, relying upon each other for service and support, including equipment and real estate leasing. Effective with the 2019 legal reorganization, these entities became subsidiaries of MXY Holdings LLC, and continue to be subsidiaries of the newly formed MXY Holdings Inc.

2020 saw the expansion of the Moxie brand to Florida as well as the acquisition of a California cultivation company to augment the existing sales and operational activities primarily conducted in California, Nevada, and Arizona. The Company further expanded in 2021 as a result of the purchase of a new outdoor cultivation license in California. MXY Holdings Inc. is now a vertically integrated cannabis company which, as of December 31, 2021, holds licenses to operate in California for: production, distribution, non-storefront retail, and micro business, as well as licenses to cultivate and distribute both recreational adult-use and medicinal-use cannabis products. In addition to these licenses, the Company also conducts activities in other states. In these markets, the Company has either applied for or plans on applying for licenses, and / or partners with other entities, but does not currently directly own any cultivation, production, or retail licenses in other states.

Outside of the main operating entities, there are administrative subsidiaries holding title to the California manufacturing property, and the various manufacturing equipment. The remaining entities act in an advisory / management capacity, and / or hold the intellectual property (“IP”) for the brand name.

2. BASIS OF PRESENTATION

Going Concern

The accompanying consolidated financial statements are prepared on the basis that the Company will continue as a going concern. As discussed in Note 16, $35,934,000 of Convertible notes payable and accrued interest matured on May 17, 2021. Certain debt holders were paid in full, with the remaining debtholder agreeing to an extension of its $35,609,000 principal balance, plus accrued interest, until May 17, 2023. Details of Company actions with regards to new arbitration proceedings regarding the note are included in Note 24. In addition, the Company has reported net losses from operations since inception including operating losses for the year ended December 31, 2021. These conditions, including the potential for the Company to utilize certain assets in settlement of the Convertible notes payable, considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is contingent upon raising additional capital, either debt or equity, and to successfully settle, extend, or revise existing debt terms. The Company’s management and its Board are currently evaluating different proposals regarding possible equity contributions. In addition, the Company terminated its contracts with two third-party companies providing sales and distribution services in the cannabis marketplace. Such terminations consolidated sales activities in house and are anticipated to increase revenue, reduce fixed costs, and increase profitability and cash flow. Furthermore, management expects to manage cash flow by minimizing capital expenditures and reducing recurring expenses to meet mandatory cash obligations in the ordinary course of business.

F-10

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

The consolidated financial statements do not contain any adjustments relating to the recoverability and classification of asset carrying amounts, or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Basis of Preparation

The consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Reported activity represents a full calendar year for comparative financial information presented.

Basis of Consolidation

The consolidated financial statements include the assets, liabilities, revenue, and expenses of all wholly owned entities and variable interest entities for which it was determined the Company is the primary beneficiary.

A variable interest entity (“VIE”) is a legal entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support, is structured such that equity investors lack the ability to make significant decisions relating to the entity’s operations through voting rights, or do not substantively participate in the gains and losses of the entity. Upon inception of a contractual agreement, the Company performs an assessment to determine whether the arrangement contains a variable interest in a legal entity and whether that legal entity is a VIE. The primary beneficiary has both the power to direct the activities of the VIE that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the VIE entity that could potentially be significant to the VIE. Where the Company concludes it is the primary beneficiary of a VIE, the Company consolidates the accounts of that VIE. When the Company is not the primary beneficiary, the VIE is accounted for using the equity method and is included as investments on the consolidated balance sheets.

The Company regularly reviews and reconsiders previous conclusions regarding whether it is the primary beneficiary of a VIE in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation. The Company also reviews and reconsiders previous conclusions regarding whether the Company holds a variable interest in a potential VIE, the status of an entity as a VIE, and whether the Company is required to consolidate such a VIE in the consolidated financial statements when a change occurs.

F-11

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Entities over which MXY has the authority or ability to exert power over the investee’s financial and/or operating decisions (i.e., control), which in turn may affect the Company’s exposure or rights to the variable returns from the investee are considered subsidiaries. The Company owns less than 100% in the following subsidiaries; however, it has effective control through ownership of voting shares or control of board of director seats. Accordingly, these entities are included in the consolidated financial statements:

Subsidiary	Ownership	Subsidiary	Ownership
FSWFL, LLC	30%	Pure Missouri Crossroads, LLC	49%
Maryland Pure LLC	45%	Pure Missouri Kingshighway, LLC	49%
Moxie IL, LLC	49%	Pure Missouri, LLC	49%
New Jersey Leasing & Consulting, LLC	68.5%	Pure Missouri Stateline, LLC	49%
PM Leasing and Consulting, LLC	51%	Pure Missouri Wornall, LLC	49%
Pura Ohio Processing, LLC	7%	Pure Stanton LLC	51%
Pure Corona, LLC	49%	Sapphire Enterprises, LLC	51%
Pure NJ, LLC	28%	Violet Holdings, LLC	62.5%

All subsidiaries under the common ownership and management of the Company, as set forth in Note 1, as well as the entities under effective control above, are included in the consolidated financial statements. Outside shareholders’ interests in subsidiaries are shown on the consolidated financial statements as non-controlling interests. All intercompany balances and transactions are eliminated upon consolidation. The consolidated financial statements include the operating results of acquired or disposed entities from the date control is obtained or the date control is lost, respectively.

Basis of Measurement

These consolidated financial statements are prepared on the going concern basis, under the historical cost convention, except for certain financial instruments that are measured at fair value as described herein.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications did not affect net income, net revenue, or total shareholders’ equity (deficit).

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fair Value and Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Fair value is defined as a price received from selling an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. When determining fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in the pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

F-12

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

The Company’s financial instruments consist of Cash, Marketable securities, Warrants, Accounts receivable, Accounts payable, Accrued expenses and other current liabilities, Notes payable, and Convertible notes payable. As of December 31, 2021, and 2020, respectively, the carrying values of Cash, Accounts receivable, Accounts payable, and Accrued expenses and other current liabilities approximate their fair values due to their relatively short term to maturity. The carrying values of Notes payable and Convertible notes payable approximate their fair values since the related rates of interest approximates current market rates. Marketable securities and Warrants are carried at fair value.

Classification of Financial Instruments

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements. The three levels of hierarchy are:

Level 1	–	Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2	–	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 2	–	Inputs for the asset or liability that are not based on observable market data.

There have been no transfers between fair value levels during the year.

The carrying value of financial assets and liabilities recorded at fair value are measured on a recurring or non-recurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had financial assets or liabilities carried and measured on a non-recurring basis due to the occurrence of business combinations during reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared and include Marketable securities and Warrants.

Estimates and Assumptions

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions affecting the reported amounts of assets, liabilities, revenue, and expenses, as well as the disclosure of contingent assets and liabilities. Examples of estimates and assumptions include: for revenue recognition, determining the nature and timing of satisfaction of performance obligations, variable consideration, and other obligations such as product returns and refunds; loss contingencies; the fair value of and/or potential impairment of intangible assets; useful lives of tangible and intangible assets; allowances for doubtful accounts; the market value of, and demand for, inventories; the potential outcome of uncertain tax positions recognized in the consolidated financial statements or tax returns; fair value of stock options; fair value of warrants; fair value of marketable securities; and determining the timing and amount of investment impairments. Actual results and outcomes may differ from management’s estimates and assumptions due to risks and uncertainties. Estimates and underlying assumptions are reviewed on an ongoing basis.

Cash

Cash consists of cash on hand and cash deposits in financial institutions. Cash balances by financial institution are aggregated, and negative balances, if any, are reclassified as accounts payable. The Company places its cash both with high quality financial institutions and in private vaults, all of which may be redeemed upon demand. The Federal Deposit Insurance Corporation (“FDIC”) provides coverage of at least $250,000 available to depositors under the FDIC’s general deposit insurance rules. From time to time, the Company has account balances with its financial institutions in excess of the insured amounts given the industry limited access to banking, and, therefore, those excess account balances are uninsured. As of December 31, 2021, and 2020, cash balances in excess of the FDIC insurance limit are $1,911,351 and $4,391,757, respectively. The Company has not experienced any losses as a result of these deposits, nor does it expect any in the future.

F-13

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Restricted Cash

Amounts generally described as restricted cash should be included with cash when reconciling beginning and end-of-period total amounts shown on a statement of cash flows.

Cash that is restricted as to withdrawal or use under the terms of certain contractual agreements is recorded as restricted cash on the consolidated balance sheets. As required through a contractual agreement for a credit card guarantee, the Company has committed funds on account in the amount of $16,500 for each of the years ended December 31, 2021, and 2020.

Marketable Securities

Marketable securities consist of equity investments in common shares of publicly traded companies. The equity investment in common shares are accounted in accordance with ASC Topic 321, Investments – Equity Securities and represents a Level I investment. Marketable securities are adjusted to fair value each reporting period, with realized gains and losses recorded using the specific identification method. Changes in fair value are recorded as other miscellaneous income (loss) in the consolidated statements of operations. Marketable securities are impaired when a decline in fair value is judged to be other-than-temporary. Fair value is calculated based on publicly available market information. Management evaluates marketable securities each reporting period.

Warrants

Warrant investments are accounted in accordance with ASC Topic 815, Derivatives and Hedging and are valued using a binomial lattice model. The key assumptions used in the model are risk-free interest rate, expected term, expected volatility, dividend yield, and stock price. The risk-free interest rate assumption is based upon observed interest rates of the United States government securities appropriate for the expected term of the warrants. The expected term is calculated based on the contractual term of the warrants. The Company determined the expected volatility assumption using the historical volatility of the underlying common stock price. The dividend yield assumption is based on history and expectation of dividend payouts. The stock price is based on the traded stock price of the underlying common shares.

Accounts Receivable

Accounts receivable is stated at an amount management expects to collect from outstanding balances, at their net realizable value. Balances do not require collateral and past due status is determined based on contractual arrangements. The Company maintains an allowance for expected credit losses to reflect the expected lack of collectability of outstanding balances, based on historical collection data and specific risks identified among uncollected accounts, as well as management’s expectation of future economic conditions and its assessment of the status of individual accounts. The Company also considers relevant qualitative and quantitative factors to assess whether historical loss experience should be adjusted to better reflect the risk characteristics of the Company’s receivables and any expected future losses. If current or expected future economic trends, events, or changes in circumstances indicate that specific receivable balances may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. The corresponding expense is recognized as an operating expense in general and administrative on the consolidated statements of operations. Accounts receivable is written off after exhaustive collection efforts occur and the receivable is deemed uncollectible.

F-14

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets are accounted at cost and are subject to impairment and recoverability assessment on an annual basis. Expense is amortized over the life of the agreement.

Inventories

Inventories is primarily comprised of raw materials, internally produced work in process, finished goods, and packaging materials and include cannabis and cannabis-related products valued at the lower of cost or net realizable value. Cost is determined using the standard cost method for production and retail inventory, approximating actual cost. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion, disposal, and transportation for inventories in process. Packaging and supplies are valued at cost using average cost method.

Costs incurred during the growing and production process are capitalized as incurred to the extent such costs are less than realizable value. These costs include materials, labor, and manufacturing overhead used in the growing and production process. The Company capitalizes pre-harvest costs.

The Company reviews inventories for obsolete, redundant, and slow-moving goods, with any such inventories written down to net realizable value based on prevailing circumstances and judgment based on the Company’s experience. The corresponding expense is recognized as a component of cost of goods sold on the consolidated statements of operations.

Notes Receivable

Notes receivable consist of notes due from third parties and related parties. Accounting and presentation are consistent with the treatment of Accounts receivable, recorded at net realizable value.

GGB

On July 8, 2019, the Company entered into a Securities Acquisition and Contribution Agreement (“Acquisition Agreement”) with Green Growth Brands Inc. (“GGB”), a public company traded on the Canadian Securities Exchange. The Acquisition Agreement provided for the creation of a Canadian limited partnership, with GGB as the general partner, which would acquire the operating company of GGB and the outstanding units of MXY Holdings. The equity purchase price was $310,000,000, satisfied by the issuance of GGB Common Shares or Exchangeable LP Units. As part of the agreement, MXY Holdings loaned GGB $5,000,000 at an annual interest rate of 6% to help fund certain pending acquisitions. The loan is scheduled to mature in July 2022 and the transaction was scheduled to close within six months, subject to various closing conditions. By mutual consent, the proposed transaction was cancelled in December 2019. GGB agreed to repay the Company for its outstanding loan by January 2020, as well as to pay $4,000,000 in termination costs by July 2020. GGB filed for insolvency protection in May 2020. The $5,000,000 note was fully reserved in 2019 and continues to be reserved as of December 31, 2021. Legal proceedings began in 2020 to assist in collection. A partial payment of $316,150 was received in July 2021 against the outstanding balance, with litigation proceedings ongoing. Management has not recorded a receivable for the termination costs as they are in dispute.

F-15

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

FSWFL

As part of a business combination discussed in Note 4, effective May 1, 2019, the Company, through its subsidiary Nevada Leasing & Consulting, LLC, entered a secured line of credit promissory note with the licensed cultivator and processor, FSWFL, LLC (“FSWFL”). Interest is charged on the unpaid principal balance at an annual rate of 13%. The entire balance, including unpaid accrued interest, was due in full July 31, 2021. Legal proceedings began in 2021 due to a disagreement on the expected operations of FSWFL, resulting in the ultimate withdrawal of the Company’s investment activities in FSWFL effective August 1, 2021. As a result, the entire outstanding principal balance of $3,024,140 and accrued interest of $701,412, no longer eliminates upon consolidation, and is reserved in full as of December 31, 2021. As of the date of report issuance, a settlement has not been reached amongst the parties. However, a preliminary offer of $125,000 has been proposed to settle all outstanding amounts.

Notes Receivable to Related Parties

Effective January 14, 2020, two promissory notes totaling $449,853 were issued to two separate related parties. Each note has a 2.07% annual interest rate and a maturity date of January 14, 2030. Interest income of $9,312 and $8,980 on these two promissory notes is recognized on the statements of operations for the years ended December 31, 2021, and 2020, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and impairment expenses, if any. Depreciation is calculated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. Estimated useful lives are as follows:

Category	Estimated useful life
Building	40 years
Leasehold improvements	Shorter of 10 years or remaining lease term
Manufacturing equipment	5-7 years
Furniture and fixtures	5 years
Automobiles	3-5 years

The assets’ residual values, useful lives, and methods of depreciation are reviewed at each year-end and adjusted prospectively, if appropriate. No adjustments were deemed necessary as of December 31, 2021, and 2020, respectively. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is recognized in the consolidated statements of operations in the year the asset is derecognized. Significant additions and improvements are capitalized. Construction in progress is transferred when available for use and depreciation of assets comments at that point. Repairs and maintenance that do not improve efficiency or extend economic life are charged to expense as incurred.

F-16

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Investments in Business Ventures

The Company accounts for investments in entities for which it is able to exercise significant influence over, but does not control, under the equity method of accounting. Initial investments are measured at cost. Thereafter, the Company adjusts its investment for its proportionate share of the investee’s net income or loss and the impact of contributions or distributions. Investments in entities for which the Company does not have significant influence over, and for which the securities do not have a readily determinable fair value, are accounted for under the cost method.

Business Combinations

The Company accounts for business combinations under the acquisition method as defined in FASB ASC Topic 805, Business Combinations. The consideration transferred in a business combination is measured at fair value at the date of acquisition. Acquisition related transaction costs are expensed as incurred. Identifiable assets and liabilities, including intangible assets, of acquired businesses are accounted for at their fair value at the date of acquisition. If the identifiable net assets acquired exceeds purchase consideration, then the difference is recognized as goodwill. A bargain purchase sometimes results from the application of the acquisition method of accounting. A bargain purchase results when the total acquisition-date fair value of the identifiable net assets acquired is less than the fair value of the consideration transferred plus any non-controlling interest in the acquiree. The acquirer recognizes any gain from a bargain purchase as a gain as of the acquisition date (attributed to the acquirer).

Leases

The Company adopted Accounting Standards Update (“ASU”) 2016-02-Leases (Topic 842) (“ASC 842”) in 2017 and evaluates leases to determine classification as a finance or operating lease. A lease is a finance lease if: (a) ownership transfers, (b) the lease includes an option to purchase the underlying asset, (c) the lease term is for the major part of the remaining economic life of the underlying asset, (d) the present value of the lease payments equals or exceeds the fair value of the underlying asset, or (e) the underlying asset is of a specialized nature that is expected to have no alternative use to the lessor at the end of the lease term. Operating leases are considered short-term commitments if the lease term is 12 months or less and does not include a purchase option whose exercise is reasonably certain. If this short-term exemption applies, lease payments are recognized as expense and no asset or liability is recorded. If the short-term exemption does not apply, an operating lease right-of-use (“ROU”) asset and a corresponding operating lease liability equal to the present value of the lease payments, with both a current and deferred component, are recorded. All Company building leases are classified as operating leases.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent an obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. In the absence of an implicit rate, an incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date is used. The operating lease ROU asset also includes any lease payments due and excludes lease incentives and non-lease components, including common area maintenance costs. Lease terms may include options to extend or terminate the lease when it is reasonably certain an option will be exercised.

F-17

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

For finance leases, from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term, the right-of-use asset is amortized on a straight-line basis and the interest expense is recognized on the lease liability using the effective interest method. For operating leases, lease expense is recognized on a straight-line basis over the term of the lease and presented as a single charge, including the interest expense, in the consolidated statements of operations.

The lease term at the lease commencement date is determined based on the noncancellable period for which the Company has the right to use the underlying asset, together with any periods covered by an option to extend the lease if the Company is reasonably certain to exercise that option, periods covered by an option to terminate the lease if the Company is reasonably certain not to exercise that option, and periods covered by an option to extend (or not to terminate) the lease in which the exercise of the option is controlled by the lessor. The Company considers several factors when evaluating whether the options in its lease contracts are reasonably certain of exercise, such as length of time before an option exercise, expected value of the leased asset at the end of the initial lease term, importance of the lease to the Company's operations, costs to negotiate a new lease, any contractual or economic penalties, and the economic value of leasehold improvements.

Certain lease arrangements contain provisions requiring the Company to remove lessee installed leasehold improvements at the expiration of the lease. As this obligation is a direct result of the Company's decision to install leasehold improvements and does not arise solely because of the lease, the Company excludes these obligations from lease payments and variable lease payments. The Company records these obligations as asset retirement obligations. The fair values of these obligations are recorded as liabilities on a discounted basis, which occurs as of lease commencement. In the estimation of fair value, the Company uses assumptions and judgements for an asset retirement obligation. The costs associated with these liabilities are capitalized with the associated leasehold improvement and depreciated over the lease term with the liabilities accreted over the same period. Asset retirement obligations related to leases were zero as of December 31, 2021, and 2020, respectively, and are included in other long-term liabilities in the consolidated balance sheets.

Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate they might be impaired. Annually, the Company evaluates the estimated remaining useful life, residual values, and amortization methods of its intangible assets and whether events or changes in circumstances warrant a revision to the estimates, which are accounted for prospectively. As of December 31, 2021, and 2020, the Company has determined that no impairments exist. Intangible assets with definite useful lives, are amortized using the straight-line method over estimated useful lives as follows:

Category	Estimated useful life
Licenses	15 years
Internal use software	3 years

F-18

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

The Company capitalizes certain costs in connection with obtaining or developing software for internal use. Further, the Company capitalizes qualifying costs incurred for upgrades and enhancements that result in additional functionality or extend the assets useful life. Amortization of such costs commences when the project is substantially completed and ready for its intended use. Capitalized software development costs are classified as intangible assets, net on the consolidated balance sheets and are amortized using the straight-line method over the estimated useful life of the applicable software.

Impairment of Long-Lived Assets

The Company evaluates definite lived intangible assets and long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable, but no less frequently than annually. This includes but is not limited to significant adverse changes in business climate, market conditions, or other events indicating an asset’s carrying amount may not be recoverable. Recoverability of assets to be held and used, is measured by a comparison of the carrying amount of an asset to future net cash flows (undiscounted and without interest charges) expected to be generated by the asset. If such assets are assessed as impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. There were no impairments recorded during the years ended December 31, 2021, and 2020.

Management applies judgment in estimating future cash flow and asset fair values, including forecasting useful lives of the assets, assessing different outcome probability, and selecting discount rates reflecting the risk inherent in future cash flows. If the carrying value is not recoverable, the Company assesses the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third-party comparable sales and discounted cash flow models. If actual results are not consistent with assumptions and estimates, or if assumptions and estimates change due to new information, the Company may be exposed to impairment charges in the future.

Income Taxes

Prior to April 2019, the Company and most of its affiliates were limited liability companies, taxed as partnerships for federal and state income tax purposes. Concurrent with the effective date of the legal reorganization in Note 1, the Company filed check-the-box elections and converted all remaining wholly owned subsidiaries to C-corporations for tax filing purposes. Under federal law, the taxable income or loss of a partnership is allocated to its members, therefore there is no federal or state income tax at the partnership level, with the exception of certain state minimum taxes and taxes based on gross receipts. A C-Corporation, on the other hand, is taxed on its taxable income at both the federal and state level.

In 2018, the Company adopted the provisions of FASB ASC Topic No. 740, Accounting for Uncertainty in Income Taxes, ("ASC 740-10"). ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a comprehensive model for the recognition, measurement, presentation, and disclosure in financial statements of any uncertain tax positions taken or expected to be taken on a tax return. ASC 740-10 also provides guidance on de-recognition of tax benefits, balance sheet classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company did not recognize any tax benefits from uncertain tax positions during the fiscal years 2021 and 2020. The cumulative effect of adopting ASC 740-10 resulted in a $0 adjustment to retained earnings.

F-19

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Income tax expense represents the sum of tax currently payable and deferred tax, with tax currently payable based on taxable income for the year. Taxable income differs from income as reported in the consolidated statements of operations as it excludes items of income or expense taxable or deductible in other years and it further excludes items that are not taxable or deductible. The Company’s liability for current tax is calculated using tax rates (and tax laws) that have been enacted, or substantively enacted, in the United States and various states where the Company and subsidiaries operate by the end of the reporting period and are adjusted for amendments to the tax payable with regards to previous years.

The Company accounts for income tax using the asset and liability method. Deferred tax is recognized for future tax consequences attributable to temporary differences between financial statement carrying amount of existing assets and liabilities and their respective tax basis used in the computation of taxable income. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent it is probable taxable profits will be available against which deductible temporary differences can be utilized. Such assets and liabilities are not recognized if temporary differences arise from amounts relating to goodwill not deductible for tax purposes, the initial recognition of assets or liabilities not affecting either accounting or taxable loss, or differences relating to investments in subsidiaries to the extent they will probably not reverse in the foreseeable future.

Deferred tax liabilities are recognized on taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed as at each reporting date. A valuation allowance is recorded to reduce the carry amount of a deferred tax asset to its realizable value unless it is more likely than not that such asset will be realized and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is measured using enacted tax rates expected to apply in the period when the liability is settled, or the asset realized based on the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. Except for investment properties measured using the fair value model, the measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities. All deferred income taxes are classified as long-term in the consolidated balance sheets.

For the purposes of measuring deferred tax liabilities and deferred tax assets for investment properties that are measured using the fair value model, the carrying amounts of such properties are presumed to be recovered through sale, unless the presumption is rebutted. The presumption is rebutted when the investment property is depreciable and is held within a business model of the Company whose business objective is to consume substantially all of the economic benefits embodied in the investment property over time, rather than through sale. The Company has not rebutted the presumption that the carrying amount of the investment properties will be recovered entirely through sale.

F-20

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

The Company offsets deferred tax assets and liabilities when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax asset and liabilities on a net basis.

Current and deferred tax are recognized as an expense or income in profit or loss, except when they relate to items credited or debited outside profit or loss (either in other comprehensive income or directly in equity), in which case the tax is also recognized outside profit or loss (either in other comprehensive income or directly in equity, respectively), or where they arise from the initial accounting for a business combination. In the case of a business combination, the tax effect is taken into account in calculating goodwill or determining the excess of the acquirer’s interest in the net fair value of the acquiree’s identifiable assets, liabilities, and contingent liabilities over cost.

Provisions (or benefits) for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the tax reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made. The Company's effective income tax rate can vary significantly for various reasons, including the mix and volume of business in lower income tax jurisdictions and in jurisdictions for which no deferred income tax assets are recognized because management believed it was not probable that future taxable profit would be available against which income tax losses and deductible temporary differences could be utilized.

The Company recognizes interest and penalties associated with tax matters, including unrecognized tax benefits, within the provision for income taxes line-item in the accompanying consolidated statements of operations, as applicable. Accrued interest and penalties are included as accrued taxes within the line-item accrued expenses and other current liabilities in the accompanying consolidated balance sheets, if applicable. As discussed further in Note 19, Income Taxes, the Company is subject to the provisions of Internal Revenue Code (“IRC”) Section 280E, under which the Company is only allowed to deduct expenses directly related to costs of goods sold.

Debt with Equity-linked Features

The Company accounts for hybrid contracts featuring conversion options in accordance with ASC Topic 815, Derivatives and Hedging Activities (“ASC 815”). ASC 815 requires companies to bifurcate conversion options and account for them as freestanding financial instruments according to certain criteria. If the embedded features do not meet the criteria for bifurcation, the convertible instrument is accounted for as a single hybrid instrument in accordance with ASC Topic 470-20, Debt with Conversion & Other Options.

Share-Based Compensation

Prior to the conversion to a C-corporation, the Company issued profits interest units (“PIUs”) to its employees and certain consultants, measured at estimated fair value on date of grant based on the estimated price of a unit of profits interest. Option pricing models along with historical data and other relevant factors, were used to estimate fair market value, and were recognized as expense, net of estimated forfeitures, over the related vesting periods. PIUs were evaluated for debt versus equity classification, with such units determined to be classified as equity.

F-21

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

In conjunction with the C-corporation conversion, the Company converted the PIUs to equity-settled share-based compensation, comprised of both preferred and common stock, and also created the 2021 Equity Incentive Plan for future options to purchase common stock. Similarly, equity-settled share-based payments are measured at fair value of the equity instruments at the date of grant. Details regarding the determination of the fair value of equity-settled share-based transactions are set out in Note 18. Equity-settled share-based payment transactions with parties other than employees are measured at the fair value of the goods or services received, except where that fair value cannot be estimated reliably, in which case they are measured at the fair value of the equity instruments granted, measured at the date the entity obtains the goods or the counterparty renders the service.

Non-Controlling Interest

Non-controlling interests (“NCI”) represent equity interests in subsidiaries owned by outside parties. NCI may be initially measured at fair value or at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets, made on a transaction-by-transaction basis. The Company has elected to measure each NCI at its proportional share of the recognized amounts of the acquiree’s identifiable net assets. The share of net assets attributable to NCI is presented as a component of equity. Their share of net income or loss is recognized directly in equity. Total comprehensive income or loss of subsidiaries is attributed to the members of the Company and to the NCI, even if this results in the NCI having a deficit balance. As of December 31, 2021, NCI is related to Sapphire Enterprises, LLC.

Revenue Recognition

Revenue is recognized upon transfer of control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. The Company enters contracts that can include various combinations of products and services, which are generally capable of being distinct and accounted for as separate performance obligations. Revenue is recognized net of allowances for returns and any taxes collected from customers, which are subsequently remitted to governmental authorities.

Revenue is recognized by the Company when it satisfies a performance obligation by transferring a promised good or service to a customer. A contract, whether a verbal or written sales order, is established with customers prior to order fulfillment with agreement upon unit prices, delivery dates, and payment terms. Transaction price is allocated to each product sold based upon the negotiated unit sales price associated with each product line scheduled for delivery within the order. Performance obligation satisfaction occurs upon delivery to a customer’s premises. These types of revenues accounted for under ASU Topic 606 (“ASU Topic 606”), Revenue From Contracts, generally, do not require significant estimates or judgments based on the nature of the Company’s revenue stream. The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

F-22

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Contract assets are defined in the standard to include amounts representing the right to receive payment for goods and services transferred to the customer with rights conditional upon something other than the passage of time. Contract liabilities are defined in the standard to include amounts reflecting obligations to provide goods and services for which payment has been received. There are no contract assets on unsatisfied performance obligations as of December 31, 2021. The Company enters exclusive distributor and license agreements within the scope of ASU Topic 606. The license agreements generate royalties based on the negotiated value of the brand IP over a 39-year period, subject to extension. Since the consideration for the initial license fee is for the right to sell the licensed product in the respective territory with no other required conditions to be met, revenue is recognized ratably over the term of the license agreement, with the unrecognized portion shown as contract liability on the consolidated balance sheets.

Cost of Goods Sold

Cost of goods sold (“COGS”) includes the costs directly attributable to the production of finished goods including raw materials, packaging costs, production labor, and applied overhead. The unit costs of COGS are estimated using standard costing, the basis of which is evaluated at least quarterly, or when there are material changes in the underlying manufacturing costs.

Shipping and Handling

Payments by customers for shipping and handling costs are included in Net Revenue with the corresponding costs considered a component of COGS.

General and Administrative Expense

General and administrative expense consists of professional fees, office and warehouse rent, utility expenses, meals, travel and entertainment expenses, insurance, and other general and administrative overhead costs.

Sales and Marketing Expense

Advertising, promotional and selling expenses consists of promotional activity expenses as well as expenses relating to event sponsorships and travel / lodging of marketing initiatives.

Other Miscellaneous Income (loss), Net

Other miscellaneous income (loss), net consists of ancillary income and loss activity. The balance is comprised of the following for the years ended December 31:

	2021	2020
Realized gain on sale of Pure Utah LLC	$2,250,000	$-
Realized gain on sales of PurePenn & PLC	18,121,700	6,898,505
Realized loss on withdrawal from FSWFL	(800,041)	-
Realized gain on sale of Cansortium shares	2,552,479	2,420
Realized gain on exercised Cansortium warrants	115,443	-
Realized gain on share exchange agreement	201,308	-
Unrealized (loss) gain on Cansortium shares	(1,851,253)	2,242,383
Unrealized (loss) gain on Cansortium warrants	(820,755)	1,780,054
Unrealized (loss) gain on Trulieve shares	(1,812,360)	3,209,665
Unrealized (loss) gain on Trulieve shares receivable	830,669	-
Gain (Loss) on disposal of assets	(4,198)	3,174
Other miscellaneous (loss) income, net	(178,567)	1,018,944
Total Other miscellaneous income (loss), net	$18,604,425	$15,155,145

F-23

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Unrealized gains (losses) from changes in the fair value of investments are determined as the difference between market value and historical purchase price. Realized gains (losses) on security sales are calculated as the difference between sales price and purchase price, as determined on a first-in-first-out basis. In 2020, the Company received two payments totaling $905,772 as reimbursement of a business income insurable loss incurred in 2019. Due to the contingent features of the claimed amounts, such amounts were recognized as miscellaneous income upon receipt and are included in the total above.

Net Income and Comprehensive Income

The Company does not have any elements of other comprehensive income/(loss), therefore, net income/(loss) and comprehensive income/(loss) are equivalent.

Coronavirus Pandemic

In March 2020, the World Health Organization categorized coronavirus disease 2019 (together with its variants, “COVID-19”) as a global pandemic. COVID-19 continues to spread throughout the U.S. and other countries across the world, and the duration and severity of its effects are currently unknown. The Company continues to implement and evaluate actions to strengthen its financial position and support the continuity of its business and operations.

The Company’s consolidated financial statements presented herein reflect estimates and assumptions made by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the periods presented. As the Company experienced an impact to its revenue, gross profit and operating income during 2021, in part due to COVID-19, it remains uncertain of how the future spread of COVID-19 and applicable vaccine mandates or public health measures may impact the Company’s business operations for reasons including the potential quarantine of the Company’s employees or those of its supply chain partners.

Recently Issued Accounting Pronouncements

Recent accounting pronouncements, other than those listed below, issued by the FASB, the American Institute of Certified Public Accountants, and the U.S. Securities and Exchange Commission, did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

FASB ASU 2021-08 - “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers”. In October 2021, the FASB issued ASU 2021-08, which applies to all entities entering a business combination within the scope of ASU Subtopic 805-10, Business Combination - Overall. ASU 2021-08 requires acquiring entities to apply ASU Topic 606 to recognize and measure contract assets and contract liabilities in a business combination instead of the current US GAAP treatment of fair value recognition. The accounting standard update will be effective for private companies on a prospective basis to business combinations occurring on or after the effective date of the amendment – fiscal years beginning after December 15, 2023. The Company is evaluating the impact of this ASU on its consolidated financial statements.

F-24

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

FASB ASU 2021-09 - “Leases (Topic 842): Discount Rate for Lessees that are not Public Business Entities”. In November 2021, the FASB issued ASU 2021-09, which amends ASU 2016-02, Leases (Topic 842). ASU 2021-09 provides private companies to make the risk-free rate election by class of underlying asset, rather than at the entity-wide level. The accounting standard update will be effective on a retrospective basis to leases that exist at the beginning of the fiscal year of adoption for fiscal years beginning after December 15, 2021. The Company is evaluating the impact of this ASU on its consolidated financial statements.

Recently Adopted Accounting Pronouncements

FASB ASU 2017-04 - “Simplifying the Test for Goodwill Impairment (Topic 350)” – In January 2017, the FASB issued 2017-04, removing “Step Two” of the goodwill impairment test, which required a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The ASU was effective for annual reporting periods beginning after December 15, 2019, and for interim periods within those years, with early adoption permitted. The Company adopted FASB 2017-04 on January 1, 2020, and adoption did not have a material impact on its consolidated financial statements.

FASB ASU 2018-13 - “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. In August 2018, the FASB issued ASU 2018-13, which amends ASC 820, Fair Value Measurement. ASU 2018-13 modifies the disclosure requirements for fair value measurements by removing, modifying, or adding certain disclosures. The accounting standard update is effective beginning in the first quarter of fiscal 2021, with removed and modified disclosures to be adopted on a retrospective basis, and new disclosures to be adopted on a prospective basis. The Company adopted ASU 2018-13 on January 1, 2021, and adoption did not have a material impact on its consolidated financial statements.

FASB ASU 2019-12 - “Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes”. In December 2019, the FASB issued ASU 2019-12, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for the Company beginning January 1, 2021. The Company adopted ASU 2019-12 on January 1, 2021, and adoption did not have a material impact on its consolidated financial statements.

FASB ASU 2016-13 - “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. In June 2016, the FASB issued ASU 2016-13, which provided guidance on accounting for credit losses, including trade receivables. The guidance required the application of a current expected credit loss model, which measures credit losses based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts. The guidance is effective for annual periods beginning after December 15, 2020 and requires companies to implement using a modified retrospective approach. The Company adopted ASU 2016-13 on January 1, 2021, and adoption did not have a material impact on its consolidated financial statements.

F-25

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

4. BUSINESS COMBINATIONS AND DIVESTITURES

Pure UT LLC

Effective January 15, 2021, the Company, through its subsidiary MXY License Holdings, LLC, entered into an Equity Exchange Agreement to sell 49% of its equity interest in its wholly owned subsidiary Pure UT LLC (“Pure Utah”) to Deseret Wellness, LLC, (“Buyer”) for a cash consideration of $1,750,000 and a 5% equity interest in the Buyer, with a fair value of $500,000 (Note 10). $175,000 of the cash consideration was placed in an escrow account and transferred in full upon close out of the escrow agreement. $47,891 was paid to the Company as reimbursement of tenant improvement costs.

The Buyer received an option to acquire the remaining 51% equity of Pure Utah, for a nominal amount of $100, full control of the board of managers, and a right to all income of Pure Utah in exchange for providing management services via a Management Services Agreement (“MSA”). Although the option exercise cannot be consummated until regulatory approval is obtained from the Utah Department of Health and / or other applicable governmental authorities, the Company’s fair value of the retained 51% ownership interest is zero as the Buyer, via the MSA, is able to extract all profits out of Pure Utah and as such, the entity Pure Utah no longer meets the requirements for consolidation as of the sale date.

Details of the divestiture are as follows:

Carrying amounts of net assets over which control was lost

Assets
Tenant improvements	$47,891
Total assets	47,891
Total liabilities	-
Total net assets derecognized	$47,891
Consideration received
Cash	$1,797,891
Fair value of investment in Deseret Wellness	500,000
Total consideration received	$2,297,891
Gain on divestiture
Consideration received	$2,297,891
Net assets derecognized	(47,891)
Gain on divestiture	$2,250,000

The gain on divestiture of Pure UT LLC is recorded as a component of other miscellaneous income (loss).

FSWFL

On May 1, 2019, the Company, through its subsidiary Anacapa NV, exercised its right to purchase a 30% controlling interest of a licensed cultivator and processor, FSWFL, LLC, in the state of Nevada. The right to purchase was at the Company’s discretion and subject to state regulatory approval. The acquisition gave the Company three of the five board seats of FSWFL, along with operating control of the facility including operations, sales, marketing, promotions, and financial decisions. This control included decisions on cultivation process remediation, improving processing standards, customer relations and marketing campaigns, and financial oversight (banking, tax planning, reporting, and internal controls).

F-26

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

The acquisition was in exchange for the use of Moxie brand genetics, and developing cultivation / processing standards, without any other cash or equity consideration. The Company is exposed to variable returns, as it assumes responsibility for all present and future liabilities and operating deficits of this acquired entity. In addition, the acquisition resulted in a management contract for the Company to oversee the expansion and improvement of operations at this location, as well as a licensing agreement to use the Moxie brand. Through these Nevada operations, the Company held four cannabis licenses: two each of production and cultivation for medicinal and recreational purposes. FSWFL produces medicinal and recreational products sold wholesale to licensed Nevada dispensaries. The financial results of FSWFL are included in the consolidated financial statements since the date of the acquisition and are reported as part of the Nevada Operations segment. A non-controlling interest was established upon consolidation.

A bargain purchase gain of $699,317 was recorded from the business combination, representing the proportional excess fair value of the net assets acquired over the consideration exchanged. The Company assessed the recognition and measurement of the assets acquired and liabilities assumed based on historical and pro forma data for future periods and concluded the valuation procedures and resulting measures were appropriate. The intangible assets recognized are the assessed fair value of the four acquired cultivation and processing licenses.

On December 17, 2021, the Company submitted a letter to the State of Nevada Cannabis Control Board requesting the application dated February 4, 2021, for approval of the transfer of interest (“TOI”) of 30% of membership in FSWFL to Anacapa NV, be withdrawn. Prior to the submission of the TOI, certain disagreements arose between the Company and FSWFL resulting in the mutual desire of the parties to part ways. Specifically, FSWFL’s principals advised they no longer wished to move forward with the intended relationship with the Company. Despite discussions between the parties regarding a possible solution, the business relationship between the parties will not move forward, resulting in the withdrawal of Anacapa NV’s support and management of FSWFL and the transfer of all FSWFL assets and liabilities to the 70% non-controlling interest member as of August 1, 2021. Such transfer resulted in a $2,682,987 gain on transfer of net assets, which was entirely offset by charges to bad debt expense and COGS previously eliminated upon consolidation, resulting in a net loss on withdrawal from FSWFL of $800,041 charged to other miscellaneous loss. The Company will pursue all amounts due from FSWFL in connection with its note receivable (Note 3) and additional amounts due on agreements between the parties. Details of the withdrawal of the Company’s interests are as follows as of August 1, 2021:

Assets
Prepaid expenses and other current assets	$53,386
Inventories	210,525
Property and equipment, net	465,558
Operating lease right-of-use assets	969,504
Intangible assets, net	1,496,000
Other long-term assets	61,723
Total assets	3,256,696
Liabilities
Accounts payable	(1,362,781)
Accrued expenses and other current liabilities	(25,176)
Operating lease liabilities	(989,892)
Notes payable	(3,561,834)
Total liabilities	(5,939,683)
Total net assets derecognized	$(2,682,987)

F-27

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Sapphire

Effective January 1, 2020, the Company, through its subsidiary Anacapa CA, executed operating, advisory, and brand license agreements with the principals of a California cultivation company in Sacramento, CA, Sapphire Enterprises, LLC (“Sapphire”). Sapphire possesses licenses to cultivate and distribute both recreational and medicinal cannabis products in California. The deal involves no equity or cash consideration and provides the Company a 51% equity stake in exchange for the use of Moxie’s brand name, genetics, and proprietary processes. The Company is exposed to variable returns, as it assumes responsibility for all present and future liabilities, and operating deficits of this acquired entity. Included in such liabilities is an approximately $1,300,000 note payable, plus accrued interest, due a Related Party of the acquired company (Note 15 and Note 24). The acquisition fulfills the Company’s vertical integration strategy within California, while also reducing the cost of raw materials for its manufacturing and processing operations. In accordance with an advisory agreement, the Company earns monthly fees in exchange for managerial assistance on improving the quality of the acquired entity’s operations and financial results. The financial results of Sapphire are included in the consolidated financial statements since the date of the acquisition and are reported as a component of the California Operations segment. A non-controlling interest was established upon consolidation.

The allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the acquisition date, is as follows:

Assets
Prepaids and other current assets	$43,507
Inventories	124,694
Property and equipment, net	895,226
Operating lease right-of-use assets	541,155
Intangible assets	1,360,000
Total assets acquired	2,964,582
Liabilities
Accounts payable	(256,898)
Operating lease liabilities	(541,458)
Note payable related party	(1,410,338)
Total liabilities assumed	(2,208,694)
Total net assets	755,888
Less non-controlling interest	370,384
Total net assets proportionally acquired	$385,504

F-28

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

An equity investment in Sapphire of $385,504 was recorded from the business combination and represents the proportional excess fair value of the net assets acquired over the consideration exchanged. The Company assessed the recognition and measurement of the assets acquired and liabilities assumed based on historical and pro forma data for future periods and concluded the valuation procedures and resulting measures were appropriate. The Intangible assets recognized are the assessed fair value of the two acquired cultivation and distribution licenses. Negotiations were completed in February 2022 to increase the Company’s overall ownership percentage in Sapphire to 84.075%. See Note 24 for further discussion.

Other Divestitures

For various legal and business reasons, a new subsidiary is often created when the Company begins license application procedures in new markets. If the license is not awarded and there is no longer a business need for the subsidiary, management makes the decision to dissolve the subsidiary and transfer any residual intercompany accounts and/or net assets to its managing parent.

The following is a listing of such dissolutions as well as all other deconsolidated subsidiaries removed during the reporting period:

Subsidiary	Manager	Deconsolidation Date
Anacapa MI, LLC	MXY License Holdings, LLC	May 21, 2021
FSWFL, LLC	Anacapa NV, LLC	August 1, 2021
Michigan Leasing & Consulting, LLC	MXY Equipment Holdings, LLC	May 21, 2021
MX Sport, LLC	MXY Holdings Inc.	January 21, 2021
MXY Universal, LLC	MXY Holdings Inc.	January 25, 2021
Pure Macomb LLC	MXY Holdings Inc.	May 21, 2021
Pure NJ, LLC	Anacapa NJ, LLC	October 28, 2021
Pure TX LLC	MXY Holdings Inc.	May 10, 2021
Pure UT LLC	MXY License Holdings, LLC	January 15, 2021
Pure Virtue LLC	MXY Holdings Inc.	January 8, 2021
Seven Ten Management, LLC	MXY Holdings Inc.	January 12, 2021

5. MARKETABLE SECURITIES AND WARRANTS

Fair value of the Marketable securities is comprised of the following as of December 31:

	2021	2020
Cansortium - common stock	$875,310	$4,156,613
Trulieve - common stock	6,956,998	9,367,614
Trulieve - common stock receivable	18,952,369	-
	$26,784,677	$13,524,227

F-29

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

As of each reported period end, the Warrant fair value pertains to unexercised Cansortium Inc. warrants.

Cansortium

In February 2020, the Company acquired units of Cansortium Inc. (“Cansortium”) for $2,500,000. Each unit consisted of 1 common share of Consortium’s stock and 1 warrant, with each warrant exercisable into 1 common share of Cansortium. The warrant exercise price is $0.45 per warrant share, expiring February 2023. The warrants contain acceleration rights whereby Cansortium has a right to deliver acceleration notice to the Company if Cansortium’s weighted average share price is greater than $0.90 per share for 20 consecutive trading days. The initial investment in Cansortium’s units was bifurcated into investments in common shares and warrant shares in the amounts of $1,928,229 and $571,771, respectively. The Company valued the warrant and common shares using a method that materially approximated relative fair value.

The following is the listing of inputs used in the valuation of warrants using a binomial model as of December 31:

	2021	2020
Stock price	$0.66	$0.76
Exercise price	$0.45	$0.45
Volatility	73%	123%
Risk free rate	0.43%	0.14%
Expected term	1.11	2.13
Dividend yield	0.00%	0.00%

Key transactional activity related to securities in Cansortium for the years ended December 31:

	2021	2020
Total shares sold during the period	4,343,000	40,000
Cash received on shares sold during the period	$4,072,528	$16,420
Weighted average sales price	$0.9377	$0.4105
Warrants exercised	200,000	-
Total cost of warrants exercised	$90,000	$-
Warrants converted to common shares	200,000	-

Changes in the total fair value of this investment stem from unrealized gains (losses) calculated on periodic fair value analyses as well realized gains (losses) on security sales. Both computations are recorded as a component of other miscellaneous income (loss) in the consolidated statements of operations.

Total realized and unrealized gains (losses) for the year ended December 31, 2021 are as follows:

	Common Stock	Warrants
Unrealized (losses) gains recognized during reporting period on securities still held at the reporting date	$(1,851,253)	$(820,755)
Realized gains (losses) recognized during reporting period on securities sold during the period	2,552,479	115,443
Total realized and unrealized gains (losses)	$701,226	$(705,312)

F-30

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Total realized and unrealized gains (losses) for the year ended December 31, 2020 are as follows:

	Common Stock	Warrants
Unrealized (losses) gains recognized during reporting period on securities still held at the reporting date	$2,242,383	$1,780,054
Realized gains (losses) recognized during reporting period on securities sold during the period	2,420	-
Total realized and unrealized gains (losses)	$2,244,803	$1,780,054

Trulieve

On November 12, 2020, Trulieve Cannabis Corp. (“Trulieve”) acquired 100% membership interest in two Pennsylvania based investments, PurePenn, LLC (“PurePenn”) and Pioneer Leasing Company, LLC (“PLC”), for an upfront payment of $48,700,000, comprised of $29,700,000 or 1,298,964 in Trulieve’s shares and $19,000,000 in cash, plus a potential earn-out payment of up to 2,904,648 of Trulieve’s shares based on the achievement of certain agreed EBITDA milestones. Additional consideration is possible stemming from two escrow accounts and a Pennsylvania Redevelopment Assistance Capital Program (“PA RACP”) grant. Two escrow accounts totaling $2,200,000 are to be held for 18 months to pay transaction costs, true up’s of purchase price for working capital adjustments, etc. See Note 24 for activity on the expiration of the 18-month holding period. A possible PA RACP grant, with a maximum grant amount of $3,000,000 is further pending consideration. As of report issuance, the PA RACP grant has not been awarded.

MXY Holdings and MXY Equipment Holdings, LLC each held equity interests in the respective Pennsylvania companies, recognized in the consolidated financial statements as Investments in business ventures (Note 10). As a result of the PurePenn and PLC sale, the Company received proportional equity interests in common shares of Trulieve based on its minority ownerships in both PurePenn and PLC, totaling 296,256 shares. The Company’s investment in Trulieve common shares is valued at $6,157,950 at acquisition. The shares received are subject to Lock-Up Agreements (“the Lock-Up Agreement”) placing certain transfer restrictions on the shares for up to 18 months following the sale. As of December 31, 2021, 197,504 shares have been released and are no longer subject to the Lock-Up Agreement, with the remaining 98,752 shares released May 12, 2022.

The earn-out period is through the end of 2021. As of December 31, 2021, the earn-out milestones were achieved, and the full share amount was earned. The Company received notice on December 7, 2021, regarding the earn-out award and recorded an additional 728,657 of Trulieve common shares as a stock subscription receivable, a component of Marketable securities. The incremental earn-out share investment is valued at $18,121,700 at acquisition, recorded as a realized gain in other miscellaneous income (loss). The shares were received on January 20, 2022, and although subject to the terms of the Lock-Up Agreement, their holding period had expired by the time the shares were awarded.

F-31

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

As part of negotiations with the convertible note payable debtholder, MXY D, Inc. (an unconsolidated Related Party – Note 16), the Company is offering Shareholder Exchange Agreements (“Exchange Agreement”) to certain shareholders of MXY D (individually, the “Investor”) whereby shares of the Company’s investment in Trulieve common shares (from both the initial investment and the earn-out award) are to be exchanged for the Investor’s total acquired shares of Class B Common Stock of MXY D. Effective September 28, 2021, the first Exchange Agreement was executed, resulting in the exchange of 28,782 Trulieve Common Shares for 1,000 MXY D shares. The Company valued its investment in MXY D common shares at $799,564 upon acquisition, recognized as a component of Investments in business ventures (Note 10) via a non-cash exchange. No additional Exchange Agreements were executed as of December 31, 2021, and no Trulieve common shares were sold during the reporting period ended December 31, 2021. Shares granted in the Exchange Agreement were transferred in full via two transactions on February 16, 2022 and May 20, 2022.

Changes in the total fair value of this investment stem from unrealized gains (losses) calculated on periodic fair value analyses as well realized gains (losses) on security sales and exchanges. Both computations are recorded as a component of other miscellaneous income (loss) in the consolidated statements of operations.

Total realized and unrealized gains (losses) for the years ended December 31 are as follows:

	2021	2020
Unrealized (losses) gains recognized during reporting period on securities still held at the reporting date	$(1,812,360)	$3,209,665
Unrealized gains recognized during reporting period on securities receivable held at end of reporting period	830,669	-
Realized gains recognized during reporting period on securities exchanged during the period	201,308	-
Total realized and unrealized (losses) gains	$(780,383)	$3,209,665

6. ACCOUNTS RECEIVABLE, NET

Allowance for doubtful accounts activity for the years ended December 31 is:

	2021	2020
Allowance for doubtful accounts, beginning balance	$1,765,606	$555,431
Bad debt expense	1,144,744	1,242,015
Write-offs	(978,390)	(31,840)
Allowance for doubtful accounts, ending balance	$1,931,960	$1,765,606

Related party Allowance for doubtful accounts for the years ended December 31 is:

	2021	2020
Related party Allowance for doubtful accounts, beginning balance	$1,086,318	$-
Bad debt expense	-	1,086,318
Write-offs	(1,000)	-
Related party Allowance for doubtful accounts, ending balance	$1,085,318	$1,086,318

F-32

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

7. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets are summarized as follows as of December 31:

	2021	2020
Prepaid insurance	$642,976	$33,271
Other prepaid expenses	271,281	204,009
Deposits	81,539	364,083
Other current receivables	334,180	109,744
Total Prepaid expenses and other current assets	$1,329,976	$711,107

8. INVENTORIES

The components of Inventories are as follows as of December 31:

	2021	2020
Raw materials	$1,743,732	$2,629,304
Work in process	1,983,499	2,596,009
Finished goods	2,751,471	1,973,510
Inventory allowance	(593,983)	(668,057)
Total Inventories	$5,884,719	$6,530,766

For the years ended December 31, 2021, and 2020, respectively, the Company recorded inventory write-offs in the amount of $359,528 and $971,306, respectively, as components of COGS. In addition, for the same periods, inventory reserves in the amount of $6,058 and $668,057, respectively, were recorded to COGS, due to slow moving products and packaging materials identified for disposal.

9. PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following as of December 31:

	2021	2020
Land	$1,974,553	$1,974,553
Building	5,701,557	5,701,557
Leasehold improvements	1,591,213	1,967,630
Manufacturing equipment	2,312,185	2,034,963
Furniture and fixtures	531,168	579,940
Automobiles	192,000	189,117
Construction in progress	532,660	-
Total cost	12,835,336	12,447,760
Less: Accumulated depreciation	(2,571,425)	(1,570,650)
Total Property and equipment, net	$10,263,911	$10,877,110

F-33

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

For the years ended December 31, 2021, and 2020, respectively, the Company recorded depreciation expense of $1,255,841 and $1,267,564, as components of COGS ($1,060,872 and $914,165, respectively) and operating expenses ($194,969 and $353,399, respectively). Total repairs and maintenance for the same reporting periods were $95,504 and $150,698, respectively.

10. INVESTMENTS IN BUSINESS VENTURES

To diversify its holdings and as a result of convertible note negotiations, the Company holds both equity and cost method investments. A summary of these investments as of December 31 is as follows:

2021
Deseret Wellness, LLC	$505,271
MXY D, Inc.	799,564
Total Investments in business ventures	$1,304,835

PurePenn and PLC

The Company invested in two private business ventures in the Pennsylvania cannabis market: PurePenn, a cannabis cultivator and processor servicing the Pennsylvania medicinal cannabis market and PLC, a real estate and equipment lessor supporting the cannabis manufacturing operations of PurePenn.

The Company, through contribution agreements, completed the acquisition of 17.18% of PurePenn in December 2019, and 31.65% of PLC in April 2019 along with the Company’s legal reorganization (Note 1). Major decisions for both PurePenn and PLC required the unanimous consent of each of the respective company’s Boards of Directors, which involved senior MXY employees on both Boards, resulting in MXY’s ability to exercise significant influence over both entities. Accordingly, the Company employed the equity method of accounting for these investments.

A rollforward of the Company’s investment in these entities is as follows:

	PurePenn	PLC	Combined
Balance, 12/31/2019	$(307,587)	$863,604	$556,017
Allocable Share of Profits	322,663	1,454,475	1,777,138
Sale of investment	(15,076)	(2,318,079)	(2,333,155)
Balance, 12/31/2020	$-	$-	$-

F-34

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

The Company agreed to provide sales and marketing, operational, and quality oversight support to PLC throughout the fiscal year through a Management Services Agreement expiring December 31, 2019. In addition, the Company continues to recognize revenue associated with a 2017 IP License Agreement with PLC. The license payment of $600,000 is recognized over the shorter of 39 years or the life of the agreement, with revenue recognized straight-line over the term. The annual revenue and contract liability balances from the IP License Agreement are as follows:

Year Ended	Revenue Recognized	Contract Liability Current	Contract Liability Long Term	Total Contract Liability
2021	$15,385	$15,386	$515,383	$530,769
2020	15,385	15,386	530,768	546,154

A summary of financial information of the unconsolidated business ventures is as follows as of and for the 10.5-month period ended November 12, 2020 – the sale date:

	PurePenn	PLC	Combined
Total Assets	$7,709,759	$7,578,007	$15,287,766
Total Liabilities	$7,765,487	$678,068	$8,443,555
Equity	(55,727)	6,899,938	6,844,211
Total Liabilities and Equity	$7,709,760	$7,578,006	$15,287,766

Net Income	$1,878,130	$4,595,499	$6,473,629
MXY Investment %	17.18%	31.65%
Income from equity in business ventures	$322,663	$1,454,475	$1,777,138

In 2020, both PurePenn and PLC companies were sold. Details on the sales are included in Note 5.

Deseret Wellness

As part of the business sale of Pure Utah in Note 4, a portion of the consideration received was a 5% equity interest in Deseret Wellness, LLC, equating to 714 Class A units with a fair value of $500,000. A rollforward of the Company’s investment in this entity is as follows:

Deseret Wellness
Balance, 12/31/2020	$-
Equity Investment	500,000
Allocable Share of Profits	5,271
Balance, 12/31/2021	$505,271

F-35

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

A summary of financial information of the unconsolidated business ventures is as follows as of and for the year ended December 31:

2021
Total Assets	$3,414,684
Total Liabilities	$4,357,600
Equity	(942,915)
Total Liabilities and Equity	$3,414,685
Net Income	$105,419
MXY Investment %	5.00%
Income from equity in business ventures	$5,271

MXY D

In conjunction with an Exchange Agreement, the Company acquired 1,000 shares of Class B Common Stock of MXY D, Inc. effective September 28, 2021, valued at $799,564 upon acquisition (Note 5). The investment is recorded at cost, with no dividends received for the year ended December 31, 2021. No impairment was recorded for the cost investment for the year ended December 31, 2021. Subsequent investment activity is discussed in Note 24.

11. INTANGIBLE ASSETS, NET

The components of Intangible assets are as follows:

GROSS CARRYING AMOUNT	Licenses	Software	TOTAL

As of December 31, 2019	$1,760,000	$200,177	$1,960,177
Additions	-	50,662	50,662
Disposals	-	(250,839)	(250,839)
Increase through business combinations	1,360,000	-	1,360,000
As of December 31, 2020	3,120,000	-	3,120,000
Additions	255,000	25,166	280,166
Disposals	(1,760,000)	-	(1,760,000)
As of December 31, 2021	$1,615,000	$25,166	$1,640,166

ACCUMULATED AMORTIZATION	Licenses	Software	TOTAL

As of December 31, 2019	$(78,222)	$(16,996)	$(95,218)
Additions	(208,000)	(51,125)	(259,125)
Disposals	-	68,121	68,121
As of December 31, 2020	(286,222)	-	(286,222)
Additions	(173,278)	-	(173,278)
Disposals	264,000	-	264,000
As of December 31, 2021	$(195,500)	$-	$(195,500)

NET CARRYING AMOUNT	Licenses	Software	TOTAL

As of December 31, 2020	$2,833,778	$-	$2,833,778

As of December 31, 2021	$1,419,500	$25,166	$1,444,666

Licenses consist of acquired and / or purchased cannabis cultivation, processing, and distribution licenses (see Note 10), subject to periodic renewal. Software relates to internally developed software with an expected implementation date of July 1, 2022. Intangible assets amortization expense was $173,278 and $259,125 for the years ended December 31, 2021, and 2020, respectively. Amortization expense is a component of cost of goods sold effective for the period ended December 31, 2021.

F-36

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

The following table outlines the estimated future amortization expense related to Intangible assets held as of December 31, 2021:

Year ended December 31,
2022	$111,861
2023	116,056
2024	116,056
2025	111,861
2026	107,667
Thereafter	881,165
$1,444,666

Actual amortization expense to be reported in future periods could differ from these estimates resulting from new intangible asset acquisitions, changes in useful lives, or other relevant factors or changes.

12. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The detail of Accrued expenses and other current liabilities is as follows as of December 31:

	2021	2020
Amounts payable for inventories	$161,585	$93,797
Amounts payable for operating expenses	322,687	216,859
Accrued payroll and vacation	457,781	505,146
Accrued taxes	224,612	638,732
Current portion Contract liability	15,386	15,386
Current portion financing arrangements	448,148	21,193
Total Accrued expenses and other current liabilities	$1,630,199	$1,491,113

13. LEASES

The Company has operating and finance leases for its corporate offices, its Sacramento cultivation facility, distribution centers, Nevada operations facilities, and certain equipment, in accordance with ASC 842. The leases have remaining lease terms ranging from 0.3 years to 10.2 years. Certain leases include options to renew for varying terms at the Company’s sole discretion. Lease right-of-use assets and liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. Certain leases require payment of taxes, insurance, and maintenance, which are considered non-lease components and are not a component of lease expense.

F-37

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Supplemental cash flow information related to leases is as follows as of December 31:

	2021	2020
Cash Paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases - California	$669,410	$499,255
Operating cash flows from operating leases - Nevada	166,174	241,486
Operating cash flows from finance leases - California	2,099	2,502
Financing cash flows from finance leases - California	4,687	6,786
Total operating cash flows from operating and finance leases	$842,370	$750,029
Right of Use Assets obtained in exchange for lease obligations:
Operating leases - California	$1,277,908	$865,499
Operating leases - Nevada	-	836,752
Finance leases - California	-	29,364
Total Right of Use Assets obtained in exchange for lease obligations:	$1,277,908	$1,731,615

The components of lease expense, recorded in both Cost of goods sold and General and Administrative on the consolidated statements of operations, are as follows for the years ended December 31:

	2021	2020
Operating Lease Cost
California operations	$793,697	$488,578
Nevada operations	168,689	260,367
Total operating lease cost	$962,386	$748,945
Finance Lease Cost
Amortization of right-of-use assets - California	6,182	$6,182
Interest on lease liabilities - California	2,099	2,502
Total finance lease cost	$8,281	$8,684

Supplemental balance sheet information related to leases is as follow as of December 31:

Operating Leases	2021	2020
Operating lease right-of-use assets	$3,078,869	$3,202,885
Less: Accumulated amortization	(1,374,529)	(1,050,665)
Less: Adjustments to present value	-	(8,117)
Total operating lease right-of-use assets, net	$1,704,340	$2,144,103

Current portion of operating lease liabilities	$351,704	$811,583
Operating lease liabilities	1,526,998	1,400,468
Total operating lease liabilities	$1,878,702	$2,212,051

Finance Leases
Finance lease right-of-use assets	$23,182	$29,364
Less: Accumulated amortization	(6,182)	(6,182)
Total finance lease right-of-use assets, net	$17,000	$23,182
Current portion of finance lease liabilities	$5,128	$4,687
Finance lease liabilities	15,567	20,695
Total finance lease liabilities	$20,695	$25,382

F-38

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

	2021	2020
Weighted average remaining lease term (in years)
Operating leases	7.4	3.2
Finance leases	2.8	3.8
Weighted average discount rate
Operating leases	2.25%	2.25%
Finance leases	1.58%	1.58%

Maturities of lease liabilities is as follows:

Year ended December 31,	Operating	Finance
2022	$567,065	$6,786
2023	387,592	6,786
2024	377,881	10,536
2025	282,510	-
2026	262,356	-
Thereafter	1,394,835	-
Total lease payments	3,272,239	24,108
Less: Imputed interest	(1,393,537)	(3,413)
Total	$1,878,702	$20,695

14. NOTES PAYABLE

Notes payable consists of the following as of December 31:
2021
Loan and Security Agreement, 2990 MLK	$3,000,000
Debt issuance costs	(78,427)
Accrued interest	479
Total Notes payable	$2,922,052

On November 15, 2021, the Company, through its subsidiary 2990 MLK Jr, LLC, entered a Loan and Security Agreement (“Loan and Security Agreement, 2990 MLK”) with a certain lender in the gross amount of $3,000,000. The loan carries an interest rate of 9.99% per annum and matures on December 1, 2024. The loan contains 36 monthly interest-only payment provision and a six-month prepayment penalty. The loan is secured by the Company’s real estate at the Lynwood location. Capitalized legal costs associated with the Loan and Security Agreement, 2990 MLK were $81,299, of which $2,872 was amortized as interest expense during the year ended December 31, 2021.

F-39

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Key amounts of Notes payable as of and for the years ended December 31 are as follows:

	Interest Expense	Accrued interest	Interest Paid	Principal Additions
2021	$32,844	$479	$32,365	$3,000,000

15. NOTES PAYABLE RELATED PARTY

In conjunction with the Sapphire combination (Note 4), the Company acquired a Related Party promissory note. On December 14, 2018, Sapphire Enterprises entered a promissory note with a related party for an initial value of $1,300,000. At the time of acquisition, the note’s principal balance had increased to $1,410,338. The interest rate is fixed at 1% and payable quarterly unless otherwise agreed. Interest incurred is recorded as interest expense on the consolidated statements of operations. Repayment of the promissory note, and any accrued interest, was due December 31, 2020. As such, the entire balance of $1,223,176 is shown as a current liability. As part of the incremental Sapphire acquisition in 2022, the note has been amended as further discussed at Note 24. MXY Holdings and the related party entered into an Assignment Agreement on February 28, 2022, whereby MXY will become the holder of the promissory note, thereby creating an intercompany arrangement that will eliminate upon consolidation. See further discussion in Note 24. Key amounts of Notes payable related party as of and for the years ended December 31 are:

	Interest Expense	Accrued interest	Principal Additions	Principal Paid
2021	$11,839	$39,275	$-	$-
2020	27,436	27,436	45,513	271,950

16. CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following as of December 31:

	2021	2020
May 2019 Capital Raise	$35,609,000	$35,934,000
Debt issuance costs	-	(48,738)
Accrued interest	7,582,176	4,680,323
Total Convertible notes payable	$43,191,176	$40,565,585

F-40

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

May 2019 Capital Raise

On May 17, 2019, the Company raised $42,683,585 which was used to pay off interest of former Convertible notes payable, finish construction of the California processing facility including the purchase of related equipment, fund certain working capital needs, and utilize the remaining funds for business acquisitions and expansion. Of the total, $35,934,000 was in the form of Convertible notes payable (“May 2019 Capital Raise”) with the remainder of $6,749,585 in Series C equity (Note 17). The transaction was executed in part by MXY D, Inc. (an unconsolidated Related Party) aggregating the investments of certain non-US investors wishing to participate in the transaction. MXY D offered and sold Class B Common Stock to such non-US investors, and in turn transferred 100% of the proceeds through a debenture note with MXY Holdings. Total proceeds from the non-US investors were $35,609,000. An additional $325,000 was issued directly from various U.S. investors to MXY Holdings. Capitalized legal costs associated with the May 2019 Capital Raise were $240,462, of which $48,738 and $118,133 were amortized as interest expense during the years ended December 31, 2021, and 2020, respectively. All debt issuance costs have been amortized as of December 31, 2021.

The May 2019 Capital Raise securities initially bore interest at 8% per annum, with a maturity date of May 17, 2021 – 24 months from the closing date. On May 21, 2021, principal and accrued interest due the three US investors was paid in full. On November 29, 2021, the Company amended the terms of the remaining May 2019 Capital Raise securities, the single note with MXY D. The amendment, effective May 16, 2021, extends the maturity date to May 17, 2023, and revises the interest to 10% per annum. Provided no “Go Public” event has occurred, all principal and interest remain payable in cash at the maturity date, or the note holder may elect to convert all principal and interest into shares of MXY Holdings. A “Go-Public” transaction is defined as the Company listing on a public exchange, and a concurrent financing greater than or equal to $10,000,000. In the event of a change of control of MXY Holdings, the Company must offer two options to the debt holders: (1) make an offer to pay off 100% of the principal and interest outstanding, or (2) convert the outstanding note principal and interest into equity at 99% of the maturity value. In spite of the amendment, arbitration and negotiation meetings are ongoing with the debtholder. See further discussion in Note 24. Key amounts of Convertible notes payable related party as of and for the years ended December 31 are:

	Interest Expense	Accrued interest	Interest Paid	Principal Paid
2021	$2,954,637	$7,582,176	$52,784	$325,000
2020	2,884,607	4,680,323	-	-

17. SHAREHOLDERS’ EQUITY (DEFICIT)

Capital Structure

Effective November 30, 2021, MXY Holdings LLC converted to a Delaware C-Corporation, thereby creating the following authorized share capital of the Company:

Common Stock

The corporation is authorized to issue 293,142,999 shares of common stock at par value of $0.0001. The voting, dividend, and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers, and preferences of the Preferred Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder. There shall be no cumulative voting. Subject to the rights of holder of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock, or property of the Company when declared.

F-41

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Preferred Stock

The corporation is authorized to issue 6,857,001 shares of preferred stock at par value of $0.001. The Board of Directors has designated six series of Preferred Stock, each with fixed share amounts, unique voting powers, preferences and rights. Of the total authorized preferred shares, 3,550,000 shares are designated as Series A Preferred Stock, 1,425,000 shares are designated as Series B Preferred Stock, 884,642 shares are designated as Series C-1 Preferred Stock, 345,242 shares are designated as Series C Preferred Stock, 440,846 shares are designated as Series P-1 Preferred Stock, and 211,271 shares are designated as Series P-2 Preferred Stock. Except as otherwise stated, each holder of shares in any of the six Preferred Stock series shall be entitled to vote together with all other classes of stock on an as-converted basis, with one vote for each share of Common Stock deemed held by such holder. There shall be no cumulative voting.

The following table summarizes the capital structure of the Company as of December 31, 2021:

Share Type	Shares Authorized	Shares Issued	Shares Cancelled	Shares Outstanding
Preferred shares
Series A	3,550,000	3,550,000	-	3,550,000
Series B	1,425,000	1,425,000	-	1,425,000
Series C	345,242	345,242	-	345,242
Series C-1	884,642	884,642	-	884,642
Series P-1	440,846	440,846	-	440,846
Series P-2	211,271	211,271	(3,105)	72,843
Total Preferred shares	6,857,001	6,857,001	(3,105)	6,718,573
Common shares	293,142,999	166,012,988	(448)	165,993,031
Common share options	25,000,000	15,630,575	(73,830)	12,338,889
Outstanding at end of year	325,000,000	188,500,564	(77,383)	185,050,493

Prior to the November 30, 2021, conversion to a C-Corporation, the former MXY Holdings LLC had five classes of member units consisting of Series A, Series B, Series C, Series C-1, and Profit-Sharing interests (also described as PIUs). Series A and Series B Members both had two voting board members each on the four-member Board of Managers of MXY Holdings. As Series B Members represented the former Related Party Convertible note holders, their consent was required on material decisions affecting the Company, such as the adoption of material contracts, materials changes in the scope of the Company’s business, and corporate refinancing decisions. No additional board members were added in conjunction with the Series C or Series C-1 issuance.

F-42

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

The following table summarizes the capital structure of the Company as of December 31, 2020:

Unit Type	Units Authorized	Units Issued	Units Cancelled	Units Outstanding
Series A	3,550,000	3,550,000	-	3,550,000
Series B	1,425,000	1,425,000	-	1,425,000
Series C	345,242	345,242	-	345,242
Series C-1	884,642	884,642	-	884,642
Profits Interest	935,510	811,155	(79,922)	527,653
Outstanding at end of year	7,140,394	7,016,039	(79,922)	6,732,537

May 2019 Capital Raise

As part of the May 2019 private capital raise (Note 16), an additional $6,749,585 of funding was received as Series C equity. As part of the raise, the Company issued 345,242 Series C units. This transaction was executed in part by MXY C, Inc. (an unconsolidated Related Party) aggregating the investments of certain non-US investors wishing to participate in the transaction. MXY C offered and sold Class B Common Stock to such non-US investors, and in turn transferred 100% of the proceeds to create an investment in the former MXY Holdings LLC. Total proceeds contributed by the non-US investors were $4,499,795. An additional $2,249,790 is contributed by various US investors directly to MXY Holdings as part of the total May 2019 private capital raise. Issuance costs (reflected as an offset to equity) associated with issuing the Series C equity were $44,772. Concurrent with the conversion to a C-corporation in November 2021, such units were subsequently converted to 345,242 shares of the new Series C preferred stock.

An additional $7,000,000 of Series C-1 equity was recorded during the year ended December 31, 2019, associated with the convertible debt discussed in Note 16. As a result of the capital raise, the Company issued 884,642 Series C-1 units. Concurrent with the conversion to a C-corporation in November 2021, such units were subsequently converted to 884,642 shares of the new Series C-1 preferred stock.

18. SHARE-BASED COMPENSATION

Restricted Stock Agreements

As part of the conversion, the membership units of the former LLC were converted into equivalent equity investments, represented by a combination of common stock, preferred stock, and stock options. Of the total 6,857,001 preferred shares converted, 207,000 are subject to certain restrictions and vesting requirements in respective Stock Restriction Agreements (“SRAs”), which restrictions vary per recipient. Simultaneously, of the total 166,012,988 common shares issued at conversion, 29,844 are subject to the same restrictions and vesting requirements of the preferred restricted stock on a per recipient basis, as they are included in the same Stock Restriction Agreements. Collectively, the preferred and common shares granted in the SRAs are referred to as the Restricted Stock (“Restricted Stock”). Certain former holders of unvested PIUs received these SRAs. Although subject to vesting restrictions, the Restricted Stock has been legally issued and as such, is included as part of the total shares issued and outstanding in the consolidated statements of changes in shareholders’ equity. The fair value of the SRAs is determined on the grant date and is amortized over the vesting period on a straight-line basis.

The Restricted Stock typically vests over a four-year period, subject to continued employment through each anniversary of issuance, or immediately upon a liquidation event. In the event of voluntary termination, or termination with cause, the holder loses all future rights to the unvested shares. From the date of grant, the Company will treat the Grantee as the owner of the shares when calculating the distributive share of Company income, gain, loss, deduction, and credit in computing the Grantee’s income tax liability for the entire period during which the Grantee owns the Restricted Stock.

F-43

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Key information for each class of Restricted Stock as of December 31, 2021 is as follows:

Preferred Number of shares	Number of Restricted Stock Shares	Weighted Average Grant Price	Shares Available for Grant
Outstanding at beginning of year	-	-	-
Converted	-	-	207,000
Granted	207,000	$2.50	(207,000)
Forfeited	(3,105)	$2.50	3,105
Vested	(68,572)	$2.50	-
Unvested balance at end of year	135,323	$2.50	3,105

Common Number of shares	Number of Restricted Stock Shares	Weighted Average Grant Price	Shares Available for Grant
Outstanding at beginning of year	-	-	-
Converted	-	-	29,844
Granted	29,844	$2.50	(29,844)
Forfeited	(448)	$2.50	448
Vested	(9,887)	$2.50	-
Unvested balance at end of year	19,509	$2.50	448

During the year ended December 31, 2021, and 2020, the Company recognized $5,498, and $20,707 of share-based compensation expense on the vested restricted preferred stock and common stock, respectively, all of which was recorded in operating expenses. As of December 31, 2021, there was $12,861 and $1,854 of unrecognized compensation costs related to nonvested preferred stock and common stock SRA grants, respectively, to be recognized over a maximum of four years.

Options

Also, as part of the November 30, 2021 C-corporation conversion, 25,000,000 shares of stock options were authorized by the Company as part of the 2021 Equity Incentive Plan (the “2021 Plan”). There are two types of options granted under the Plan, Incentive Stock Options and Non-Qualified Stock Options. Each type of option is exercisable into one share of Common stock, at an exercise price of $0.67. Option terms include vesting arrangements that are consistent with the Company’s former PIU restrictions, with vesting schedules delineated in each respective Stock Option Agreement. As of December 31, 2021, there were 12,338,889 fully vested options available to be exercised. Until such time the options are exercised, they are not included as part of the capital stock issued and outstanding.

Options Number of Shares	Number of Restricted Stock Shares	Weighted Average Grant Price	Shares Available for Grant
Outstanding at beginning of year	-		-
New Option Pool on Conversion	-		25,000,000
Granted	15,630,575	$3.74	(15,630,575)
Forfeited	(73,830)	$2.50	73,830
Vested	(12,338,889)	$2.50	-
Unvested balance at end of year	3,217,856	$3.74	9,443,255

F-44

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

During the year ended December 31, 2021, upon vesting of the options, the Company recognized $130,742 of share-based compensation expense, all of which was recorded in operating expenses. As of December 31, 2021, there was $305,821 of unrecognized compensation costs related to nonvested stock options, to be recognized over a maximum of four years.

Unit-Based Compensation

Prior to the C-Corporation conversion on November 30, 2021, profits interest units were granted to members of senior management and outside advisors as authorized by the Board of Directors and in accordance with the Company Operating Agreement. The recipients of the units shall not have any of the rights of a Member with respect to these units unless vested in accordance with the terms of the respective grant agreements. The PIUs require no capital contribution, and only share in future profits and losses, up to previously allocated profits, and the value of liquidation events. The Company estimates the fair value of granted PIUs using an option pricing model. PIUs typically vest within 4 years of issuance, or immediately upon a liquidation event. In the event of voluntary termination, or termination with cause, the holder loses all future rights to the unvested PIUs. From the date of grant, the Company will treat the Grantee as the owner of the units when calculating the distributive share of Company income, gain, loss, deduction, and credit in computing the Grantee’s income tax liability for the entire period during which the Grantee owns the PIUs. Concurrent with the conversion, all outstanding vested and unvested PIUs were converted to various combinations of preferred stock, common stock, and stock options, such that no PIUs are outstanding and were automatically cancelled and retired at the time of conversion. Key information as of December 31, 2020 is as follows:

2020

Number of units	Units Issued	Weighted Average Grant Date Fair Value	Units Available for Grant
Outstanding at beginning of year	520,952	$4.10	414,558
Granted	287,000	$2.50	(287,000)
Forfeited	(76,719)	$2.77	76,719
Vested	(265,544)	$4.39	-
Outstanding at end of year	465,689	$3.95	204,277

During the years ended December 31, 2021, and 2020, the Company recognized $0 and $1,398,563 unit-based compensation expense, respectively, all of which was recorded in operating expenses. As of December 31, 2021, and 2020, there was $0 and $485,245, respectively, of unrecognized compensation costs on nonvested PIU grants.

19. INCOME TAXES

As a C-Corporation, the Company is subject to IRC Section 280E at the federal level. This code section disallows deductions and credits attributable to a trade or business of trafficking in controlled substances which includes cannabis as it is a Schedule I controlled substance under U.S. federal law. The Company has taken the position that any costs included in the cost of goods sold should not be treated as amounts subject to IRC Section 280E. For state purposes, non-cost of goods sold are permitted deductions for the production affiliate. Such position results in permanent differences between ordinary and necessary business expenses deemed unallowable under IRC Section 280E.

F-45

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Provision for Income Taxes

The components of the provision for income taxes were as follows as of December 31:

	2021	2020
Current
Federal	$36	$161,265
State	$36,861	$64,791
Total Current	36,897	226,056

Deferred
Federal	-	-
State	-	-
Total Deferred	-	-
Total Provision for income taxes	$36,897	$226,056

Tax attributes are subject to review, and potential adjustment, by tax authorities.

Effective Tax Rate

The items accounting for the difference between income taxes computed at the U.S federal statutory rate and the Company’s effective rate are as follows as of December 31:

	2021	2020
Federal statutory rates Effect of:	21.00%	21.00%
State income taxes, net of federal benefits	12.25%	13.60%
Income not subject to entity level tax	12.18%	-2.41%
Impact of other permanent differences	-0.53%	0.30%
Excess tax benefits relating to share-based compensation	5.07%	10.45%
Expenses not deductible under IRC 280E	94.93%	31.78%
Valuation allowance for deferred income tax assets	-157.68%	-55.57%
Equity income	-0.29%	3.45%
Uncertain tax position allowance	17.83%	-15.73%
Other reconciling items, net	0.93%	1.17%
Effective rate	5.69%	8.04%

F-46

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

The components of the deferred income tax assets are as follows as of December 31:

	2021	2020
Non-capital losses	$1,838,512	$460,807
Reserves and accruals not currently deductible	4,272,752	4,038,024
Investments	1,110,132	-
Fixed assets	27,552	109,179
Leases	1,179,815	310,130
Contract liability	158,382	162,972
Intangible asset basis difference	697,437	733,949
Total Deferred tax assets	9,284,582	5,815,061
Less: Valuation allowance	(1,135,325)	(2,159,969)
Total Deferred tax assets, net	$8,149,257	$3,655,092

The components of the deferred income tax liabilities are as follows as of December 31:

	2021	2020
Leases	$(1,116,461)	$(338,523)
Deferred gains	(5,903,727)	(1,157,317)
Unrealized gains	(1,129,069)	(2,159,252)
Total Deferred tax liabilities	$(8,149,257)	$(3,655,092)

Deferred income tax balances reflect the effects of temporary differences between the carrying amounts of assets and liabilities and their tax bases and are stated at enacted tax rates expected to be in effect when the taxes are paid or recovered.

As of December 31, 2021, the Company had federal and California net operating loss carryforwards of approximately $4,357,050 and $12,683,009, respectively. For tax reporting purposes, state operating loss carryforwards are available to offset future taxable income. Such carryforwards expire in 2042 for state tax purposes. Federal net operating loss carryforwards may be carried forward indefinitely.

Due to the uncertainties surrounding the realization of deferred income tax assets through future taxable income, the Company established a full valuation allowance. The valuation allowance balance as of December 31, 2020 was $2,159,969, and therefore, no benefit was recognized for the net operating loss carryforwards and other deferred income tax assets. During the year ended December 31, 2021, the valuation allowance decreased by $1,024,644.

Utilization of the net operating loss carryforwards may be subject to substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Internal Revenue Code and similar state provisions. In general, the “ownership change” as defined by the Internal Revenue Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. No ownership change has occurred during the year that would limit the utilization of the net operating loss carryforwards.

F-47

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Uncertain Tax Positions

As of December 31, 2021, and 2020, respectively, the Company’s gross liability for unrecognized tax positions was $690,185 and $690,185, respectively. If the tax benefits of such amounts were recognized, $690,185 of such amounts would decrease the Company’s effective tax rate. During the years ended December 31, 2021, and 2020, the Company did not accrue any related interest or penalties. The total amount of unrecognized tax benefits can change due to the final regulations, audit settlements, tax examination activities, lapse of applicable statutes of limitations, and the recognition and measurement criteria under the guidance related to accounting for uncertainty in income taxes. The Company is unable to estimate what this change could be within the next 12 months.

The Company currently files income tax returns in the United States and the states of Arizona, California, and New Jersey. The Company is currently under examination by federal income tax authorities for the tax years 2018 and 2019. As a result of the 2018 and 2019 audits, the IRS issued an examination report on April 19, 2022. The report states there is an understatement of tax for 2018 totaling $674,093 and for 2019, an understatement of tax totaling $1,782,819. In addition, substantial underpayment penalties are being assessed for 2018, totaling $134,819 and for 2019, totaling $356,564. The Company is in the process of petitioning the decision of the IRS and is going to Tax Court. All tax returns remain open for examination by the federal and state authorities for three and four years, respectively, from the date of filing with taxable income or from the date of utilization of any net operating loss carryforwards.

On March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) that includes provisions and tax law changes applicable to businesses. Changes in tax law are accounted for in the period of enactment. As some of the provisions in the CARES Act are retroactive back to January 1, 2018, the Company has evaluated the impact of the CARES Act and has accounted for the impact of the tax law changes in the fiscal 2020 provision to the extent there is a retroactive provision.

20. GEOGRAPHIC BREAKDOWN OF SIGNIFICANT OPERATIONS

The Company’s operating segments are business units that manufacture and sell concentrates, extracts, and other cannabis-related products. These segments are determined by location of manufacturing and distribution facilities and are defined as components of an enterprise for which separate financial information is available and evaluated regularly by management in determining how to allocate resources and in assessing performance. The Company’s Chief Executive Officer, with the assistance of the executive management team, is identified as the chief decision maker. Management directs the allocation of resources to operating segments based on the profitability and cash flows of each respective segment.

The Company evaluates performance based on operating income. Administrative functions such as finance, treasury, and information systems are centralized and captured as Corporate. As applicable, portions of administrative function expenses are allocated between operating segments. The operating segments do not share manufacturing or distribution facilities. In the event any materials and / or services are provided to one operating segment by the other, the transaction is valued according to the Company’s transfer policy, which approximates market price. The costs of operating the manufacturing plants are captured discretely within each segment. The Company’s Property and equipment, Inventories, Accounts receivable, and Accounts payable, are captured and reported discretely within each operating segment.

F-48

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

The following table is a summary of financial information for operating segments by geographic location, with Other including Corporate, other regions, and intercompany IP licensing and branding activities, as of and for the year ended December 31, 2021:

	California	Nevada	Other	Eliminations	Total
Net Revenue	$16,549,212	$1,212,053	$2,864,488	$(7,991,171)	$12,634,582
Gross Profit	(1,463,402)	(347,058)	1,480,484	(1,734,475)	(2,064,451)
Gross Margin	-9%	-29%	52%	22%	-16%
Operating Expenses	4,300,242	507,744	8,014,026	(619,825)	12,202,187
Operating Loss	(5,763,644)	(854,802)	(6,533,542)	(1,114,650)	(14,266,638)

The following table is a summary of financial information for operating segments by geographic location as of and for the year ended December 31, 2020:

	California	Nevada	Other	Eliminations	Total
Net Revenue	$30,074,392	$3,182,334	$5,899,697	$(8,632,429)	$30,523,994
Gross Profit	2,191,788	(1,162,840)	3,262,748	(2,695,615)	1,596,081
Gross Margin	7%	-37%	55%	31%	5%
Operating Expenses	6,950,194	1,608,656	9,925,873	(3,710,912)	14,773,811
Operating Loss	(4,758,406)	(2,771,496)	(6,663,125)	1,015,297	(13,177,730)

21. COMMITMENTS AND CONTINGENCIES

Operating Licenses

Although the possession, cultivation, and distribution of cannabis for medical and recreational use is permitted in California, Nevada, and Utah, the states in which the Company operates, cannabis is currently a Controlled Substances Act Schedule I drug as defined by federal law and is therefore, considered an illegal activity under federal statute. Civil and criminal punishment can be assessed against the Company and anyone who sells, holds, grows, or imports-controlled substances. Schedule I of the Controlled Substances Act lists drugs, including cannabis, that the federal government has determined to have: 1) a high potential for abuse, 2) no currently accepted medical use in the United States, and 3) a lack of safety for use even under medical supervision. Although the U.S. Department of Justice has been encouraged not to prosecute cannabis distributors who comply with state and local laws, since federal law criminalizing the use of cannabis preempts state laws that legalize its use, the guidelines of federal law would allow the U.S. Drug Enforcement Agency to investigate, and even raid, cannabis business that are legal under state and local statutes and regulations. Strict enforcement of federal law regarding cannabis would likely result in the Company’s inability to proceed with business plans. In addition, the Company’s assets, including real property, inventories, cash, equipment and other goods, could be subject to asset forfeiture due to the federal illegality of cannabis. If this were to occur, the Company would experience a material adverse effect on its financial condition, results of operations, and cash flows.

F-49

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. Except as disclosed herein, as of December 31, 2021, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations. In addition, there are no undisclosed proceedings in which any of the Company’s directors, officers, or subsidiaries is an adverse party or has a material interest adverse to the Company’s interest.

Contingencies

The Company records contingent liabilities with respect to litigation on various claims in which it is believed a loss may be probable and the loss is estimable. As of December 31, 2021, and 2020, zero and $25,000 was included as Accrued expenses and other current liabilities on the consolidated balance sheets related to pending litigation. The Company also recorded accruals related to sales tax audits, amounting to $100,110 as of December 31, 2021, in Accrued expenses and other current liabilities. Amounts related to vendor disputes and various other matters which are probable and estimable but not known are also included in contingent liabilities as accrued expenses in the consolidated balance sheet.

Regulatory Compliance

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its consolidated operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes the Company is compliant with applicable local and state regulation as of December 31, 2021, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

22. CONCENTRATION OF RISK

Major Customers

The Company performs ongoing evaluations of the financial condition of its wholesale and bulk customers but is not able to predict with certainty the changes in the financial stability of its wholesale and bulk customers. However, due to the diversification of its customer base, any material change in the financial status of any one customer would not have a material adverse effect on MXY Holdings.

Major Vendors

The Company purchases products from a small number of suppliers. A change in or loss of these suppliers could cause a delay in filling customer orders and a possible loss of sales, which would adversely affect results of operations; however, management believes suitable replacement suppliers could be obtained in such an event.

F-50

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Banking Risk

Notwithstanding that a majority of states have legalized medical marijuana, there has been no change in U.S. federal banking laws related to the deposit and holding of funds derived from activities related to the marijuana industry. Given that U.S. federal law provides that the production and possession of cannabis is illegal, there is a strong argument that banks cannot accept for deposit funds from businesses involved with the marijuana industry. Consequently, businesses involved in the marijuana industry often have difficulty accessing the U.S. banking system and traditional financing sources. The inability to open bank accounts with certain institutions may make it difficult to operate the businesses of the Company, its subsidiaries and investee companies, and leaves their cash holdings vulnerable. The Company has banking relationships in all jurisdictions in which it operates. In addition, as discussed in Note 3, the Company has cash balances in excess of FDIC limits, which results in the cash in excess of the FDIC limits being at risk if the financial institutions with which It does business fail.

COVID-19

In March 2020, the outbreak and spread of the COVID-19 virus was classified as a global pandemic by the World Health Organization. This widespread disease impacted the Company’s business operations, including its employees, customers, vendors, and communities. The COVID-19 pandemic may continue to impact the Company’s business operations and financial operating results, and there is substantial uncertainty in the nature and degree of its continued effects over time. The extent to which the pandemic impacts the business going forward will depend on numerous evolving factors management cannot reliably predict, including the duration and scope of the pandemic; governmental, business, and individual’' actions in response to the pandemic; and the impact on economic activity including the possibility of recession or financial market instability. These factors may adversely impact consumer and business spending on cannabis products as well as customer’' ability to pay for products and services on an ongoing basis. This uncertainty also affects management’s accounting estimates and assumptions, which could result in greater variability in a variety of areas that depend on these estimates and assumptions, including investments, receivables, and forward-looking guidance.

23. RELATED PARTY TRANSACTIONS

Advisory Fees

The Company paid advisory fees to companies who were also principal Members or Board Members of the Company. Advisory fees incurred are recognized as General and administrative expenses on the consolidated statements of operations and any outstanding amounts due are reflected as Accounts payable or Accrued expenses and other current liabilities. No related party advisory fees were incurred as of and for the year ended December 31, 2021.

Consulting Fees

In May 2019, upon acquisition of the Nevada processing facility, the Company incurred consulting fees due to a Related party of the Nevada entity. Such amounts are recognized as General and administrative expenses and any outstanding amounts due reflected as Accounts payable. No additional fees were recognized subsequent to the August 1, 2021 withdrawal of the Company’s interests, and all associated liabilities were transferred to the minority interest owner.

In 2021, $24,000 of consulting fees were paid to members of the subsidiary Pure NJ LLC in conjunction with license application services.

F-51

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

In accordance with the investment in Cansortium (Note 5), the Company earned consulting fees in 2020 with no additional fees earned in 2021. Outstanding balances reflected in Accounts receivable are fully reserved (Note 6).

Consulting fees are also earned by non-employee Founding members for services rendered in daily operations. Such amounts are recognized as General and administrative expenses and any outstanding amounts due reflected as Accounts payable.

IP Licensing Revenue

During the years ended December 31, 2021, and 2020, the Company recognized licensing revenue from a former equity method investee in connection with an Intellectual Property License Agreement. During 2020, the equity method investee was sold (Note 10) but the license agreement continues. Current period amounts earned are recognized as Net Revenue in the consolidated statements of operations.

Legal Expenses

Pass through legal expenses were incurred in 2021 as a result of Board member disputes; debtholder negotiations (Note 16), and Share Exchange agreements (Note 5).

Licensing Transactions

Certain Board members and / or equity investors, hold interests in other unconsolidated companies. From time to time, MXY and its subsidiaries assist these fledging companies in their start-up phase, by paying certain licensing and fee applications. Invoices to be paid on behalf of these entities, if any, are included in Accounts payable in the consolidated balance sheets and paid amounts are captured in Accounts receivable due from related parties.

Notes Payable

A Note payable due to a Board member was acquired as part of the Sapphire Enterprises acquisition (Note 15). The note accrues 1% interest on the outstanding principal balance.

Notes Receivable

Effective January 14, 2020, two promissory notes totaling $449,853 were issued to two separate founders. Each note has a 2.07% annual interest rate and a maturity date of January 14, 2030 (Note 3).

Packaging Revenue

The Company purchases packaging on behalf of its investments as part of its branding agreements. The Company sells such packaging to its unconsolidated business ventures and recognizes Net Revenue and carries outstanding amounts due as Accounts receivable. Current balances are fully reserved.

Product Purchases

At the start of 2018, the Company acquired raw materials and work in process inventory from an entity associated with the Company’s original Founders. The valuation of the Inventories, and resulting Accounts payable, were determined by an agreed-upon transaction price resulting in a decreased value effective after cannabis was legalized. The adjusted balance of amounts outstanding is included in Accrued expenses and other current liabilities.

F-52

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Travel and Other Expenses

In the course of supporting the Company as employees or as Board members, certain Related Parties incur travel and other related expenses. In addition, travel costs incurred on behalf of certain investment management agreements are reimbursable and have been captured as Accounts receivable.

The following table summarizes certain balances as of December 31, 2021 and revenue and expenses derived for the year then ended with Related Parties:

Transaction	Related Party	Revenue	Expense	Receivables	Liabilities
Consulting fees	Board Members	$-	$143,000	$-	$-
Consulting fees	Cansortium	-	-	840,781	-
Consulting fees	Founders	-	150,136	-	2,884
Investing Activity	Investors	-	-	270	1,030
IP Licensing revenue	Investment - PLC	15,385	-	-	-
Legal expenses	Board Members	-	156,508	-	-
Legal expenses	Investors	-	192,362	20,000	-
Licensing transactions	Investors	-	-	12,505	-
Notes payable	Board Member	-	11,839	-	1,223,176
Notes receivable	Founders	9,312	-	468,145	-
Packaging revenue	Cansortium	-	-	232,200	-
Product purchases	Founders	-	-	-	93,797
Travel and other expenses	Cansortium	-	-	12,337	-
Travel and other expenses	Founders	-	105,664	-	336
Travel and other expenses	Investor	-	(12,021)	-	-
		$24,697	$747,488	$1,586,238	$1,321,223

The following table summarizes certain balances as of December 31, 2020 and revenue and expenses derived for the year then ended with Related Parties:

Transaction	Related Party	Revenue	Expense	Receivables	Liabilities
Advisory fees	Board Members	$-	$6,000	$-	$-
Consulting fees	Board Members	-	204,000	-	181,425
Consulting fees	Cansortium	-	-	840,781	-
Consulting fees	Founders	-	188,523	-	1,594
Investing Activity	Investors	-	-	270	1,030
IP Licensing revenue	PLC	15,385	-	-	-
Notes payable	Board Member	-	27,436	-	1,211,337
Notes receivable	Founders	8,980	-	458,833	-
Packaging revenue	Cansortium	-	-	232,200	-
Product purchases	Founders	-	-	-	93,797
Product purchases	Pure Penn	8,659	-	-	-
Travel and other expenses	Cansortium	-	12,337	12,337	-
Travel and other expenses	Founders	-	161,768	-	3,961
Travel and other expenses	Investor	-	(1,444)	5,137	7,496
		$33,024	$598,620	$1,549,558	$1,500,640

F-53

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Substantially all Related Party Accounts receivable were fully reserved as of December 31, 2021, and 2020.

24. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through July 12, 2022. All subsequent events requiring recognition as of December 31, 2021 have been incorporated into these consolidated financial statements.

Sale of Cansortium Securities

The Company sold a portion of its securities in Cansortium through several transactions in 2022. As of the date of this report, the Company sold 626,227 shares of Cansortium and received $244,340 in 2022. The weighted average sales price for the shares sold was $0.39.

Sale of Trulieve Securities

The Company sold a portion of its securities in Trulieve through several transactions in 2022. As of the date of this report, the Company sold 365,700 shares of Trulieve and received $5,968,539 in 2022. The weighted average sales price for the shares sold was $16.32.

Subsidiary Divestitures

As discussed in Note 4, for various legal and business reasons, occasionally, management makes the decision to dissolve certain subsidiaries and transfer any residual intercompany accounts and/or net assets, if applicable, to its respective managing parent, also a consolidated entity of MXY Holdings.

The following is a listing of such dissolutions removed through the report date:

Subsidiary	Manager	Dissolution Date

Greenfield Wellness, LLC	MXY License Holdings, LLC	April 7, 2022
New Jersey Leasing and	MXY Equipment Holdings, LLC	March 25, 2022
Consulting, LLC	and Seven Ten Holdings, LLC
Pure Missouri Crossroads, LLC	Anacapa MO, LLC	February 23, 2022
Pure Missouri KC, LLC	Anacapa MO, LLC	February 23, 2022
Pure Missouri Kingshighway, LLC	Anacapa MO, LLC	February 23, 2022
Pure Missouri, LLC	Anacapa MO, LLC	February 23, 2022
Pure Missouri Stateline, LLC	Anacapa MO, LLC	February 23, 2022
Pure Missouri Wornall, LLC	Anacapa MO, LLC	February 23, 2022

F-54

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Convertible Notes Payable Arbitration

On July 19, 2021, an ownership majority of the shareholders of MXY D Inc., the sole remaining debtholder of the Convertible Notes payable, filed a claim against the Company and its directors for, among other matters, breach of contract and breach of fiduciary duty, all in relation to the Company’s default on the Convertible notes. The MXY Board began negotiations with the MXY D shareholders to extend the Convertible notes deadline, resulting in the November 29, 2021 amendment to the terms of the remaining May 2019 Capital Raise securities, the single note with MXY D. The amendment, effective May 16, 2021, extends the maturity date to May 17, 2023 (Note 16). Prior to, and concurrently with the amendment, negotiations continued with the MXY D shareholders, and after extensive negotiations, the Board vote constituted a deadlock whereby additional negotiations to resolve the deadlock continued without success. As such, and pursuant to Section 6.2(g) “Deadlock” of the Second Amended and Restated Limited Liability Company Operating Agreement of MXY Holdings Inc. (the “Operating Agreement”), the Company initiated a AAA proceeding to attempt to resolve the deadlock. The AAA proceeding was initiated June 1, 2021, resulting in an order from the court on November 24, 2021, granting a motion to compel the litigation to binding arbitration, with a hearing date scheduled for March 2023.

As the arbitration hearing is not as timely as the MXY D shareholders desire, on January 14, 2022, a Receivership hearing was requested by the MXY D shareholders and held in March 2022, whereby the courts ruled no receivership was warranted and declined to appoint a receiver or enter a preliminary injunction. After the failed request of the receivership hearing in court, the MXY D shareholders filed an Injunctive Relief petition on April 19, 2022, in an effort to stop the Company from selling off any assets in the interim until the arbitration is heard. The Company filed a response to the MXY D shareholder’s application for injunctive relief, with a hearing held June 27, 2022. The hearing outcome is still pending.

As discussed in Note 5, the Company is actively working with certain shareholders of MXY D to negotiate settlement agreements whereby the Company offers a pro-rata number of shares in its investment in Trulieve common stock, along with the corresponding earn-out shares, in exchange for the Investor’s total acquired shares of Class B common stock of MXY D. Supplementing the 2021 activity, several additional Exchange Agreements were executed In March, April and May of 2022, resulting in the grant to exchange an additional 270,553 Trulieve Common Shares for 9,400 MXY D shares. The Company valued its investment in MXY D common shares at $4,505,958 upon acquisition. All shares have been transferred as of this report issuance.

F-55

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Pure UT Processing LLC License and Lease

In February 2021, the Company began the application process for a Tier 1 cannabis processing license in the state of Utah. Effective June 10, 2022, the Company completed the remaining requirements of a Commercial Cannabis Tier 1 Processing License from the State of Utah Department of Agriculture and Food that was preliminary granted in October 2021. The license was awarded on June 23, 2022. The intent of the processing license is to expand the brand presence in the United States. To support these efforts, on February 2, 2022, the Company, through its subsidiary Pure UT Processing LLC (“UT Processing”), entered a 29-month building sub-lease in Provo, Utah, commencing February 1, 2022. Annual rental payments under the lease total approximately $332,415.

Strategic Partner Agreement Pure UT Processing LLC

As part of the Company’s ongoing efforts to expand its brand presence in the United States, partnering agreements are arranged to assist with the entrance into new markets. On February 2, 2022, the Company, through its subsidiary UT Processing LLC, entered into a three-way Strategic Partner Agreement with two affiliated companies: a third-party laboratory and the Company’s landlord of its current sublease arrangement. The Strategic Partner Agreement will allow UT Processing and the third-party laboratory to share an existing space in a Provo, Utah lab facility, as well as processing capacity. The landlord currently is in the business of processing and manufacturing industrial hemp products and would like to partner with the Company and allow UT Processing to operate its Medical Cannabis Tier 1 Processing license once finalized. UT Processing and the laboratory will both provide shared equipment to be used in the production of both hemp and cannabis products and the Company will produce certain cannabis products for the laboratory as “White Label Products”. All parties to the arrangement agree they will work in good faith to meet any production demands as determined by the market. Each party will be responsible for all costs of maintaining its respective license and / or production equipment. Based on the terms of the arrangement, the Company will operate as a principal in the white label product production and will recognize any revenue to the end customers on a gross basis. There is no implied joint venture in the agreement nor any production minimums.

Pure SL LLC Lease Amendment

On February 14, 2022, the Company received notice of a CPI increase effective March 1, 2022, on its San Luis Obispo, CA facility. Concurrent with this revision, the remaining annual rental payments under the lease increased approximately $12,600 to a total of approximately $214,300 and the Company will also continue to pay a portion of common-area and pass-through expenses.

Acquisition of Additional Interests in Sapphire Enterprises, LLC (Equity and Note Receivable)

On October 26, 2021, MXY Holdings and certain owners of the subsidiary, Sapphire, signed a binding term sheet to formalize the acquisition of an additional 33.075% ownership of Sapphire and satisfaction of the Note payable between one member and Sapphire.

F-56

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Effective February 28, 2022, the Company, through its subsidiary MXY License Holdings, executed an Assignment and Assumption of Membership Interests amongst certain Sapphire members, thereby assigning an additional 33.075% equity stake to the Company’s Sapphire Investment (Note 4), increasing the investment in Sapphire by $37,971. The step acquisition increased the Company’s ownership to a total of 3,713,750 Series A member units, equating to an 84.075% ownership and the Company maintaining control. The Company continues to be exposed to variable returns, as it assumes responsibility for all present and future liabilities and operating deficits of this acquired entity.

The allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the acquisition date, is as follows:

Assets
Cash	$85,346
Accounts receivable related party	140,357
Prepaids and other current assets	229,546
Inventories	924,409
Property and equipment, net	469,741
Operating lease right-of-use assets	53,155
Intangible assets, net	1,163,555
Total assets acquired	3,066,109
Liabilities
Accounts payable and accrued expenses	(361,353)
Operating lease liabilities	(42,391)
Notes payable	(2,547,563)
Total liabilities assumed	(2,951,307)
Total net assets	114,802
Less 51% controlling interest owned	58,549
Less non-controlling interest remaining (15.925%)	18,282
Total net assets proportionally acquired (33.075%)	$37,971

The Company recorded an additional equity investment in Sapphire of $37,971 from the incremental business combination and represents the proportional excess fair value of the net assets acquired over the consideration exchanged.

In addition, via execution of an Assignment of Promissory Note, MXY Holdings became the assignee of the related party note payable. As presented in Note 15, as of December 31, 2021, the Note has a principal balance of $1,183,901 and is accruing interest at 1.0% annually. The principal balance remains unchanged as of the assignment date.

F-57

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Total purchase price of the interest acquisition and note assignment is $1,939,035. The Company exercised the early payment discount option in the closing agreements, thereby paying a total of $1,452,141 on March 28, 2022, and satisfying all purchase obligations of the transaction.

Sapphire Lease Amendment

Effective March 21, 2022, the Company executed a first amendment to the lease agreement of the Sacramento grow facility. The amendment extends the lease for an additional five years with a new expiration date of April 30, 2027. Annual rental payments under the lease amendment total approximately $1,257,670 and the Company will also pay a portion of common-area and pass-through expenses over the life of the lease renewal, as well as an additional $36,240 security deposit upon execution of the lease amendment.

Settlement Agreement with Vendor

On April 1, 2022, a vendor filed a complaint with the Los Angeles County Superior Court, seeking damages for breach of contract arising from nonpayment of money owed for goods sold, and delivered, to the Company (specifically the subsidiary Pure CA) in the amount of $643,201. The Company did not dispute the open invoices, all of which were included in Accounts payable as of December 31, 2021. During the month of April 2022, the Company made good faith payments of $244,605 against the outstanding invoices and in May 2022, reached a Settlement Agreement in the amount of $300,000 to resolve all outstanding amounts of the complaint, resulting in a $98,596 gain on settlement.

Pure Corona Lease Amendment

In April 2021, the Company began the application process for a commercial cannabis permit in the city of Corona, CA. The goal of the license process is to win a dispensary license to expand the direct to consumer (“D2C”) business line in California. On May 14, 2021, the Company entered a 10-year building lease in Corona, California commencing April 1, 2021, that included an additional 1-year Entitlement period for reduced rent. Annual rental payments under the lease total approximately $2,520,450 and the Company will also pay a portion of common-area and pass-through expenses. As of December 31, 2021, the license process was still not complete and as such, in March 2022, the Company elected to extend the Entitlement period, whereby, the Company is entitled to reduced rent for another 12 months and pushes the 10-year period out one year. The Entitlement periods adds another $36,000 to the total rental payments. In the event the Company terminates the lease at the end of the Entitlement period, the Company will be obligated for an additional $5,000 for each month of the overall Entitlement period, which is now 24 months.

MXY Holdings Lease Options

In April 2022, the Company exercised the first five-year renewal option for each of its four leases at the corporate headquarters in Long Beach, CA. The existing leases expire July 31, 2022, and with the respective option exercises, the new terms will commence August 1, 2022. Annual rental payments under the combined lease options total approximately $1,499,000 and the Company will also pay a portion of common-area and pass-through expenses.

F-58

MXY HOLDINGS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Strategic Alliance with Organic Remedies (Anacapa MO, LLC)

Furthering its expansion efforts, the Company, through its subsidiary Anacapa MO, LLC (“Anacapa MO”) entered into a five-year Strategic Alliance Agreement with a current Missouri licensee (“the Licensee”) on June 1, 2022. Utilizing the expertise of the Company, the Licensee will be responsible for developing, commercializing, and monetizing cannabis genetics through the sale of products using the Company’s name. In exchange for consulting services, the Company earns monthly royalty fees based on 5% of gross revenue of the Licensee.

Amendments of Sapphire Notes Payable

To consolidate obligations and to address the expired note agreements (Note 15), both of Sapphire’s related party Notes payable, one of which previously eliminated upon consolidation, were amended effective February 28, 2022, with the “Consolidated, Amended and Completely Restated Secured Promissory Note and Loan Agreement” between Sapphire Enterprises, LLC and MXY Holdings, Inc. The outstanding amounts as of the effective date, both principal and interest, were combined into a new “Secured Note”, with a new principal balance of $2,547,563. The interest rate is fixed at 5% and payable quarterly unless otherwise agreed. Interest incurred is recorded as interest expense on the consolidated statements of operations. All amounts eliminate upon consolidation. Repayment of the promissory note, and any accrued interest, is due two-years after the effective date.

Indemnification Escrow Payouts

In conjunction with the sale of the business venture investments PurePenn and PLC (see Note 5 and Note 10), two indemnification escrow accounts were established by Trulieve – one for PurePenn in the amount of $1,200,00 and one for PLC in the amount of $1,000,000. In June 2022, the Company received notice that $898,500 and $998,500, respectively, from the escrow accounts was released and is to be paid to the various investors, including the Company. After escrow fees, all that remains is $300,000 still held in the PurePenn escrow account pending further litigation matters. The Company’s portion of the payouts is $154,362 and $316,025 respectively, payable in cash.

F-59

EXHIBITS

Index to Exhibits

Item 17 Number	Exhibit
2.1	Certificate of Incorporation
2.2	Bylaws
3.1	Stockholders’ Agreement
4.1	Form of Subscription Agreement
6.1	Equity Incentive Plan
9.1	Letter re: Change of Accountant from Marcum LLP
9.2	Letter re: Change of Accountant from Macias Gini & O’Connell LLP
11.1	Consent of Macias Gini & O’Connell LLP
11.2	Consent of Green Growth CPAs
12.1	Opinion of Fox Rothschild LLP
15.1	FINRA No Action Letter

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Beach, California on September 9, 2022.

MXY Holdings Inc.

By:	/s/ Jordan Lams
Name:	Jordan Lams
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Jordan Lams
Name:	Jordan Lams
Title:	Chief Executive Officer and Director
Date:	September 9, 2022

By:	/s/ Brett Carman
Name:	Brett Carman
Title:	Chief Financial Officer and Principal Accounting Officer
Date:	September 9, 2022

By:	/s/ Kevin Marrone
Name:	Kevin Marrone
Title:	Director
Date:	September 9, 2022

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